                                                                  Exhibit 10.2

================================================================================



                                  $220,000,000

                                CREDIT AGREEMENT

                                      AMONG

 CAPITAL ENVIRONMENTAL RESOURCE INC./RESSOURCES ENVIRONNEMENTALES CAPITAL INC.,

                              WASTE SERVICES, INC.,

                                  AS BORROWER,

                               THE SEVERAL LENDERS
                        FROM TIME TO TIME PARTIES HERETO,

                              LEHMAN BROTHERS INC.,

                                   AS ARRANGER

                          LEHMAN COMMERCIAL PAPER INC.,
                              AS SYNDICATION AGENT


                                       AND

                          LEHMAN COMMERCIAL PAPER INC.,
                             AS ADMINISTRATIVE AGENT


                          DATED AS OF DECEMBER 31, 2003
================================================================================

                                TABLE OF CONTENTS



                                                                                                               Page
                                                                                                               ----
SECTION 1. DEFINITIONS............................................................................................1

         1.1      Defined Terms...................................................................................1
         1.2      Other Definitional Provisions..................................................................24

SECTION 2. AMOUNT AND TERMS OF COMMITMENTS.......................................................................24

         2.1      Term Loan Commitments..........................................................................24
         2.2      Procedure for Term Loan Borrowing..............................................................25
         2.3      Repayment of Term Loans........................................................................25
         2.4      Revolving Credit Commitments...................................................................25
         2.5      Procedure for Revolving Credit Borrowing.......................................................25
         2.6      Swing Line Commitment..........................................................................26
         2.7      Procedure for Swing Line Borrowing; Refunding of Swing Line Loans..............................26
         2.8      Repayment of Loans; Evidence of Debt...........................................................28
         2.9      Commitment Fees, etc...........................................................................29
         2.10     Termination or Reduction of Revolving Credit Commitments.......................................29
         2.11     Optional Prepayments...........................................................................29
         2.12     Mandatory Prepayments and Commitment Reductions................................................30
         2.13     Interest Rates and Payment Dates...............................................................31
         2.14     Computation of Interest and Fees...............................................................31
         2.15     Pro Rata Treatment and Payments................................................................31
         2.16     Requirements of Law............................................................................33
         2.17     Taxes..........................................................................................33
         2.18     Indemnity......................................................................................36
         2.19     Change of Lending Office.......................................................................36
         2.20     Extension of Maturity Date.....................................................................36

SECTION 3. LETTERS OF CREDIT.....................................................................................36

         3.1      L/C Commitment.................................................................................36
         3.2      Procedure for Issuance of Letter of Credit.....................................................37
         3.3      Fees and Other Charges.........................................................................38
         3.4      L/C Participations.............................................................................38
         3.5      Reimbursement Obligation of the Borrower.......................................................39
         3.6      Obligations Absolute...........................................................................40
         3.7      Letter of Credit Payments......................................................................40
         3.8      Applications...................................................................................40
         3.9      Determination of Exchange Rate.................................................................40

SECTION 4. REPRESENTATIONS AND WARRANTIES........................................................................40

         4.1      Financial Condition............................................................................41
         4.2      No Change......................................................................................42


         4.3      Corporate Existence; Compliance with Law.......................................................42
         4.4      Corporate Power; Authorization; Enforceable Obligations........................................42
         4.5      No Legal Bar...................................................................................43
         4.6      No Material Litigation.........................................................................43
         4.7      No Default.....................................................................................43
         4.8      Ownership of Property; Liens...................................................................43
         4.9      Intellectual Property..........................................................................43
         4.10     Taxes..........................................................................................44
         4.11     Federal Regulations............................................................................44
         4.12     Labor Matters..................................................................................44
         4.13     Pensions and Benefit Plans.....................................................................44
         4.14     Investment Company Act; Other Regulations......................................................45
         4.15     Subsidiaries...................................................................................45
         4.16     Use of Proceeds................................................................................46
         4.17     Environmental Matters..........................................................................46
         4.18     Accuracy of Information, etc...................................................................47
         4.19     Security Documents.............................................................................47
         4.20     Solvency.......................................................................................48
         4.21     Regulation H...................................................................................48
         4.22     Insurance......................................................................................48
         4.23     Acquisition Documentation......................................................................48
         4.24     Real Estate....................................................................................49
         4.25     Inactive Subsidiaries..........................................................................49
         4.26     Kelso Preferred Stock..........................................................................49

SECTION 5. CONDITIONS PRECEDENT..................................................................................49

         5.1      Conditions to Initial Extension of Credit......................................................49
         5.2      Conditions to Each Extension of Credit.........................................................55
         5.3      Conditions to the Funding of Term Loans on the Second Acquisition Closing Date.................56

SECTION 6. AFFIRMATIVE COVENANTS.................................................................................56

         6.1      Financial Statements...........................................................................56
         6.2      Certificates; Other Information................................................................57
         6.3      Payment of Obligations.........................................................................59
         6.4      Conduct of Business and Maintenance of Existence, etc..........................................59
         6.5      Maintenance of Property; Insurance.............................................................59
         6.6      Inspection of Property; Books and Records; Discussions.........................................59
         6.7      Notices........................................................................................60
         6.8      Environmental Laws.............................................................................60
         6.9      [INTENTIONALLY OMITTED]........................................................................61
         6.10     Additional Collateral, etc.....................................................................61
         6.11     Use of Proceeds................................................................................63
         6.12     Pension and Benefits Plans.....................................................................63
         6.13     Further Assurances.............................................................................64



         6.14     Post Closing Obligations.......................................................................64

SECTION 7. NEGATIVE COVENANTS....................................................................................67

         7.1      Financial Condition Covenants..................................................................67
         7.2      Limitation on Indebtedness.....................................................................68
         7.3      Limitation on Liens............................................................................68
         7.4      Limitation on Fundamental Changes..............................................................70
         7.5      Limitation on Disposition of Property..........................................................70
         7.6      Limitation on Restricted Payments..............................................................71
         7.7      Limitation on Capital Expenditures.............................................................72
         7.8      Limitation on Investments......................................................................72
         7.9      Limitation on Optional Payments and Modifications of Debt Instruments and Other Agreements.....73
         7.10     Limitation on Transactions with Affiliates.....................................................74
         7.11     Limitation on Sales and Leasebacks.............................................................74
         7.12     Limitation on Changes in Fiscal Periods........................................................74
         7.13     Limitation on Negative Pledge Clauses..........................................................74
         7.14     Limitation on Restrictions on Subsidiary Distributions.........................................74
         7.15     Limitation on Lines of Business................................................................75
         7.16     Limitation on Amendments to Acquisition Documentation..........................................75
         7.17     Limitation on Hedge Agreements.................................................................75
         7.18     Limitation on Performance Bonds................................................................75

SECTION 8. EVENTS OF DEFAULT.....................................................................................75


SECTION 9. THE AGENTS; THE ARRANGER..............................................................................79

         9.1      Appointment....................................................................................79
         9.2      Delegation of Duties...........................................................................80
         9.3      Exculpatory Provisions.........................................................................80
         9.4      Reliance by Agents.............................................................................80
         9.5      Notice of Default..............................................................................81
         9.6      Non-Reliance on the Arranger, the Agents and Other Lenders.....................................81
         9.7      Indemnification................................................................................81
         9.8      Arranger and Agent in their Individual Capacities..............................................82
         9.9      Successor Administrative Agent.................................................................82
         9.10     Authorization to Release Liens and Guarantees..................................................83
         9.11     The Arranger; the Syndication Agent............................................................83
         9.12     Withholding Tax................................................................................83

SECTION 10. MISCELLANEOUS........................................................................................83

         10.1     Amendments and Waivers.........................................................................83
         10.2     Notices........................................................................................85
         10.3     No Waiver; Cumulative Remedies.................................................................87
         10.4     Survival of Representations and Warranties.....................................................87



         10.5     Payment of Expenses............................................................................87
         10.6     Successors and Assigns; Participations and Assignments.........................................88
         10.7     Adjustments; Set-off...........................................................................92
         10.8     Counterparts...................................................................................92
         10.9     Severability...................................................................................92
         10.10    Integration....................................................................................92
         10.11    GOVERNING LAW..................................................................................93
         10.12    Submission To Jurisdiction; Waivers............................................................93
         10.13    Acknowledgments................................................................................93
         10.14    Confidentiality................................................................................94
         10.15    Release of Collateral and Guarantee Obligations................................................94
         10.16    Accounting Changes.............................................................................95
         10.17    Delivery of Lender Addenda.....................................................................96
         10.18    WAIVERS OF JURY TRIAL..........................................................................96
         10.19    Subordination of Intercompany Indebtedness.....................................................96
         10.20    Judgment Currency..............................................................................96


A        Pricing Grid


SCHEDULES:

1.1      Cash Collateralized Letters of Credit
4.4      Consents, Authorizations, Filings and Notices
4.6      Material Litigation
4.10     Taxes
4.15(a)  Subsidiaries
4.15(b)  Agreements Related to Capital Stock
4.17     Environmental Matters
4.19     Filing Jurisdictions under Personal Property Security Legislation
4.23     Acquisition Documentation
4.24     Owned and Leased Property; Mortgaged Properties
5.1(b)   Remaining Allied Assets
5.1(k)   Environmental Assessments
6.8(c)   Environmental Reports
7.2(d)   Existing Indebtedness
7.3(f)   Existing Liens
7.10     Transactions with Affiliates

EXHIBITS:

A-1      Form of Guarantee and Collateral Agreement
A-2      Form of Canadian Guarantee and Collateral Agreement
B        Form of Compliance Certificate
C        Form of Closing Certificate
D-1      Form of U.S. Mortgage
D-2      Form of Canadian Mortgage
E        Form of Assignment and Acceptance
F-1      Form of Legal Opinion of Shearman & Sterling LLP
F-2      Form of Legal Opinion of Blake, Cassels & Graydon LLP
G-1      Form of Term Note
G-2      Form of Revolving Credit Note
G-3      Form of Swing Line Note
H        Form of Exemption Certificate
I        Form of Lender Addendum
J        Form of Borrowing Notice
K        Form of Escrow Agreement

96

                  CREDIT AGREEMENT, dated as of December 31, 2003 , among CAPITAL ENVIRONMENTAL RESOURCE INC./RESSOURCES ENVIRONNEMENTALES CAPITAL INC. an Ontario corporation ("CERI"), WASTE SERVICES, INC., a Delaware corporation (the "BORROWER"), the several banks and other financial institutions or entities from time to time parties to this Agreement (the "LENDERS"), LEHMAN BROTHERS INC., as exclusive advisor, sole lead arranger and sole bookrunner (in such capacity, the "ARRANGER"), LEHMAN COMMERCIAL PAPER INC., as syndication agent (in such capacity, the "SYNDICATION AGENT"), and LEHMAN COMMERCIAL PAPER INC., as administrative agent (in such capacity, the "ADMINISTRATIVE AGENT").

                              W I T N E S S E T H:
                              - - - - - - - - - -

                  WHEREAS, pursuant to the Acquisition Agreement (as defined below), the Borrower has agreed to acquire certain collection and hauling operations, transfer stations, landfills and recycling facilities owned by Allied Waste Industries, Inc., a Delaware corporation (the "SELLER") and certain affiliates thereof;

                  WHEREAS, the Borrower has requested that the Lenders make credit facilities available to the Borrower in order to finance the Acquisition (as defined below), refinance the Existing Credit Facility (as defined below) and for the other purposes set forth herein;

                  WHEREAS, the Lenders are willing to make such credit facilities available upon and subject to the terms and conditions hereinafter set forth;

                  NOW, THEREFORE, in consideration of the premises and the agreements hereinafter set forth, the parties hereto hereby agree as follows:

                             SECTION 1. DEFINITIONS

                  1.1 DEFINED TERMS. As used in this Agreement, the terms listed in this Section 1.1 shall have the respective meanings set forth in this Section 1.1.

                  "ACQUISITION":  as defined in Section 5.1.

                  "ACQUISITION AGREEMENT": the Asset Purchase Agreement, dated as of November 13, 2003, by and among the Borrower, certain of its Subsidiaries named therein, the Seller and certain of its affiliates named therein, as the same may be amended, supplemented, replaced or otherwise modified from time to time in accordance with this Agreement.

                  "ACQUISITION DOCUMENTATION":  as defined in Section 4.23.

                  "ADMINISTRATIVE AGENT":  as defined in the preamble hereto.

                  "AFFILIATE": as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

                  "AGENTS": the collective reference to the Syndication Agent and the Administrative Agent.

                  "AGGREGATE EXPOSURE": with respect to any Lender at any time, an amount equal to (a) until the Closing Date, the aggregate amount of such Lender's Commitments at such time and (b) thereafter, the sum of (i) the aggregate then unpaid principal amount of such Lender's Term Loans plus any unfunded, unexpired and unterminated Tranche B Term Loan Commitment of such Lender at such time and (ii) the amount of such Lender's Revolving Credit Commitment then in effect or, if the Revolving Credit Commitments have been terminated, the amount of such Lender's Revolving Extensions of Credit then outstanding.

                  "AGGREGATE EXPOSURE PERCENTAGE": with respect to any Lender at any time, the ratio (expressed as a percentage) of such Lender's Aggregate Exposure at such time to the sum of the Aggregate Exposures of all Lenders at such time.

                  "AGREEMENT": this Credit Agreement, as amended, supplemented, replaced or otherwise modified from time to time.

                  "ALLIED BUSINESS": the collection and hauling operations, transfer stations, landfills and recycling facilities owned by Seller and its Subsidiaries which are being purchased by the Borrower and its Subsidiaries pursuant to the Acquisition Agreement.

                  "APPLICATION": an application, in such form as the relevant Issuing Lender may specify from time to time, requesting such Issuing Lender to issue a Letter of Credit.

                  "ARIZONA ACQUISITIONS": (1) the purchase by Waste Services of Arizona, Inc. and CERI of the solid waste collection and portable toilet business of Complete Waste Services, Inc., operating in and around the greater Phoenix, Arizona, metropolitan area and substantially all of the assets of Complete Waste Services, Inc., used in the conduct of such business, (2) the purchase by Waste Services of Arizona, Inc. from Horizon Waste Services of Arizona, Inc., of the solid waste collection business it owns and operates in and around the greater Phoenix, Arizona, metropolitan area as a going concern and substantially all of the assets of Horizon Waste Services of Arizona, Inc., used in the conduct of such business and (3) the purchase by Waste Services of Arizona, Inc., of substantially all of the assets of Arizona Waste Services, Inc., used in its solid waste collection and portable toilet business operating in and around the greater Phoenix, Arizona, metropolitan area, in each case, on substantially the terms and conditions contemplated by the respective Arizona Acquisition Agreements.

                  "ARIZONA ACQUISITION AGREEMENTS": collectively, the (1) Asset Purchase Agreement by and among Complete Waste Services, Inc. and Christopher Holly, Waste Services of Arizona, Inc. and CERI to be entered into in substantially the substance and form of the certain draft with the document footer "1418130.7", (2) Asset Purchase Agreement by and among Horizon Waste Services of Arizona, Inc., Horizon Waste Services, Inc., Waste Services of Arizona, Inc. and CERI to be entered into in substantially the substance and form of the draft dated December 17, 2003 and (3) Letter Re: Proposed Acquisition of Assets of Arizona Waste

Services, Inc. from Waste Services of Arizona, Inc. to David W. Slager to be entered into in substantially the substance and form of the draft dated December 22, 2003.

                  "ARIZONA SALE AND LEASEBACK": the sale and leaseback of the transfer station located at Mountain Road/Pecos Road, Maricopa County, Arizona, for an aggregate amount not to exceed $500,000 and on other terms and conditions reasonably satisfactory to the Administrative Agent.

                  "ARRANGER": as defined in the preamble hereto.

                  "ASSET SALE": any Disposition of Property or series of related Dispositions of Property (excluding any such Disposition permitted by clause
(a), (b), (c), (d) or (f) of Section 7.5) which yields gross proceeds to any Group Member (valued at the initial principal amount thereof in the case of non-cash proceeds consisting of notes or other debt securities and valued at fair market value in the case of other non-cash proceeds) in excess of $500,000.

                  "ASSIGNEE": as defined in Section 10.6(c).

                  "ASSIGNMENT AND ACCEPTANCE": as defined in Section 10.6(c).

                  "ASSIGNOR": as defined in Section 10.6(c).

                  "AVAILABLE REVOLVING CREDIT COMMITMENT": with respect to any Revolving Credit Lender at any time, an amount equal to the excess, if any, of
(a) such Lender's Revolving Credit Commitment then in effect OVER (b) such Lender's Revolving Extensions of Credit then outstanding; PROVIDED, that in calculating any Lender's Revolving Extensions of Credit for the purpose of determining such Lender's (other than the Swing Line Lender's) Available Revolving Credit Commitment pursuant to Section 2.9(a), the aggregate principal amount of Swing Line Loans then outstanding shall be deemed to be zero.

                  "BENEFITED LENDER": as defined in Section 10.7.

                  "BOARD": the Board of Governors of the Federal Reserve System of the United States of America (or any successor).

                  "BORROWER": as defined in the preamble hereto.

                  "BORROWING DATE": any Business Day specified by the Borrower as a date on which the Borrower requests the relevant Lenders to make Loans hereunder.

                  "BORROWING NOTICE": with respect to any request for borrowing of Loans hereunder, a notice from the Borrower, substantially in the form of, and containing the information prescribed by, Exhibit J, delivered to the Administrative Agent.

                  "BUSINESS DAY": a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

                  "CALCULATION DATE": with respect to each Foreign L/C, during the period that such Foreign L/C is outstanding (or the Reimbursement Obligation in connection therewith has not been fully satisfied) (i) the last Business Day of a fiscal month of the Borrower, (ii) the date on which such Letter of Credit is issued or renewed by the Issuing Lender, (iii) the date on which any draft presented under such Letter of Credit is paid by the Issuing Lender, (iv) each L/C Fee Payment Date (immediately prior to the payment of any fees due on such date), (v) the date on which the Obligations are accelerated pursuant to Section 8, (vi) such other dates as the Borrower may reasonably request from time to time, and (vii) such other dates as the Issuing Lender or the Administrative Agent may select from time to time in their sole discretion.

                  "CANADIAN BENEFIT PLANS": all material employee benefit plans maintained or contributed to by any Group Member that are not Canadian Pension Plans including, without limitation, all profit sharing, savings, supplemental retirement, retiring allowance, severance, pension, deferred compensation, welfare, bonus, incentive compensation, phantom stock, supplementary unemployment benefit plans or arrangements and all material life, health, dental and disability plans and arrangements in which the employees or former employees of any Group Member employed in Canada participate or are eligible to participate, but excluding all stock option or stock purchase plans.

                  "CANADIAN DOLLARS and CDN. $": lawful currency of Canada.

                  "CANADIAN GUARANTEE AND COLLATERAL AGREEMENT": the Canadian Guarantee and Collateral Agreement to be executed by CERI and each Canadian Subsidiary Guarantor, substantially in the form of Exhibit A-2, as the same may be amended, supplemented, replaced or otherwise modified from time to time.

                  "CANADIAN PENSION PLANS": any plan which is considered to be a pension plan for the purposes of any applicable pension benefits standards statute and/or regulation in Canada established, maintained or contributed to by any Group Member, their respective employees or former employees.

                  "CANADIAN SUBSIDIARIES": Ram-Pak Compaction Systems Ltd, a corporation organized under the laws of Canada, 6045341 Canada Inc., a corporation organized under the laws of Canada and each other direct Subsidiary of CERI organized under the laws of Canada or any province thereof.

                  "CANADIAN SUBSIDIARY GUARANTOR": each Canadian Subsidiary until the Migration.

                  "CAPITAL EXPENDITURES": for any period, with respect to any Person, the aggregate of all expenditures by such Person for the acquisition or leasing (pursuant to a capital lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) to the extent required to be capitalized under GAAP on a balance sheet of such Person.

                  "CAPITAL HOLDINGS COMPANY": Capital Environmental Holdings Company, a Nova Scotia unlimited liability company.

                  "CAPITAL LEASE OBLIGATIONS": with respect to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP; and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

                  "CAPITAL STOCK": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

                  "CASH EQUIVALENTS": (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States of America or issued by any agency thereof and backed by the full faith and credit of the United States of America or Canada or any agency, state, province or territory thereof, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits or overnight bank deposits having maturities of six months or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or is a bank listed in Schedule I of the Bank Act (Canada) and having combined capital and surplus of not less than $500,000,000; (c) commercial paper of an issuer rated at least A-2 by Standard & Poor's Ratings Services ("S&P") or P-2 by Moody's Investors Service, Inc. ("MOODY'S") or R-1 by Dominion Bond Rating Service Limited ("DBRS") or carrying an equivalent rating by a nationally recognized rating agency, if all of the three named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within six months from the date of acquisition; (d) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days with respect to securities issued or fully guaranteed or insured by the United States of America or the Government of Canada; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, province, commonwealth or territory of the United States of America or Canada, by any political subdivision or taxing authority of any such state, province, commonwealth or territory or by any foreign government, the securities of which state, province, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P, A by Moody's, or A by DBRS; (f) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition; and (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

                  "CERI BOARD RECONSTITUTION": the reconstitution of the board of directors of CERI to the extent necessary to comply with the applicable rules and regulations of the Securities and Exchange Commission or any securities exchange or quotation system on which its securities trade.

                  "CHANGE OF CONTROL": the occurrence of any of the following events: (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), excluding the Existing Investors and the Borrower (solely as a result of the Migration), shall become, or obtain rights (whether by means or warrants, options or otherwise) to become, the "beneficial owner" (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange
Act), directly or indirectly, of more than 30% of the outstanding common stock of CERI; (b) during any period of 12 consecutive months the board of directors of CERI shall cease to consist of a majority of Continuing Directors at any time prior to the Migration, (c) at any time after the Migration, any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), excluding the Existing Investors, shall become, or obtain rights (whether by means or warrants, options or otherwise) to become, the "beneficial owner" (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of more than 30% of the outstanding common stock of the Borrower; (d) during any period of 12 consecutive months, at any time after the Migration, the board of directors of the Borrower shall cease to consist of a majority of Continuing Directors; or
(e) any Specified Change of Control unless the holders of the Kelso Preferred Stock have waived all required redemption of the Kelso Preferred Stock arising from such Specified Change of Control. Notwithstanding the foregoing (i) the Migration and each of the transactions and corporate actions contemplated thereby and (ii) the CERI Board Reconstitution shall not constitute, or be deemed to result in, a Change of Control.

                  "CLOSING DATE": the date on which the conditions precedent set forth in Section 5.1 shall have been satisfied.

                  "CODE": the Internal Revenue Code of 1986, as amended from time to time.

                  "COLLATERAL": all Property of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document.

                  "COMMITMENT": with respect to any Lender, the sum of the Tranche B Term Loan Commitment and the Revolving Credit Commitment of such Lender.

                  "COMMITMENT FEE RATE": 1/2 of 1% per annum.

                  "COMMONLY CONTROLLED ENTITY": an entity, whether or not incorporated, that is under common control with the Borrower within the meaning of Section 4001(b)(1) of ERISA or is part of a group that includes the Borrower and that is treated as a single employer under Section 414(b) or 414(c) of the Code or, solely for purposes of Section 412 of the Code to the extent required by such section, Section 414(m) or 414(o) of the Code.

                  "COMPLIANCE CERTIFICATE": a certificate duly executed by a Responsible Officer, substantially in the form of Exhibit B.

                  "CONSOLIDATED EBITDA": of any Person for any period, Consolidated Net Income of such Person and its Subsidiaries for such period PLUS, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (a) income tax expense, (b) total cash interest expense of such Person and its Subsidiaries, amortization or write-off of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness, (c) depreciation and amortization expense, (d) amortization of intangibles (including, but not limited to, goodwill) and organization costs, (e) any extraordinary, unusual or non-recurring expenses or losses (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, losses on sales of assets outside of the ordinary course of business) and (f) any other non-cash charges and expenses (including any losses attributable to fluctuations in foreign currency exchange rates), (g) one-time charges and expenses (including costs, fees and expenses in connection with the Migration not to exceed $1,000,000), (h) one-time severance charges, not to exceed $200,000, (i) integration costs in connection with the Acquisition not to exceed $1,000,000, and (j) to the extent not constituting cash interest expense, all expenses attributable to dividends and accruals in respect of preferred stock (including the Kelso Preferred Stock), and MINUS, to the extent included in the statement of such Consolidated Net Income for such period, the sum of (a) interest income (except to the extent deducted in determining total cash interest expense), (b) any extraordinary, unusual or non-recurring income or gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, gains on the sales of assets outside of the ordinary course of business) and (c) any other non-cash income (including any gains attributable to fluctuations in foreign currency exchange rates), all as determined on a consolidated basis; PROVIDED that, for purposes of calculating Consolidated EBITDA of CERI and its Subsidiaries for any period, (i) the Consolidated EBITDA of any business unit acquired by CERI or its Subsidiaries during such period shall be included on a pro forma basis for such period (assuming for purposes of the calculation of Consolidated EBITDA the consummation of such acquisition occurred on the first day of such period) if the consolidated balance sheet of such acquired business unit as at the end of the period preceding the acquisition of such business unit and the related consolidated statements of income and stockholders' equity and of cash flows (or, if no such balance sheet or statements of income and stockholder's equity and of cash flows is available, such other financial information satisfactory to the Administrative Agent) for the period in respect of which Consolidated EBITDA is to be calculated (x) have been previously provided to the Administrative Agent and the Lenders and (y) either (1) have been reported on without a qualification arising out of the scope of the audit by independent certified public accountants of nationally recognized standing or (2) have been found acceptable by the Administrative Agent and (ii) the Consolidated EBITDA of any business unit Disposed of by CERI or its Subsidiaries during such period shall be excluded for such period (assuming for purposes of the calculation of Consolidated EBITDA the consummation of such Disposition occurred on the first day of such period); and PROVIDED, further, that the Consolidated EBITDA of CERI and its Subsidiaries for the fiscal quarter ending June 30, 2003, shall be conclusively deemed to be equal to $10,700,000 the Consolidated EBITDA of CERI and its Subsidiaries for the fiscal quarter ending September 30, 2003, shall be conclusively deemed to be equal to $10,100,000 and the Consolidated EBITDA of CERI and its Subsidiaries for the fiscal quarter ending December 31, 2003, shall be conclusively deemed to be equal to $9,300,000.

                  "CONSOLIDATED INTEREST COVERAGE RATIO": for any period, the ratio of (a) Consolidated EBITDA of CERI and its Subsidiaries for such period to
(b) Consolidated Interest Expense of CERI and its Subsidiaries for such period.

                  "CONSOLIDATED INTEREST EXPENSE": of any Person for any period, total cash interest expense (including that attributable to Capital Lease Obligations) of such Person and its Subsidiaries for such period with respect to all outstanding Indebtedness of such Person and its Subsidiaries (including, without limitation, all commissions, discounts and other fees and charges owed by such Person with respect to letters of credit and bankers' acceptance financing and net costs of such Person under Hedge Agreements in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP); PROVIDED that Consolidated Interest Expense of CERI and its Subsidiaries for each of the fiscal quarters ending June 30, 2003, September 30, 2003 and December 31, 2003 shall be conclusively deemed to be equal to $4,600,000; and PROVIDED, further, that cash interest expense with respect to fees payable in connection with the Existing Letters of Credit shall be calculated on the basis of when such fee is earned.

                  "CONSOLIDATED LEVERAGE RATIO": as at the last day of any period of four consecutive fiscal quarters of CERI, the ratio of (a) Consolidated Total Debt on such day to (b) Consolidated EBITDA of CERI and its Subsidiaries for such period.

                  "CONSOLIDATED NET INCOME": of any Person for any period, the consolidated net income (or loss) of such Person and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; PROVIDED, that in calculating Consolidated Net Income of CERI and its consolidated Subsidiaries for any period, there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of CERI or is merged into or consolidated with CERI or any of its Subsidiaries, (b) the income (or deficit) of any Person (other than a Subsidiary of CERI) in which CERI or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by CERI or such Subsidiary in the form of dividends or similar distributions and (c) the undistributed earnings of any Subsidiary of CERI to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any Contractual Obligation (other than under any Loan Document) or Requirement of Law applicable to such Subsidiary.

                  "CONSOLIDATED TOTAL DEBT": at any date, the aggregate principal amount of all Indebtedness of CERI and its Subsidiaries at such date that would be classified as a liability on the consolidated balance sheet of CERI and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

                  "CONTINUING DIRECTORS": (a) with respect to CERI, the directors of CERI on the Closing Date and on the date of the CERI Board Reconstitution, and each other director of CERI, if, in each case, such other director's nomination for election to the board of directors of CERI is recommended by at least a majority of the then Continuing Directors, or such other director receives the vote of the Existing Investors in his or her election by the shareholders of CERI, or such other director is appointed or elected, or such Director's appointment was approved, in each case by the Kelso Investors and (b) with respect to the Borrower, the directors of the Borrower, immediately after giving effect to the Migration and each other director of the Borrower, if, in each case, such other director's nomination for election to the board of directors of CERI is recommended by at least a majority of the then Continuing Directors, or such other director receives the vote of the Existing Investors in his or her election by the shareholders of the Borrower or such other director is appointed or elected, or such Director's appointment was approved, in each case by the Kelso Investors.

                  "CONTRACTUAL OBLIGATION": with respect to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its Property is bound.

                  "CONTROL INVESTMENT AFFILIATE": with respect to any Person, any other Person that (a) directly or indirectly, is in control of, is controlled by, or is under common control with, such Person and (b) is organized by such Person or the manager, advisor or administrator of such Person primarily for the purpose of making equity or debt investments in one or more companies. For purposes of this definition, "control" of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

                  "DEFAULT": any of the events specified in Section 8, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

                  "DERIVATIVES COUNTERPARTY": as defined in Section 7.6.

                  "DISPOSITION": with respect to any Property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof; and the terms "DISPOSE" and "DISPOSED OF" shall have correlative meanings.

                  "DOLLARS" and "$": lawful currency of the United States of America.

                  "DOLLAR EQUIVALENT": at any time, (a) as to any amount denominated in Dollars, the amount thereof at such time, and (b) as to any amount denominated in Canadian Dollars, the equivalent amount in Dollars as determined on the basis of the Exchange Rate for the purchase of Dollars with Canadian Dollars as of the most recent Calculation Date.

                  "DOMESTIC L/C": a Letter of Credit denominated in Dollars.

                  "DOMESTIC SUBSIDIARY": any Subsidiary of the Borrower organized under the laws of any jurisdiction within the United States of America.

                  "ENVIRONMENTAL LAWS": any and all laws, rules, orders, regulations, statutes, ordinances, codes, decrees, or other legally enforceable requirements (including, without limitation, common law) of any international authority, foreign government, the United States of America, Canada or any state, provincial, territorial, local, municipal or other governmental authority, regulating, relating to or imposing liability or standards of conduct concerning protection of the environment or of human health, or employee health and safety, as has been, is now, or hereafter becomes, in effect.

                  "ENVIRONMENTAL PERMITS": any and all permits, licenses, approvals, registrations, notifications, exemptions and other authorizations required under any applicable Environmental Law.

                  "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "ESCROW AGREEMENT": the Escrow Agreement, dated as of December 31, 2003, among CERI, the Borrower, the Administrative Agent, and Lehman Commercial Paper Inc., as escrow agent, in the form attached as Exhibit K.

                  "EVENT OF DEFAULT": any of the events specified in Section 8, PROVIDED that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

                  "EXCHANGE RATE": on any day, with respect to Canadian Dollars, the spot rate at which Dollars are offered on such day by the Issuing Lender in New York, New York (or such other location selected by the Issuing Lender) for Canadian Dollars.

                  "EXCHANGEABLE SHARES": equity securities issued by CERI to certain of its security holders in connection with the Migration that are exchangeable into common stock of the Borrower.

                  "EXCLUDED FOREIGN SUBSIDIARIES": any Foreign Subsidiary in respect of which either (a) the pledge of all of the Capital Stock or any of the assets of such Subsidiary as Collateral or (b) the guaranteeing by such Subsidiary of the Obligations, would, in the good faith judgment of the Borrower, result in adverse tax consequences to the Borrower.

                  "EXCLUDED PROCEEDS": up to $25,000,000 in the aggregate per fiscal year of Net Cash Proceeds received by CERI or the Borrower from the issuance of its Capital Stock (including preferred stock) to, or capital contributions by, any of the Existing Investors to the extent such proceeds are used to make Investments permitted by Section 7.8(h) and (k).

                  "EXCLUDED TAXES": as defined in Section 2.17(a).

                  "EXISTING CREDIT FACILITY": the Credit Agreement, dated as of June 27, 2002, among CERI, Bank of America N.A. (Canada Branch), as administrative agent, and Canadian Imperial Bank of Commerce, as Managing Agent, as such agreement may have been amended, supplemented, replaced or otherwise modified from time to time prior to the date hereof.

                  "EXISTING INVESTORS": the collective reference to Michael DeGroote, the Kelso Investors and each manager, officer and director of CERI who owns Capital Stock of CERI on the Closing Date and their Control Investment Affiliates.

                  "EXISTING LETTERS OF CREDIT": letters of credit issued under the Existing Credit Facility which will be cash collateralized on the Closing Date and which are listed on SCHEDULE 1.1.

                  "EXTENSION FEE": as defined in Section 1(c) of the Fee Letter.

                  "EXTENSION PERIOD": as defined in Section 2.20.

                  "FRS ACQUISITION": the acquisition by the Borrower, through a wholly-owned subsidiary of the Borrower, of all of the outstanding Capital Stock of Florida Recycling Services, Inc., an Illinois corporation.

                  "FACILITY": each of (a) the Tranche B Term Loan Commitments and the Tranche B Term Loans made thereunder (the "TRANCHE B TERM LOAN FACILITY") and (b) the Revolving Credit Commitments and the extensions of credit made thereunder (the "REVOLVING CREDIT FACILITY").

                  "FEDERAL FUNDS EFFECTIVE RATE": for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

                  "FEE LETTER": the Fee Letter dated as of December 30, 2003, among CERI, the Borrower, Lehman Brothers Inc. and Lehman Commercial Paper Inc, as amended, supplemented, replaced or otherwise modified from time to time in accordance with the terms thereof.

                  "FIXED RATE": 9.00%, or such higher rate as may be applicable upon extension of the Maturity Date pursuant to Section 2.20.

                  "FIXED RATE LOAN": Loans which bear interest at the Fixed
Rate.

                  "FOREIGN L/C": a Letter of Credit denominated in Canadian Dollars.

                  "FOREIGN SUBSIDIARY": any Subsidiary of the Borrower that is not a Domestic Subsidiary.

                  "FQ1", "FQ2 ", "FQ3", and "FQ4": when used with a numerical year designation, means the first, second, third or fourth fiscal quarters, respectively, of such fiscal year of the Borrower (e.g., FQ1 2004 means the first fiscal quarter of the Borrower's 2004 fiscal year, which ends March 31,
2004).

                  "FUNDING OFFICE": the office specified from time to time by the Administrative Agent as its funding office by notice to the Borrower and the Lenders.

                  "GAAP": generally accepted accounting principles in the United States of America as in effect from time to time.

                  "GENERAL ACQUISITION": the acquisition by CERI of all of the issued and outstanding capital stock of Earth Resource Management Inc., a wholly owned subsidiary of General Waste Corporation, on substantially the terms and conditions set forth in the letter of intent between CERI and General Waste Corporation, dated as of April 17, 2003.

                  "GOVERNMENTAL AUTHORITY": any nation or government, any state, province, territory or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "GROUP MEMBER": each Loan Party and each of their respective Subsidiaries.

                  "GUARANTEE AND COLLATERAL AGREEMENT": the Guarantee and Collateral Agreement to be executed and delivered by the Borrower and each Subsidiary Guarantor, substantially in the form of Exhibit A-1, as the same may be amended, supplemented, replaced or otherwise modified from time to time.

                  "GUARANTEE OBLIGATION": with respect to any Person (the "GUARANTEEING PERSON"), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit), if to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "PRIMARY OBLIGATIONS") of any other third Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any Property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase Property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; PROVIDED, HOWEVER, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

                  "GUARANTORS": the collective reference to CERI, the Canadian Subsidiary Guarantors and the Subsidiary Guarantors.

                  "HEDGE AGREEMENTS": all interest rate or currency swaps, caps or collar agreements, foreign exchange agreements, commodity contracts or similar arrangements entered into by any Group Member providing for protection against fluctuations in interest rates, currency exchange rates, commodity prices or the exchange of nominal interest obligations, either generally or under specific contingencies.

                  "INACTIVE SUBSIDIARIES": each of CERI, Inc., a Delaware corporation, CERI, L.L.C., a Delaware limited liability company, and Capital Holdings Company, in each case, so long as they meet the requirements of Section 4.25.

                  "INDEBTEDNESS": of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of Property or services (other than trade payables incurred in the ordinary course of such Person's business), (c) all obligations of such Person evidenced by notes, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to Property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such Property), (e) all Capital Lease Obligations or Synthetic Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party or applicant under acceptance, letter of credit, surety bonds (except unmatured reimbursement obligations in respect of surety bonds obtained in the ordinary course of business to secure the performance of obligations that are not Indebtedness pursuant to another clause of this definition) or similar facilities, (g) the liquidation value of all redeemable preferred Capital Stock of such Person, to the extent mandatorily redeemable (upon the occurrence of a contingency or otherwise) in cash on or prior to the date which is one year after the final maturity date of the Loans (other than in connection with change of control events and asset sales to the extent that the terms of such Capital Stock provide that such Person may not repurchase or redeem any such Capital Stock in connection with such change of control or asset sale unless such repurchase or redemption complies with the provisions of this Agreement), (h) all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any Capital Stock of such Person, (i) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (h) above, (j) all obligations of the kind referred to in clauses (a) through (i) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured
by) any Lien on Property (including, without limitation, accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation and (k) for the purposes of Section 8(e) only, all obligations of such Person in respect of Hedge Agreements.

                  "INDEMNIFIED LIABILITIES": as defined in Section 10.5.

                  "INDEMNITEE": as defined in Section 10.5.

                  "INITIAL MATURITY DATE": December 30, 2004.

                  "INSOLVENCY": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

                  "INSOLVENT": pertaining to a condition of Insolvency.

                  "INTELLECTUAL PROPERTY": the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States of America, Canada, state, provincial, territorial, multinational or foreign laws or otherwise, including, without limitation, copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, service-marks, technology, know-how and processes, recipes, formulas, trade secrets, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

                  "INTEREST PAYMENT DATE": as to any Fixed Rate Loan, the last day of each March, June, September and December to occur while such Loan is outstanding, the final maturity date of such Loan, and the date of any repayment or prepayment made in respect thereof.

                  "INVESTMENTS": as defined in Section 7.8.

                  "ISSUING LENDER": any Revolving Credit Lender from time to time designated by the Borrower as an Issuing Lender with the consent of such Revolving Credit Lender and the Administrative Agent.

                  "ISSUING LENDER AVAILABILITY DATE": the date on which the Administrative Agent advises the Borrower that an Issuing Lender is available to issue Letters of Credit hereunder.

                  "JUDGMENT CURRENCY": as defined in Section 10.20.

                  "KELSO INVESTORS": Kelso & Company and its Control Investment Affiliates.

                  "KELSO PREFERRED STOCK": the Series A Preferred Stock of the Borrower issued, paid-in-kind or accruing pursuant to the Kelso Preferred Stock Documents.

                  "KELSO PREFERRED STOCK DOCUMENTS": collectively, (a) the Preferred Stock Subscription Agreement, dated as of May 6, 2003, among the Borrower, CERI and certain Kelso Investors, (b) the Certificate of Designations with respect to the Series A Preferred Stock of the Borrower, (c) the letter dated December 31, 2003 from the Borrower and CERI to Kelso Investment Associates VI, L.P and KEP VI, LLC, and (d) the letter agreement dated December 31, 2003 from Kelso Investment Associates VI, L.P and KEP VI, LLC to the Administrative Agent, in each case as amended, supplemented, replaced, waived or otherwise modified from time to time in accordance with this Agreement.

                  "L/C COMMITMENT": $25,000,000.

                  "L/C FEE PAYMENT DATE": the last day of each March, June, September and December and the last day of the Revolving Credit Commitment Period.

                  "L/C OBLIGATIONS": at any time, an amount equal to the sum of
(a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the Dollar Equivalent of the aggregate amount of drawings under Letters of Credit that have not then been reimbursed pursuant to
Section 3.5.

                  "L/C PARTICIPANTS": with respect to any Letter of Credit, the collective reference to all the Revolving Credit Lenders other than the Issuing Lender that issued such letter of Credit.

                  "LENDER ADDENDUM": with respect to any initial Lender, a Lender Addendum, substantially in the form of Exhibit I, to be executed and delivered by such Lender on the Closing Date as provided in Section 10.17.

                  "LENDERS": as defined in the preamble hereto.

                  "LETTERS OF CREDIT": as defined in Section 3.1(a).

                  "LIEN": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

                  "LOAN": any loan made by any Lender pursuant to this Agreement.

                  "LOAN DOCUMENTS": this Agreement, the Security Documents, the Applications and the Notes.

                  "LOAN PARTIES": CERI, the Borrower and each Subsidiary of CERI that is a party to a Loan Document.

                  "MAJORITY FACILITY LENDERS": with respect to any Facility, the holders of more than 50% of (i) the sum of the aggregate unpaid principal amount of the Term Loans plus, prior to the Second Acquisition Closing Date, the unfunded, unexpired and unterminated Tranche B Term Loan Commitments or (ii) the Total Revolving Extensions of Credit, as the case may be, outstanding under such Facility (or, in the case of the Revolving Credit Facility, prior to any termination of the Revolving Credit Commitments, the holders of more than 50% of the Total Revolving Credit Commitments).

                  "MAJORITY REVOLVING CREDIT FACILITY LENDERS": the Majority Facility Lenders in respect of the Revolving Credit Facility.

                  "MATERIAL ADVERSE EFFECT": a material adverse effect on (a) the Acquisition, (b) the business, assets, financial condition, or results of operation of the Group Members taken as a whole or (c) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the Agents or the Lenders hereunder or thereunder.

                  "MATERIAL ENVIRONMENTAL AMOUNT": an amount or amounts payable by the Group Members, in the aggregate in excess of $2,000,000, for: unbudgeted costs to comply with any Environmental Law; costs of any investigation, and any remediation, of any Material of Environmental Concern; and compensatory damages (including, without limitation damages to natural resources), punitive damages, fines, and penalties pursuant to any Environmental Law.

                  "MATERIALS OF ENVIRONMENTAL CONCERN": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products, polychlorinated biphenyls, urea-formaldehyde insulation, asbestos, radioactivity, and any other substances, pollutants, contaminants or forces of any kind that are defined or regulated as hazardous, dangerous or toxic under any Environmental Law or could give rise to liability under any Environmental Law.

                  "MATURITY DATE" December 30, 2004, as such date may be extended in accordance with Section 2.20.

                  "MIGRATION": the reorganization in which CERI and its Canadian Subsidiaries will become indirect Subsidiaries of the Borrower by way of a plan of arrangement under the Business Corporations Act (Ontario) to be approved by the Ontario Superior Court of Justice and certain security holders of CERI pursuant to which (a) all common shares of CERI will be held by Capital Holdings Company or another subsidiary of the Borrower organized in Nova Scotia, (b) the holders of common shares of CERI will receive shares of common stock of the Borrower or Exchangeable Shares, (c) the balance of the outstanding intercompany Indebtedness from the Borrower to CERI will be assumed by Capital Holdings Company, and (d) CERI and its Canadian Subsidiaries shall become Excluded Foreign Subsidiaries; PROVIDED, however, that other than as a result of the redemption of the common stock of the Borrower held by CERI, the Migration does not give rise to any Canadian or United States of America income tax liability to any Group Member; provided, further, that the redemption of the common stock of the Borrower held by CERI does not give rise to any Canadian taxable income that would exceed the amount of CERI's loss carryforwards available at the time of the Migration.

                  "MORTGAGED PROPERTIES": the owned real properties listed on
SCHEDULE 4.24, as to which the Administrative Agent for the benefit of the Secured Parties shall be granted a Lien pursuant to the Mortgages.


                  "MORTGAGES": each of the mortgages and deeds of trust made by any Loan Party in favor of, or for the benefit of, the Administrative Agent for the benefit of the Secured Parties, substantially in the form of Exhibit D-1 with respect to property in the United States of America, and Exhibit D-2 with respect to property in Canada (with such changes thereto as shall be advisable under the law of the jurisdiction in which such mortgage or deed of trust is to be recorded), as the same may be amended, supplemented, replaced or otherwise modified from time to time.

                  "MULTIEMPLOYER PLAN": a Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which the Borrower or a Commonly Controlled Entity is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

                  "NET CASH PROCEEDS": (a) in connection with any Asset Sale or any Recovery Event, the proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) of such Asset Sale or Recovery Event, net of reasonable and customary attorneys' fees, accountants' fees, investment banking fees, amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset which is the subject of such Asset Sale or Recovery Event (other than any Lien pursuant to a Security Document) and other reasonable and customary fees and expenses actually incurred in connection therewith and net of taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), (b) in connection with any issuance or sale of equity securities or debt securities or instruments or the incurrence of loans, the cash proceeds received from such issuance or incurrence, net of attorneys' fees, investment banking fees, accountants' fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith and (c) in connection with any Purchase Price Refund, the cash amount thereof, net of any reasonable and customary expenses incurred in the collection thereof.

                  "NON-EXCLUDED TAXES": as defined in Section 2.17(a).

                  "NON-U.S. LENDER": as defined in Section 2.17(e).

                  "NOTE": any promissory note evidencing any Loan.

                  "OBLIGATION CURRENCY": as defined in Section 10.20.

                  "OBLIGATIONS": the unpaid principal of and interest on (including, without limitation, interest accruing after the maturity of the Loans and Reimbursement Obligations and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans, the Reimbursement Obligations and all other obligations and liabilities of the Borrower to the Administrative Agent or to any Lender or any Qualified Counterparty, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, the Letters of Credit, any Specified Hedge Agreement or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees, charges and disbursements of counsel to the Arranger, to the Agents or to any Lender that are required to be paid by the Borrower pursuant hereto) or otherwise; PROVIDED, that (i) obligations of any Group Member under any Specified Hedge Agreement shall be secured and guaranteed pursuant to the Security Documents only to the extent that, and for so long as, the other Obligations are so secured and guaranteed and (ii) any release of Collateral or Guarantors effected in the manner permitted by this Agreement shall not require the consent of holders of obligations under Specified Hedge Agreements.

                  "OTHER TAXES": any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

                  "PARTICIPANT": as defined in Section 10.6(b).

                  "PAYMENT OFFICE": the office specified from time to time by the Administrative Agent as its payment office by notice to the Borrower and the Lenders.

                  "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).

                  "PERMITS": the collective reference to (i) Environmental Permits, and (ii) any and all other franchises, licenses, leases, permits, approvals, notifications, certifications, registrations, authorizations, exemptions, qualifications, easements, and rights of way.

                  "PERMITTED ACQUISITION": as defined in Section 7.8(h).

                  "PERMITTED LIENS": the collective reference to (i) in the case of Collateral other than Pledged Stock, Liens permitted by Section 7.3 and (ii) in the case of Collateral consisting of Pledged Stock, non-consensual Liens permitted by Section 7.3 to the extent arising by operation of law.

                  "PERSON": an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

                  "PERSONAL PROPERTY SECURITY LEGISLATION": all applicable personal property security legislation as all such legislation now exists or may from time to time hereafter be amended, modified, recodified, supplemented or replaced, together with all rules and regulations thereunder or related thereto, including without limitation, the UCC and the PERSONAL PROPERTY SECURITY ACT (Ontario).

                  "PLAN": at a particular time, any employee benefit plan that is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA, but excluding, for greater certainty, Canadian Benefit Plans and Canadian Pension Plans.

                  "PLEDGED STOCK": as defined in the Guarantee and Collateral Agreement or the Canadian Guarantee and Collateral Agreement, as applicable.

                  "PRO FORMA BALANCE SHEET": as defined in Section 4.1(a).

                  "PROJECTIONS": as defined in Section 6.2(c).

                  "PROPERTY": any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, Capital Stock.

                  "PURCHASE PRICE REFUND": any amount received by any Group Member as a result of a purchase price adjustment or similar event in connection with any acquisition of Property by any Group Member.

                  "QUALIFIED COUNTERPARTY": with respect to any Specified Hedge Agreement, any counterparty thereto that, at the time such Specified Hedge Agreement was entered into, was a Lender or an affiliate of a Lender.

                  "REAL ESTATE": All Real Property held or used by the Group Members, which the relevant Group Member owns in fee or in which it holds a leasehold interest as a tenant.

                  "RECOVERY EVENT": any settlement of or payment in respect of any property or casualty insurance claim or any condemnation proceeding relating to any asset of any Group Member.

                  "REFUNDED SWING LINE LOANS": as defined in Section 2.7(b).

                  "REFUNDING DATE": as defined in Section 2.7(c).

                  "REGISTER": as defined in Section 10.6(d).

                  "REGULATION H": Regulation H of the Board as in effect from time to time.

                  "REGULATION U": Regulation U of the Board as in effect from time to time.

                  "REIMBURSEMENT OBLIGATION": the obligation of the Borrower to reimburse each Issuing Lender pursuant to Section 3.5 for amounts drawn under Letters of Credit issued by such Issuing Lender.

                  "REINVESTMENT DEFERRED AMOUNT": with respect to any Reinvestment Event, the aggregate Net Cash Proceeds received by any Group Member in connection therewith that are not applied to prepay the Term Loans or reduce the Revolving Credit Commitments pursuant to Section 2.12(b) as a result of the delivery of a Reinvestment Notice.

                  "REINVESTMENT EVENT": any Asset Sale, Purchase Price Refund or Recovery Event in respect of which the Borrower has delivered a Reinvestment Notice.

                  "REINVESTMENT NOTICE": a written notice executed by a Responsible Officer stating that no Default or Event of Default has occurred and is continuing and that the Borrower (directly or indirectly through a Wholly Owned Subsidiary of the Borrower) intends and expects to use all or a specified portion of the Net Cash Proceeds of an Asset Sale, Purchase Price Refund or Recovery Event to acquire assets useful in its or such Subsidiary's business.

                  "REINVESTMENT PREPAYMENT AMOUNT": with respect to any Reinvestment Event, the Reinvestment Deferred Amount relating thereto LESS any amount expended on or prior to the relevant Reinvestment Prepayment Date to acquire assets useful in the Borrower's business.

                  "REINVESTMENT PREPAYMENT DATE": with respect to any Reinvestment Event, the earlier of (a) the date occurring one year after such Reinvestment Event and (b) the date on which the Borrower shall have determined not to, or shall have otherwise ceased to, acquire assets useful in the Borrower's business with all or any portion of the relevant Reinvestment Deferred Amount.

                  "RELATED FUND": with respect to any Lender, any fund that (x) invests in commercial loans and (y) is managed or advised by the same investment advisor as such Lender, by such Lender or an Affiliate of such Lender.

                  "REMAINING ALLIED ASSETS": as defined in Section 5.1(b).

                  "REORGANIZATION": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

                  "REPORTABLE EVENT": any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived under PBGC Reg.ss. 4043.

                  "REQUIRED LENDERS": at any time, the holders of more than 50% of (a) until the Closing Date, the Commitments and (b) thereafter, the sum of
(i) the aggregate unpaid principal amount of the Term Loans then outstanding plus, prior to the Second Acquisition Closing Date, any unfunded, unexpired and unterminated Tranche B Term Loan Commitments then outstanding and (ii) the Total Revolving Credit Commitments then in effect or, if the Revolving Credit Commitments have been terminated, the Total Revolving Extensions of Credit then outstanding.

                  "REQUIRED PREPAYMENT LENDERS": the Majority Facility Lenders in respect of each Facility.

                  "REQUIREMENT OF LAW": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

                  "RESPONSIBLE OFFICER": as to any Person, the chief executive officer, president or chief financial officer of such Person, but in any event, with respect to financial matters, the chief financial officer of such Person, and for purposes of (i) Section 6.7, the chief legal officer of such Person and
(ii) Section 5.1(a) any Vice President or other duly authorized officer of the applicable Loan Party. Unless otherwise qualified, all references to a "Responsible Officer" shall refer to a Responsible Officer of CERI.

                  "RESTRICTED PAYMENTS": as defined in Section 7.6.

                  "REVOLVING CREDIT COMMITMENT": as to any Lender, the obligation of such Lender, if any, to make Revolving Credit Loans and participate in Swing Line Loans and Letters of Credit, in an aggregate principal and/or face amount not to exceed the amount set forth under the heading "Revolving Credit Commitment" opposite such Lender's name on SCHEDULE 1 to the Lender Addendum delivered by such Lender, or, as the case may be, in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The original aggregate amount of the Total Revolving Credit Commitments is $25,000,000.

                  "REVOLVING CREDIT COMMITMENT PERIOD": the period from and including the Closing Date to the Revolving Credit Termination Date.

                  "REVOLVING CREDIT FACILITY": as defined in the definition of "Facility" in this Section 1.1.

                  "REVOLVING CREDIT LENDER": each Lender that has a Revolving Credit Commitment or that is the holder of Revolving Credit Loans.

                  "REVOLVING CREDIT LOANS": as defined in Section 2.4.

                  "REVOLVING CREDIT NOTE": as defined in Section 2.8.

                  "REVOLVING CREDIT PERCENTAGE": as to any Revolving Credit Lender at any time, the percentage which such Lender's Revolving Credit Commitment then constitutes of the Total Revolving Credit Commitments (or, at any time after the Revolving Credit Commitments shall have expired or terminated, the percentage which the aggregate amount of such Lender's Revolving Extensions of Credit then outstanding constitutes the amount of the Total Revolving Extensions of Credit then outstanding).

                  "REVOLVING CREDIT TERMINATION DATE": the Maturity Date.

                  "REVOLVING EXTENSIONS OF CREDIT": as to any Revolving Credit Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Credit Loans made by such Lender then outstanding, (b) such Lender's Revolving Credit Percentage of the L/C Obligations then outstanding and (c) such Lender's Revolving Credit Percentage of the aggregate principal amount of Swing Line Loans then outstanding.

                  "SEC": the Securities and Exchange Commission (or successors thereto or an analogous Governmental Authority).

                  "SECOND ACQUISITION CLOSING DATE": the date on which title to the Remaining Allied Assets is transferred to the Borrower or its Subsidiaries, which date shall in no event be later than March 31, 2004.

                  "SECURED PARTIES": as defined in the Guarantee and Collateral Agreement.

                  "SECURITY DOCUMENTS": the collective reference to the Guarantee and Collateral Agreement, the Canadian Guarantee and Collateral Agreement, the Escrow Agreement, the Mortgages, any intellectual property security agreements or control agreements that may be required to be delivered pursuant to the Guarantee and Collateral Agreement or any other Loan Document and all other security documents hereafter delivered to the Administrative Agent granting a Lien on any Property of any Person to secure the obligations and liabilities of any Loan Party under any Loan Document.

                  "SELLER": as defined in the recitals hereto.

                  "SINGLE EMPLOYER PLAN": any Plan that is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

                  "SOLVENT": with respect to any Person, as of any date of determination, (a) the amount of the "present fair saleable value" of the assets of such Person will, as of such date, exceed the amount of all "liabilities of such Person, contingent or otherwise", as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, (d) such Person will be able to pay its debts as they mature and (e) such Person is not insolvent within the meaning of any applicable Requirements of Law relating to bankruptcy, insolvency or creditor's rights. For purposes of this definition, (i) "debt" means liability on a "claim", and (ii) "claim" means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

                  "SPECIFIED CHANGE OF CONTROL": a "change of control" or similar event (howsoever defined) as defined in the Kelso Preferred Stock Documents.

                  "SPECIFIED HEDGE AGREEMENT": any Hedge Agreement entered into by the Borrower or any Guarantor and any Qualified Counterparty.

                  "SUBSIDIARY": as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of CERI.

                  "SUBSIDIARY GUARANTOR": each Subsidiary of the Borrower other than (i) any Excluded Foreign Subsidiary and (ii) to the extent Capital Holdings Company is not an Excluded Foreign Subsidiary, Capital Holdings Company until the earlier of (x) the Migration or (y) the date on which it ceases to be an Inactive Subsidiary.

                  "SWING LINE COMMITMENT": the obligation of the Swing Line Lender to make Swing Line Loans pursuant to Section 2.6 in an aggregate principal amount at any one time outstanding not to exceed $5,000,000.

                  "SWING LINE LENDER": Lehman Commercial Paper Inc., in its capacity as the lender of Swing Line Loans.

                  "SWING LINE LOANS": as defined in Section 2.6.

                  "SWING LINE NOTE": as defined in Section 2.8(e).

                  "SWING LINE PARTICIPATION AMOUNT": as defined in Section
2.7(c).

                  "SYNDICATION AGENT": as defined in the preamble hereto.

                  "SYNTHETIC LEASE OBLIGATIONS": all monetary obligations of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations which do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the Indebtedness of such Person (without regard to accounting treatment); it being understood that obligations in respect of operating leases entered into by any Group Member in the ordinary course of business which would not, upon the insolvency of a Group Member be characterized as Indebtedness of a Group Member, shall not constitute "Synthetic Lease Obligations".

                  "TERM LOAN LENDERS": the collective reference to the Tranche B Term Loan Lenders.

                  "TERM LOANS": the collective reference to the Tranche B Term Loans.

                  "TERM NOTES": as defined in Section 2.8(e).

                  "TITLE INSURANCE COMPANY": as defined in Section 5.1(r).

                  "TOTAL REVOLVING CREDIT COMMITMENTS": at any time, the aggregate amount of the Revolving Credit Commitments then in effect.

                  "TOTAL REVOLVING EXTENSIONS OF CREDIT": at any time, the aggregate amount of the Revolving Extensions of Credit of the Revolving Credit Lenders outstanding at such time.

                  "TRANCHE B TERM LOAN": as defined in Section 2.1.

                  "TRANCHE B TERM LOAN COMMITMENT": as to any Lender, the obligation of such Lender, if any, to make a Tranche B Term Loan to the Borrower hereunder in a principal amount not to exceed the amount set forth under the heading "Tranche B Term Loan Commitment" opposite such Lender's name on SCHEDULE 1 to the Lender Addendum delivered by such Lender, or, as the case may be, in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The original aggregate amount of the Tranche B Term Loan Commitments is $195,000,000.

                  "TRANCHE B TERM LOAN FACILITY": as defined in the definition of "Facility" in this Section 1.1.

                  "TRANCHE B TERM LOAN LENDER": each Lender that has a Tranche B Term Loan Commitment or is the holder of a Tranche B Term Loan.

                  "TRANCHE B TERM LOAN PERCENTAGE": as to any Tranche B Term Loan Lender at any time, the percentage which such Lender's Tranche B Term Loan Commitment then constitutes of the aggregate Tranche B Term Loan Commitments (or, at any time after the Closing Date, the percentage which the aggregate principal amount of such Lender's Tranche B Term Loans then outstanding plus, prior to the

Second Acquisition Closing Date, such Lender's unfunded, unexpired and unterminated Tranche B Term Loan Commitment constitutes of the aggregate principal amount of the Tranche B Term Loans then outstanding plus, prior to the Second Acquisition Closing Date, all unfunded, unexpired and unterminated Tranche B Term Loan Commitments then outstanding).

                  "TRANSFEREE": as defined in Section 10.14.

                  "UCC": the Uniform Commercial Code, as in effect from time to time in any jurisdiction.

                  "WHOLLY OWNED SUBSIDIARY": as to any Person, any other Person all of the Capital Stock of which (other than directors' qualifying shares required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.

                  "WHOLLY OWNED SUBSIDIARY GUARANTOR": any Subsidiary Guarantor that is a Wholly Owned Subsidiary of the Borrower.

                  1.2 OTHER DEFINITIONAL PROVISIONS. (a)Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

                  (b) As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, accounting terms relating to any Group Member not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

                  (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

                  (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                  (e) All calculations of financial ratios set forth in Section
7.1 shall be calculated to the same number of decimal places as the relevant ratios are expressed in and shall be rounded upward if the number in the decimal place immediately following the last calculated decimal place is five or greater. For example, if the relevant ratio is to be calculated to the hundredth decimal place and the calculation of the ratio is 5.126, the ratio will be rounded up to 5.13.

                  (f) The expressions "payment in full," "paid in full" and any other similar terms or phrases when used herein with respect to the Obligations shall mean the payment in full, in immediately available funds, of all of the Obligations.

                   SECTION 2. AMOUNT AND TERMS OF COMMITMENTS

                  2.1 TERM LOAN COMMITMENTS. Subject to the terms and conditions hereof, the Tranche B Term Loan Lenders severally agree to make term loans (each, a "TRANCHE B TERM LOAN") to the Borrower (a) on the Closing Date in an amount for each Tranche B Term Loan Lender not to exceed the amount of the Tranche B Term Loan Commitment of such Lender and

                  (b) on the Second Acquisition Closing Date in an amount for each Tranche B Term Loan Lender not to exceed the amount of its Tranche B Term Loan Commitment remaining after giving effect to the Term Loans made on the Closing Date. Any unfunded and unexpired Tranche B Term Loan Commitments shall terminate on the earlier of (x) the Second Acquisition Closing Date and (y) March 31, 2004, if not borrowed by such date. The Term Loans made on the Closing Date and on the Second Acquisition Closing Date will be Fixed Rate Loans and shall remain as such for the term of this Agreement.

                  2.2 PROCEDURE FOR TERM LOAN BORROWING. The Borrower shall deliver to the Administrative Agent a Borrowing Notice (which Borrowing Notice must be received by the Administrative Agent prior to 10:00 A.M., New York City time, one Business Day prior to the anticipated Closing Date or the Second Acquisition Closing Date, as applicable) requesting that the Term Loan Lenders make the Term Loans on the Closing Date or the Second Acquisition Closing Date, as applicable, and specifying the amount to be borrowed. Upon receipt of such Borrowing Notice the Administrative Agent shall promptly notify each Term Loan Lender thereof. Not later than 12:00 Noon, New York City time, on the Closing Date or the Second Acquisition Closing Date, as applicable, each Term Loan Lender shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the Term Loan or Term Loans to be made by such Lender. The Administrative Agent shall make available to the Borrower the aggregate of the amounts made available to the Administrative Agent by the Term Loan Lenders, in like funds as received by the Administrative Agent.

                  2.3 REPAYMENT OF TERM LOANS. The Borrower shall repay all outstanding Tranche B Term Loans on the Maturity Date.

                  2.4 REVOLVING CREDIT COMMITMENTS. (a) Subject to the terms and conditions hereof, the Revolving Credit Lenders severally agree to make revolving credit loans ("REVOLVING CREDIT LOANS") to the Borrower from time to time during the Revolving Credit Commitment Period in an aggregate principal amount at any one time outstanding for each Revolving Credit Lender which, when added to such Lender's Revolving Credit Percentage of the sum of (i) the L/C Obligations then outstanding and (ii) the aggregate principal amount of the Swing Line Loans then outstanding, does not exceed the amount of such Lender's Revolving Credit Commitment. During the Revolving Credit Commitment Period the Borrower may use the Revolving Credit Commitments by borrowing, prepaying the Revolving Credit Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.

                  (b) The Borrower shall repay all outstanding Revolving Credit Loans on the Revolving Credit Termination Date.

                  2.5 PROCEDURE FOR REVOLVING CREDIT BORROWING. The Borrower may borrow under the Revolving Credit Commitments on any Business Day during the Revolving Credit Commitment Period, PROVIDED that the Borrower shall deliver to the Administrative Agent a Borrowing Notice (which Borrowing Notice must be received by the Administrative Agent prior to 12:00 Noon, New York City time, one Business Day prior to the requested Borrowing Date). All Revolving Credit Loans will be Fixed Rate Loans and all Revolving Credit Loans will be made as such. Each borrowing of Revolving Credit Loans under the Revolving Credit Commitments shall be in an amount equal to $1,000,000 or a whole multiple thereof (or, if the then aggregate Available Revolving Credit Commitments are less than $1,000,000, such lesser amount); PROVIDED, that the Swing Line Lender may request, on behalf of the Borrower, borrowings of Fixed Rate Loans under the Revolving Credit Commitments in other amounts pursuant to Section 2.7. Upon receipt of any such Borrowing Notice from the Borrower, the Administrative Agent shall promptly notify each Revolving Credit Lender thereof. Each Revolving Credit Lender will make its Revolving Credit Percentage of the amount of each borrowing of Revolving Credit Loans available to the Administrative Agent for the account of the Borrower at the Funding Office prior to 12:00 Noon, New York City time, on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent in like funds as received by the Administrative Agent.

                  2.6 SWING LINE COMMITMENT. (a) Subject to the terms and conditions hereof, the Swing Line Lender agrees that, during the Revolving Credit Commitment Period, it will make available to the Borrower in the form of swing line loans ("SWING LINE LOANS") a portion of the credit otherwise available to the Borrower under the Revolving Credit Commitments; PROVIDED that
(i) the aggregate principal amount of Swing Line Loans outstanding at any time shall not exceed the Swing Line Commitment then in effect (notwithstanding that the Swing Line Loans outstanding at any time, when aggregated with the Swing Line Lender's other outstanding Revolving Credit Loans hereunder, may exceed the Swing Line Commitment then in effect or such Swing Line Lender's Revolving Credit Commitment then in effect) and (ii) the Borrower shall not request, and the Swing Line Lender shall not make, any Swing Line Loan if, after giving effect to the making of such Swing Line Loan, the aggregate amount of the Available Revolving Credit Commitments would be less than zero. During the Revolving Credit Commitment Period, the Borrower may use the Swing Line Commitment by borrowing, repaying and reborrowing, all in accordance with the terms and conditions hereof. Swing Line Loans shall be Fixed Rate Loans only.

                  (b) The Borrower shall repay all outstanding Swing Line Loans on the Revolving Credit Termination Date.

                  2.7 PROCEDURE FOR SWING LINE BORROWING; REFUNDING OF SWING LINE LOANS. (a) (a) The Borrower may borrow under the Swing Line Commitment on any Business Day during the Revolving Credit Commitment Period, PROVIDED, the Borrower shall give the Swing Line Lender irrevocable telephonic notice confirmed promptly in writing (which telephonic notice must be received by the Swing Line Lender not later than 1:00 P.M., New York City time, on the proposed Borrowing Date), specifying (i) the amount to be borrowed and (ii) the requested Borrowing Date. Each borrowing under the Swing Line Commitment shall be in an amount equal to $500,000 or a whole multiple of $100,000 in excess thereof. Not later than 3:00 P.M., New York City time, on the Borrowing Date specified in the borrowing notice in respect of any Swing Line Loan, the Swing Line Lender shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the amount of such Swing Line Loan. The Administrative Agent shall make the proceeds of such Swing Line Loan available to the Borrower on such Borrowing Date in like funds as received by the Administrative Agent.

                  (b) The Swing Line Lender, at any time and from time to time in its sole and absolute discretion may, on behalf of the Borrower (which hereby irrevocably directs the Swing Line Lender to act on its behalf), on one Business Day's notice given by the Swing Line Lender no later than 12:00 Noon, New York City time, request each Revolving Credit Lender to make, and each Revolving Credit Lender hereby agrees to make, a Revolving Credit Loan (which shall be a Fixed Rate Loan), in an amount equal to such Revolving Credit Lender's Revolving Credit Percentage of the aggregate amount of the Swing Line Loans (the "REFUNDED SWING LINE LOANS") outstanding on the date of such notice, to repay the Swing Line Lender. Each Revolving Credit Lender shall make the amount of such Revolving Credit Loan available to the Administrative Agent at the Funding Office in immediately available funds, not later than 10:00 A.M., New York City time, one Business Day after the date of such notice. The proceeds of such Revolving Credit Loans shall be made immediately available by the Administrative Agent to the Swing Line Lender for application by the Swing Line Lender to the repayment of the Refunded Swing Line Loans. The Borrower irrevocably authorizes the Swing Line Lender to charge the Borrower's accounts with the Administrative Agent (up to the amount available in each such account) in order to immediately pay the amount of such Refunded Swing Line Loans to the extent amounts received from the Revolving Credit Lenders are not sufficient to repay in full such Refunded Swing Line Loans.

                  (c) If prior to the time a Revolving Credit Loan would have otherwise been made pursuant to Section 2.7(b), one of the events described in
Section 8(f) shall have occurred and be continuing with respect to the Borrower, or if for any other reason, as determined by the Swing Line Lender in its sole discretion, Revolving Credit Loans may not be made as contemplated by Section 2.7(b), each Revolving Credit Lender shall, on the date such Revolving Credit Loan was to have been made pursuant to the notice referred to in Section 2.7(b) (the "REFUNDING DATE"), purchase for cash an undivided participating interest in the then outstanding Swing Line Loans by paying to the Swing Line Lender an amount (the "SWING LINE PARTICIPATION AMOUNT") equal to (i) such Revolving Credit Lender's Revolving Credit Percentage TIMES (ii) the sum of the aggregate principal amount of Swing Line Loans then outstanding which were to have been repaid with such Revolving Credit Loans.

                  (d) Whenever, at any time after the Swing Line Lender has received from any Revolving Credit Lender such Lender's Swing Line Participation Amount, the Swing Line Lender receives any payment on account of the Swing Line Loans, the Swing Line Lender will distribute to such Lender its Swing Line Participation Amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participating interest was outstanding and funded and, in the case of principal and interest payments, to reflect such Lender's PRO RATA portion of such payment if such payment is not sufficient to pay the principal of and interest on all Swing Line Loans then due); PROVIDED, HOWEVER, that in the event that such payment received by the Swing Line Lender is required to be returned, such Revolving Credit Lender will return to the Swing Line Lender any portion thereof previously distributed to it by the Swing Line Lender.

                  (e) Each Revolving Credit Lender's obligation to make the Loans referred to in Section 2.7(b) and to purchase participating interests pursuant to Section 2.7(c) shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any setoff, counterclaim, recoupment, defense or other right which such Revolving Credit

Lender or the Borrower may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Section 5; (iii) any adverse change in the condition (financial or otherwise) of the Borrower; (iv) any breach of this Agreement or any other Loan Document by the Borrower, any other Loan Party or any other Revolving Credit Lender; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

                  2.8 REPAYMENT OF LOANS; EVIDENCE OF DEBT. (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of the appropriate Revolving Credit Lender or Term Loan Lender, as the case may be, (i) the then unpaid principal amount of each Revolving Credit Loan of such Revolving Credit Lender on the Revolving Credit Termination Date (or on such earlier date on which the Loans become due and payable pursuant to Section
8), (ii) the then unpaid principal amount of each Swing Line Loan of such Swing Line Lender on the Revolving Credit Termination Date (or on such earlier date on which the Loans become due and payable pursuant to Section 8) and (iii) the principal amount of each Term Loan of such Term Loan Lender on the Maturity Date (or on such earlier date on which the Loans become due and payable pursuant to Section 8). The Borrower hereby further agrees to pay interest on the unpaid principal amount of the Loans from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in Section 2.13.

                  (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrower to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

                  (c) The Administrative Agent, on behalf of the Borrower, shall maintain the Register pursuant to Section 10.6(d), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Loan made hereunder and any Note evidencing such Loan, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) both the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender's share thereof.

                  (d) The entries made in the Register and the accounts of each Lender maintained pursuant to Section 2.8(b) shall, to the extent permitted by applicable law, be PRIMA FACIE evidence of the existence and amounts of the obligations of the Borrower therein recorded; PROVIDED, HOWEVER, that the failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans made to the Borrower by such Lender in accordance with the terms of this Agreement.

                  (e) The Borrower agrees that, upon the request to the Administrative Agent by any Lender, the Borrower will promptly execute and deliver to such Lender a promissory note of the Borrower evidencing any Term Loans, Revolving Credit Loans or Swing Line Loans, as the case may be, of such Lender, substantially in the forms of Exhibit G-1, G-2 or G-3, respectively (a "TERM NOTE", "REVOLVING CREDIT NOTE" or "SWING LINE NOTE", respectively), with appropriate insertions as to date and principal amount; PROVIDED, that delivery of Notes shall not be a condition precedent to the occurrence of the Closing Date or the making of the Loans on the Closing Date.

                  2.9 COMMITMENT FEES, ETC. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Credit Lender a commitment fee for the period from and including the Closing Date to the last day of the Revolving Credit Commitment Period, computed at the Commitment Fee Rate on the average daily amount of the Available Revolving Credit Commitment of such Lender during the period for which payment is made, payable quarterly in arrears on the last day of each March, June, September and December and on the Revolving Credit Termination Date, commencing on the first of such dates to occur after the date hereof.

                  (b) The Borrower agrees to pay to the Administrative Agent the fees in the amounts and on the dates from time to time agreed to in writing by the Borrower and the Administrative Agent.

                  (c) The Borrower agrees to pay to the Administrative Agent for the account of each Tranche B Term Loan Lender a commitment fee for the period from and including the Closing Date to the Second Acquisition Closing Date (or, if earlier, March 31, 2004) computed at the Commitment Fee Rate on the amount of unfunded Tranche B Term Loan Commitments of such Lender, payable on the Second Acquisition Closing Date (or, if earlier, March 31, 2004).

                  2.10 TERMINATION OR REDUCTION OF REVOLVING CREDIT COMMITMENTS. The Borrower shall have the right, upon not less than three Business Days' notice to the Administrative Agent, to terminate the Revolving Credit Commitments or, from time to time, to reduce the aggregate amount of the Revolving Credit Commitments; PROVIDED that no such termination or reduction of Revolving Credit Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Credit Loans and Swing Line Loans made on the effective date thereof, the Total Revolving Extensions of Credit would exceed the Total Revolving Credit Commitments. Any such reduction shall be in an amount equal to $1,000,000, or a whole multiple thereof, and shall reduce permanently the Revolving Credit Commitments then in effect.

                  2.11 OPTIONAL PREPAYMENTS. (a) The Borrower may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty (except as otherwise provided herein), upon irrevocable notice delivered to the Administrative Agent at least one Business Day prior thereto, which notice shall specify the date and amount of such prepayment and whether such prepayment is of Term Loans or Revolving Credit Loans; PROVIDED, that no prior notice is required for the prepayment of Swing Line Loans. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to such date on the amount prepaid. Partial prepayments of Term Loans and Revolving Credit Loans shall be in an aggregate principal amount of $1,000,000 or a whole multiple thereof. Partial prepayments of Swing Line Loans shall be in an aggregate principal amount of $100,000 or a whole multiple thereof.

                  2.12 MANDATORY PREPAYMENTS AND COMMITMENT REDUCTIONS. (a) Unless the Required Prepayment Lenders shall otherwise agree, if any Capital Stock shall be issued, or Indebtedness incurred, by any Group Member (excluding any Indebtedness incurred in accordance with Section 7.2 as in effect on the date of this Agreement), then on the date of such issuance or incurrence, the Term Loans shall be prepaid, and/or the Revolving Credit Commitments shall be reduced, by an amount equal to the amount of the Net Cash Proceeds, other than any Excluded Proceeds, of such issuance or incurrence, as set forth in Section 2.12(d). The provisions of this Section do not constitute a consent to the issuance of any equity securities by any entity whose equity securities are pledged pursuant to the Guarantee and Collateral Agreement or the Canadian Guarantee and Collateral Agreement, or a consent to the incurrence of any Indebtedness by CERI, the Borrower or any of its Subsidiaries.

                  (b) Unless the Required Prepayment Lenders shall otherwise agree, if on any date any Group Member shall receive Net Cash Proceeds from any Asset Sale, Purchase Price Refund or Recovery Event then, unless a Reinvestment Notice shall be delivered in respect thereof, on the date of receipt by CERI, the Borrower of such Net Cash Proceeds, the Term Loans shall be prepaid, and/or the Revolving Credit Commitments shall be reduced, by an amount equal to the amount of such Net Cash Proceeds, as set forth in Section 2.12(d); PROVIDED, that, notwithstanding the foregoing, (i) the aggregate Net Cash Proceeds of Asset Sales and Recovery Events that may be excluded from the foregoing requirement pursuant to one or more Reinvestment Notices shall not exceed $7,500,000 in any fiscal year of the Borrower and (ii) on each Reinvestment Prepayment Date the Term Loans shall be prepaid, and/or the Revolving Credit Commitments shall be reduced, by an amount equal to the Reinvestment Prepayment Amount with respect to the relevant Reinvestment Event, as set forth in Section 2.12(d). The provisions of this Section do not constitute a consent to the consummation of any Disposition not permitted by Section 7.5.

                  (c) Unless the Required Prepayment Lenders shall otherwise agree, if the Borrower determines that any of the Remaining Allied Assets set forth on Annex I to the Escrow Agreement will not be acquired on or prior to January 31, 2004 or if any such Remaining Allied Assets are not acquired on or prior to January 31, 2004, then on such date of determination, or February 1, 2004, as applicable, the Term Loans shall be prepaid and/or the Revolving Credit Commitments shall be reduced, by an amount equal to the purchase price allocated to such Remaining Allied Assets on Annex I to the Escrow Agreement; it being understood that such prepayment shall be made from the proceeds of amounts entitled to be released pursuant to the terms of the Escrow Agreement.

                  (d) Amounts to be applied in connection with prepayments and Commitment reductions made pursuant to this Section 2.12 shall be applied, FIRST, to the prepayment of the Term Loans, SECOND, to reduce permanently the Revolving Credit Commitments and, THIRD, to reduce permanently any unfunded, unexpired and unterminated Tranche B Term Loan Commitments. Any such reduction of the Revolving Credit Commitments shall be accompanied by prepayment of the Revolving Credit Loans and/or Swing Line Loans to the extent, if any, that the Total Revolving Extensions of Credit exceed the amount of the Total Revolving Credit Commitments as so reduced, PROVIDED that if the aggregate principal amount of Revolving Credit Loans and Swing Line Loans then outstanding is less than the amount of such excess (because L/C Obligations constitute a portion thereof), the Borrower shall, to the extent of the balance of such excess, replace outstanding Letters of Credit and/or deposit an amount in cash in a cash collateral account established with the Administrative Agent for the benefit of the Secured Parties on terms and conditions satisfactory to the Administrative Agent.

                  2.13 INTEREST RATES AND PAYMENT DATES(a). (a) Each Fixed Rate Loan shall bear interest for each day on which it is outstanding at a rate per annum equal to the Fixed Rate in effect for such day.

                  (b) (i) If all or a portion of the principal amount of any Loan or Reimbursement Obligation shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), all outstanding Loans and Reimbursement Obligations (whether or not overdue) (to the extent legally permitted) shall bear interest at a rate per annum that is equal to the Fixed Rate plus 2.0%, and (ii) if all or a portion of any interest payable on any Loan or Reimbursement Obligation or any commitment fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate then applicable to Fixed Rate Loans plus 2.0%, in each case, with respect to clauses (i) and (ii) above, from the date of such non-payment until such amount is paid in full (after as well as before judgment).

                  (c) Interest shall be payable in arrears on each Interest Payment Date, PROVIDED that interest accruing pursuant to paragraph (b) of this Section shall be payable from time to time on demand.

                  2.14 COMPUTATION OF INTEREST AND FEES. Interest, fees, commissions payable pursuant hereto shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error.

                  2.15 PRO RATA TREATMENT AND PAYMENTS. (a) Each borrowing by the Borrower from the Lenders hereunder, each payment by the Borrower on account of any commitment fee or Letter of Credit fee, and any reduction of the Commitments of the Lenders, shall be made PRO RATA according to the respective Tranche B Term Loan Percentages or Revolving Credit Percentages, as the case may be, of the relevant Lenders. Each payment (other than prepayments) in respect of principal or interest in respect of the Term Loans and each payment in respect of fees or expenses payable hereunder shall be applied to the amounts of such obligations owing to the Lenders PRO RATA according to the respective amounts then due and owing to the Lenders.

                  (b) Each payment (including each prepayment) of the Term Loans outstanding under the Tranche B Term Loan Facility shall be allocated among the Term Loan Lenders holding such Term Loans PRO RATA based on the principal amount of such Term Loans held by such Term Loan Lenders, and shall be applied to the installment of such Term Loans payable on the Maturity Date. Amounts prepaid on account of the Term Loans may not be reborrowed.

                  (c) Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Revolving Credit Loans shall be made PRO RATA according to the respective outstanding principal amounts of the Revolving Credit Loans then held by the Revolving Credit Lenders. Each payment in respect of Reimbursement Obligations in respect of any Letter of Credit shall be made to the Issuing Lender that issued such Letters of Credit.

                  (d) Each payment of the Loans shall be accompanied by accrued interest to the date of such payment on the amount paid.

                  (e) All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Administrative Agent, for the account of the relevant Lenders, at the Payment Office, in Dollars and in immediately available funds. Any payment made by the Borrower after 12:00 Noon, New York City time, on any Business Day shall be deemed to have been made on the next following Business Day. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. In the case of any extension of any payment of principal pursuant to the preceding sentence, interest thereon shall be payable at the then applicable rate during such extension.

                  (f) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this paragraph shall be conclusive in the absence of manifest error. If such Lender's share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days after such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to Fixed Rate Loans under the relevant Facility, on demand, from the Borrower.

                  (g) Unless the Administrative Agent shall have been notified in writing by the Borrower prior to the date of any payment due to be made by the Borrower hereunder that the Borrower will not make such payment to the Administrative Agent, the Administrative Agent may assume that the Borrower is making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the Lenders their respective PRO RATA shares of a corresponding amount. If such payment is not made to the Administrative Agent by the Borrower within three Business Days after such due date, the Administrative Agent shall be entitled to recover, on demand, from each Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily average Federal Funds Effective Rate. Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Lender against the Borrower.

                  2.16 REQUIREMENTS OF LAW. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof, other than with respect to taxes, which shall be governed exclusively by Section 2.17, shall impose on such Lender any condition, and the result of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of issuing or participating in Letters of Credit, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender on an after-tax basis for such increased cost or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this Section, it shall promptly notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled.

                  (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower (with a copy to the Administrative Agent) of a written request therefor, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such corporation for such reduction on an after-tax basis.

                  (c) A certificate as to any additional amounts payable pursuant to this Section submitted by any Lender to the Borrower (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. The obligations of the Borrower pursuant to this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                  2.17 TAXES. (a) All payments made by the Borrower under this Agreement or any other Loan Documents shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding (i) net income taxes, and gross income taxes, gross receipts taxes, capital taxes and franchise taxes (in each case, imposed in lieu of net income taxes) imposed on the Arranger, any Agent or any Lender as a result of a present or former connection between the Arranger, such Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Arranger's, such

Agent's or such Lender's having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document), (ii) any branch profit taxes imposed by the United States of America (or any similar tax imposed by any other jurisdiction described in clause (i) above), and (iii) any taxes that are imposed as a result of any voluntary action taken by the Arranger, any Agent or any Lender occurring after the Arranger, such Agent or such Lender becomes a party to this Agreement other than any taxes resulting from a change in law or regulation or a change in interpretation or administration of any law or regulation (collectively, "EXCLUDED TAXES"). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("NON-EXCLUDED TAXES") or any Other Taxes are required to be withheld from any amounts payable to the Arranger, any Agent or any Lender hereunder, the amounts so payable to the Arranger, such Agent or such Lender shall be increased to the extent necessary to yield to the Arranger, such Agent or such Lender (after payment of all Non-Excluded Taxes and Other Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement; provided, HOWEVER, that the Borrower or any Guarantor shall not be required to increase any such amounts payable to the Arranger, any Agent or any Lender with respect to (x) any Excluded Taxes or (y) any Non-Excluded Taxes (i) that are attributable to the Arranger's, such Agent's or such Lender's failure to comply with the requirements of paragraph (e) of this Section or (ii) in the case of any Non-U.S. Lender, that are United States of America withholding taxes imposed on amounts payable to the Arranger, such Agent or such Lender at the time the Arranger, such Agent or such Lender becomes a party to this Agreement, except to the extent that the Arranger's such Agent's or such Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such Non-Excluded Taxes pursuant to this paragraph (a). The Borrower or the applicable Guarantor shall make any required withholding and pay the full amount withheld to the relevant tax authority or other Governmental Authority in accordance with applicable Requirements of Law.

                  (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

                  (c) Whenever any Non-Excluded Taxes or Other Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Administrative Agent for the account of the relevant Arranger, Agent or Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof or other written proof of payment thereof that is reasonably satisfactory to the Administrative Agent. If the Borrower fails to pay any Non-Excluded Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Arranger, the Agents and the Lenders for any incremental taxes, interest or penalties that may become payable by the Arranger, any Agent or any Lender as a result of any such failure.

                  (d) The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                  (e) Any Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments under this Agreement shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested in writing by the Borrower, such properly completed and executed documentation prescribed by Requirements of Law as will permit such payments to be made without withholding or at a reduced rate.

                  In addition, and without limiting the generality of the foregoing, each Lender (or Transferee) that is not a citizen or resident of the United States of America, a corporation, partnership or other entity created or organized in or under the laws of the United States of America (or any jurisdiction thereof), or any estate or trust that is subject to federal income taxation regardless of the source of its income (a "NON-U.S. LENDER") shall deliver to the Borrower and the Administrative Agent two copies of either U.S. Internal Revenue Service Form W-8BEN or Form W-8ECI, or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under
Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest" a statement substantially in the form of Exhibit H to the effect that such Lender is eligible for a complete exemption from withholding of U.S. taxes under Section 871(h) or 881(c) of the Code and a Form W-8BEN, or any subsequent versions thereof or successors thereto properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by the Borrower under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement. In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this paragraph, a Non-U.S. Lender shall not be required to deliver any form pursuant to this paragraph that such Non-U.S. Lender is not legally able to deliver.

                  (f) If a Lender receives a refund in respect of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.17, it shall within 180 days from the date of such receipt pay over the amount of such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2.17 with respect to the Non-Excluded Taxes or Other Taxes giving rise to such refund) to the Borrower, net of all reasonable out-of-pocket expenses of such Lender (including any taxes imposed with respect to such refund) as determined by such Lender in good faith and in its sole discretion, and without interest (other than interest paid by the relevant taxation authority with respect to such refund); PROVIDED, HOWEVER, that the Borrower, upon the request of such Lender, agrees to repay as soon as reasonably practicable the amount paid over to the Borrower (plus applicable interest imposed by the relevant Governmental Authority) to such Lender in the event such lender is required to repay such refund to such Governmental Authority.

                  (g) Each Lender that is a "United States person" within the meaning of Section 7701(a)(30) of the Code shall deliver to the Borrower and the Administrative Agent, on or before the date such Lender becomes a party to this Agreement, two copies of Internal Revenue Service Form W-9 or any successor or other form prescribed by the Internal Revenue Service. If any Lender fails to deliver Internal Revenue Service Form W-9 (or any subsequent versions thereof or successors thereto) as required herein, then the Borrower may withhold from any payment to such Lender the applicable backup withholding tax imposed by the Code and remit such amount to the relevant tax authority or other Governmental Authority in accordance with the applicable Requirements of Law, without reduction, and such Lender shall not be entitled to any additional amounts under this Section 2.17 with respect to Non-Excluded Taxes imposed by the United States by reason of such failure.

                  2.18 INDEMNITY. The Borrower agrees to indemnify each Lender for, and to hold each Lender harmless from, any loss or expense that such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement or (b) default by the Borrower in making any prepayment after the Borrower has given a notice thereof in accordance with the provisions of this Agreement.

                  2.19 CHANGE OF LENDING OFFICE. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.16 or 2.17 with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; PROVIDED, that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage, and PROVIDED, FURTHER, that nothing in this Section shall affect or postpone any of the obligations of any Borrower or the rights of any Lender pursuant to Section 2.16 or 2.17.

                  2.20 EXTENSION OF MATURITY DATE. The Borrower shall have the option to extend the Maturity Date to July 5, 2005 (the period from the Initial Maturity Date to and including July 5, 2005, being referred to herein as the "EXTENSION PERIOD") upon the satisfaction conditions set forth in this Section
2.20. The Borrower shall exercise such option by giving the Administrative Agent and the Lenders prior written notice of its election no earlier than 60 days and no later than 30 days prior to the Initial Maturity Date. Each Lender agrees that after receipt of such notice, if on the Initial Maturity Date (a) no Default or Event of Default has occurred and is continuing and (b) the Borrower has paid the Extension Fee in accordance with the Fee Letter, then the Maturity Date shall be extended to July 5, 2005 and, from and after the Initial Maturity Date, the Fixed Rate shall be increased from 9.00% to 11.00%.

                          SECTION 3. LETTERS OF CREDIT

                  3.1 L/C COMMITMENT. (a) Subject to the terms and conditions hereof, each Issuing Lender, in reliance on the agreements of the other Revolving Credit Lenders set forth in Section 3.4(a), agrees to issue letters of credit ("LETTERS OF CREDIT") for the account of the Borrower or any other Group Member on any Business Day during the Revolving Credit Commitment Period commencing on the Issuing Lender Availability Date and in such form as may be approved from time to time by such Issuing Lender; PROVIDED, that no Issuing Lender shall have any obligation to issue any Letter of Credit if, after giving effect to such issuance, (i) the L/C Obligations would exceed the L/C Commitment or (ii) the aggregate amount of the Available Revolving Credit Commitments would be less than zero. Each Domestic L/C shall (i) be denominated in Dollars and
(ii) expire no later than the earlier of (x) the first anniversary of its date of issuance and (y) the date which is five Business Days prior to the Revolving Credit Termination Date; PROVIDED that any Letter of Credit with a one-year term may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (y) above). Each Foreign L/C shall (i) be denominated in Canadian Dollars and (ii) expire no later than the earlier of (x) the first anniversary of its date of issuance and (y) the date which is five Business Days prior to the Revolving Credit Termination Date; PROVIDED that any Foreign L/C with a one-year term may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (y) above). In addition, the Issuing Lender agrees to issue Letters of Credit with an expiration date later than the date specified in the two immediately preceding sentences (but no later than one year from the date of issuance thereof) in reliance upon the Borrower's agreement to cash collateralize such Letters of Credit by the date which is 30 days prior to the Maturity Date in the amount that would be required by the Issuing Lender pursuant to Section 10.15(c) to deem such Letter of Credit not outstanding, and the Borrower so agrees to cash collateralize such Letters of Credit by such date, it being understood that until the Loans, the Reimbursement Obligations and the other Obligations under the Loan Documents are paid in full, the Commitments have been terminated and no other Letters of Credit shall be outstanding such cash collateral shall be subject to the rights of each other Lender under Section 10.7. For purposes of this Agreement, except as otherwise provided herein, at any time, the amount deemed outstanding under each Foreign L/C, and the amount of the Reimbursement Obligations under Section 3.5 for any amounts paid by the Issuing Lender in connection with such Foreign L/C, shall be the Dollar Equivalent, as determined on the most recent Calculation Date, of (x) such Letter of Credit or (y) the Payment Amount (as defined in Section 3.5), as applicable.

                  (b) No Issuing Lender shall at any time be obligated to issue any Letter of Credit hereunder if (i) such issuance would conflict with, or cause such Issuing Lender or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law or (ii) in the case of any Foreign L/C, it has determined that it cannot provide such Letter of Credit in Canadian Dollars.

                  3.2 PROCEDURE FOR ISSUANCE OF LETTER OF CREDIT. The Borrower may from time to time request that an Issuing Lender issue a Letter of Credit by delivering to such Issuing Lender, with a copy to the Administrative Agent, at their addresses for notices specified herein an Application therefor, completed to the satisfaction of such Issuing Lender, and such other certificates, documents and other papers and information as such Issuing Lender may request. Upon receipt of any Application, an Issuing Lender will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed to by such Issuing Lender and the Borrower (but in no event shall any Issuing Lender be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto). Promptly after issuance by an Issuing Lender of a Letter of Credit, such Issuing Lender shall furnish a copy of such Letter of Credit to the Borrower and the Administrative Agent. Each Issuing Lender shall promptly give notice to the Administrative Agent of the issuance of each Letter of Credit issued by such Issuing Lender (including the amount thereof and, in the case of each Foreign L/C, the Dollar Equivalent thereof determined as of the date of issuance thereof).

                  3.3 FEES AND OTHER CHARGES. (a) The Borrower will pay a fee on the Dollar Equivalent aggregate drawable amount of all outstanding Letters of Credit at a per annum rate equal to (i) 7.50% from the Closing Date to the Initial Maturity Date and (ii) 9.50% during the Extension Period, shared ratably among the Revolving Credit Lenders in accordance with their respective Revolving Credit Percentages and payable quarterly in arrears on each L/C Fee Payment Date after the issuance date of such Letter of Credit. In addition, the Borrower shall pay to the relevant Issuing Lender for its own account a fronting fee on the Dollar Equivalent of the aggregate drawable amount of all outstanding Letters of Credit issued by it of 1/4 of 1% per annum, payable quarterly in arrears on each L/C Fee Payment Date after the issuance of date of such Letter of Credit.

                  (b) In addition to the foregoing fees, the Borrower shall pay or reimburse each Issuing Lender for such normal and customary costs and expenses as are incurred or charged by such Issuing Lender in issuing, negotiating, effecting payment under, amending or otherwise administering any Letter of Credit.

                  3.4 L/C PARTICIPATIONS. (a) Each Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce each Issuing Lender to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from each Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk, an undivided interest equal to such L/C Participant's Revolving Credit Percentage in each Issuing Lender's obligations and rights under each Letter of Credit issued by such Issuing Lender hereunder and the Dollar Equivalent amount of each draft paid by such Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with each Issuing Lender that, if a draft is paid under any Letter of Credit issued by such Issuing Lender for which such Issuing Lender is not reimbursed in full by the Borrower in accordance with the terms of this Agreement, such L/C Participant shall pay to such Issuing Lender, regardless of the occurrence or continuance of a Default or Event of Default or the failure to satisfy any of the other conditions specified in Section 5, upon demand at the Administrative Agent's address for notices specified herein (and thereafter, the Administrative Agent shall promptly pay to the Issuing Lender) an amount in Dollars equal to such L/C Participant's Revolving Credit Percentage of the Dollar Equivalent amount of such draft, or any part thereof, that is not so reimbursed.

                  (b) If any amount required to be paid by any L/C Participant to an Issuing Lender pursuant to Section 3.4(a) in respect of any unreimbursed portion of any payment made by such Issuing Lender under any Letter of Credit is paid to such Issuing Lender within three Business Days after the date such payment is due, the Issuing Lender shall so notify the Administrative Agent, who shall promptly notify the L/C Participants and each such L/C Participant shall pay to the Administrative Agent, for the account of the Issuing Lender on demand (and thereafter the Administrative Agent shall promptly pay to the Issuing Lender) an amount equal to the product of (i) such amount, times (ii) the daily average Federal Funds Effective Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to such Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any L/C Participant pursuant to Section 3.4(a) is not made available to the Administrative Agent, for the account of such Issuing Lender by such L/C

Participant within three Business Days after the date such payment is due, the Administrative Agent, on behalf of such Issuing Lender shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to Fixed Rate Loans. A certificate of the Administrative Agent on behalf of such Issuing Lender submitted to any L/C Participant with respect to any such amounts owing under this Section shall be conclusive in the absence of manifest error.

                  (c) Whenever, at any time after an Issuing Lender has made payment under any Letter of Credit and has received from the Administrative Agent any L/C Participant's PRO RATA share of such payment in accordance with
Section 3.4(a), such Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of collateral applied thereto by such Issuing Lender), or any payment of interest on account thereof, such Issuing Lender will distribute to the Administrative Agent for the account of such L/C Participant (and thereafter, the Administrative Agent will promptly distribute to such L/C Participant) its PRO RATA share thereof; PROVIDED, HOWEVER, that in the event that any such payment received by such Issuing Lender shall be required to be returned by such Issuing Lender, such L/C Participant shall return to the Administrative Agent for the account of such Issuing Lender the portion thereof previously distributed by such Issuing Lender to it.

                  3.5 REIMBURSEMENT OBLIGATION OF THE BORROWER. The Borrower agrees to reimburse each Issuing Lender, on each date on which such Issuing Lender notifies the Borrower of the date and amount of a draft presented under any Letter of Credit and paid by such Issuing Lender, for the amount of (a) such draft so paid and (b) any taxes, fees, charges or other costs or expenses incurred by such Issuing Lender in connection with such payment (the amounts described in the foregoing clauses (a) and (b) in respect of any drawing, collectively, the "PAYMENT AMOUNT"). The Issuing Lender shall provide notice to the Borrower on each Business Day on which a draft is presented and paid by the Issuing Lender indicating the Dollar Equivalent (determined as of such payment date) of the Payment Amount and, in the case of a Foreign L/C, the Payment Amount stated in Canadian Dollars. Each such payment shall be made to such Issuing Lender at its address for notices specified herein in lawful money of the United States of America and in immediately available funds. Interest shall be payable on the Dollar Equivalent of each Payment Amount from the date of the applicable drawing until payment in full at the rate set forth in (i) until the second Business Day following the date of the applicable drawing, Section 2.13(a) and (ii) thereafter, Section 2.13(b). Each drawing under any Letter of Credit shall (unless an event of the type described in clause (i) or (ii) of Section 8(f) shall have occurred and be continuing with respect to the Borrower, in which case the procedures specified in Section 3.4 for funding by L/C Participants shall apply) constitute a request by the Borrower to the Administrative Agent for a borrowing pursuant to Section 2.5 of Fixed Rate Loans (or, at the option of the Administrative Agent and the Swing Line Lender in their sole discretion, a borrowing pursuant to Section 2.7 of Swing Line Loans) in the Dollar Equivalent of the amount of such drawing. The Borrowing Date with respect to such borrowing shall be the first date on which a borrowing of Revolving Credit Loans (or, if applicable, Swing Line Loans) could be made, pursuant to Section 2.5 (or, if applicable, Section 2.7), if the Administrative Agent had received a notice of such borrowing at the time the Administrative Agent receives notice from the relevant Issuing Lender of such drawing under such Letter of Credit. All payments due from the Borrower hereunder in respect of Letters of Credit (and Reimbursement Obligations in connection therewith) shall be made in Dollars.

                  3.6 OBLIGATIONS ABSOLUTE. The Borrower's obligations under this Section 3 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment that the Borrower may have or have had against any Issuing Lender, any beneficiary of a Letter of Credit or any other Person. The Borrower also agrees with each Issuing Lender that such Issuing Lender shall not be responsible for, and the Borrower's Reimbursement Obligations under Section 3.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee. No Issuing Lender shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions found by a court of competent jurisdiction to have resulted directly from the gross negligence or willful misconduct of such Issuing Lender. The Borrower agrees that any action taken or omitted by an Issuing Lender under or in connection with any Letter of Credit issued by it or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the UCC of the State of New York, shall be binding on the Borrower and shall not result in any liability of such Issuing Lender to the Borrower.

                  3.7 LETTER OF CREDIT PAYMENTS. If any draft shall be presented for payment under any Letter of Credit, the relevant Issuing Lender shall promptly notify the Administrative Agent and the Borrower of the date and the Dollar Equivalent of the amount thereof and in the case of a Foreign L/C, the amount thereof stated in Canadian Dollars. The responsibility of the relevant Issuing Lender to the Borrower in connection with any draft presented for payment under any Letter of Credit, in addition to any payment obligation expressly provided for in such Letter of Credit issued by such Issuing Lender, shall be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment appear on their face to be in conformity with such Letter of Credit.

                  3.8 APPLICATIONS. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Section 3, the provisions of this Section 3 shall apply.

                  3.9 DETERMINATION OF EXCHANGE RATE. On each Calculation Date, with respect to each outstanding L/C Obligation in respect of a Foreign L/C, the Issuing Lender shall determine the Exchange Rate as of such Calculation Date with respect to Canadian Dollars and shall promptly notify the Administrative Agent and the Borrower thereof and of the Dollar Equivalent of all L/C Obligations outstanding on such Calculation Date in respect of Foreign L/Cs. The Exchange Rate so determined shall become effective on each Calculation Date and shall remain effective until the next succeeding Calculation Date.

                   SECTION 4. REPRESENTATIONS AND WARRANTIES

                  To induce the Arranger, the Agents and the Lenders to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit, CERI and the Borrower hereby jointly and severally represent and warrant to the Arranger, each Agent and each Lender that:

                  4.1 FINANCIAL CONDITION. (a) The unaudited PRO FORMA consolidated balance sheet of CERI and its consolidated Subsidiaries as at September 30, 2003 (including the notes thereto) (the "PRO FORMA BALANCE SHEET"), copies of which have heretofore been furnished to each Lender, has been prepared giving effect (as if such events had occurred on such date) to (i) the consummation of the Acquisition, (ii) the Loans to be made on the Closing Date and the use of proceeds thereof and (iii) the payment of fees and expenses in connection with the foregoing. The Pro Forma Balance Sheet has been prepared based on the best information available to the Borrower as of the date of delivery thereof, and presents fairly on a PRO FORMA basis the estimated financial position of CERI and its consolidated Subsidiaries as at September 30, 2003, assuming that the events specified in the preceding sentence had actually occurred at such date.

                  (b) The audited consolidated balance sheets of CERI and its Subsidiaries as at December 31, 2000, December 31, 2001 and December 31, 2002 (as restated) and the related consolidated statements of income and of cash flows for the fiscal years ended on such dates, reported on by and accompanied by an unqualified report from PricewaterhouseCoopers LLP, present fairly the consolidated financial condition of CERI and its Subsidiaries as at such date, and the consolidated results of its operations and its consolidated cash flows for the respective fiscal years then ended. The audited consolidated balance sheets of the Allied Business as at December 31, 2000, December 31, 2001 and December 31, 2002 and the related consolidated statements of income and of cash flows for the fiscal years ended on such dates, reported on by and accompanied by an unqualified report from PricewaterhouseCoopers LLP, to the best knowledge of CERI and the Borrower, present fairly the consolidated financial condition of the Allied Business as at such date, and the consolidated results of its operations and its consolidated cash flows for the respective fiscal years then ended. The unaudited consolidated balance sheet of CERI and its Subsidiaries as at September 30, 2003, and the related unaudited consolidated statements of income and cash flows for the 9-month period ended on such date, present fairly the consolidated financial condition of CERI and its Subsidiaries as at such date, and the consolidated results of its operations and its consolidated cash flows for the 9-month period then ended (subject to normal year-end audit adjustments). The unaudited consolidated balance sheet of the Allied Business as at September 30, 2003, and the related unaudited consolidated statements of income and cash flows for the 9-month period ended on such date, to the best knowledge of CERI and the Borrower, present fairly the consolidated financial condition of the Allied Business as at such date, and the consolidated results of its operations and its consolidated cash flows for the 9-month period then ended (subject to normal year-end audit adjustments). All such financial statements of CERI and its Subsidiaries, and to the knowledge of CERI and the Borrower, of the Allied Business, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein). As of the date hereof, no Loan Party has any material Guarantee Obligations, contingent liabilities and liabilities for taxes, or any long-term leases or unusual forward or long-term commitments, including, without limitation, any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, that are not reflected in the most recent financial statements referred to in this paragraph; PROVIDED, that such statement as to the assets and liabilities of the Allied Business is made to the best knowledge of CERI and the Borrower. During the period from December 31, 2002, to and including the date hereof there has been no Disposition by any Loan Party or its Subsidiaries of any material part of its business or Property.

                  4.2 NO CHANGE. Since December 31, 2002, there has been no development or event that has had or could reasonably be expected to have a Material Adverse Effect.

                  4.3 CORPORATE EXISTENCE; COMPLIANCE WITH LAW. Each Group Member (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate power and authority, and the legal right, to own and operate its Property, to lease the Property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of Property or the conduct of its business requires such qualification and (d) is in compliance with all Requirements of Law except with respect to clause (c) and (d), to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  4.4 CORPORATE POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS. Each Loan Party has the corporate power and authority, and the legal right, to make, deliver and perform the Loan Documents and Acquisition Documentation to which it is a party and, in the case of the Borrower, to borrow hereunder. Each Loan Party has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of the Loan Documents and Acquisition Documentation to which it is a party and, in the case of the Borrower, to authorize the borrowings on the terms and conditions of this Agreement. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or material consent or authorization of, filing with, notice to or other act by or in respect of any other Person is required in connection with the Acquisition, the borrowings hereunder or the execution, delivery, performance, validity or enforceability of this Agreement or any of the other Loan Documents or the Acquisition Documentation except (i) consents, authorizations, filings and notices described in SCHEDULE 4.4, which consents, authorizations, filings and notices have been obtained or made (in each case, to the extent the related assets have been acquired by a Group Member) and are in full force and effect or, to the extent contemplated by the Acquisition Agreement, a managing, operating or sub-contracting arrangement or other relationship has been established in lieu thereof with respect to that portion of the business of the Group Members to which such consent, authorization, filing or notice relates, (ii) the filings referred to in Section 4.19, (iii) with respect to the Acquisition only (A), immaterial consents, authorizations or filings with Governmental Authorities and
(B) consents, authorizations of or filings with or notices to Governmental Authorities with respect to Environmental Permits which pursuant to applicable law may be made after the transfer of the assets or operations to which such Environmental Permits relate (which consents, authorizations of, filings with or notices to will be obtained in accordance with Section 6.14(a)). Each Loan Document and each item of Acquisition Documentation has been duly executed and delivered on behalf of each Loan Party that is a party thereto. This Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of each Loan Party that is a party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

                  4.5 NO LEGAL BAR. (a) The execution, delivery and performance of (i) this Agreement and the other Loan Documents, the issuance of Letters of Credit, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or any Contractual Obligation of any Group Member and (ii) the Acquisition Documentation will not violate any material Requirement of Law or material Contractual Obligation of any Group Member.

                  (b) The execution, delivery and performance of this Agreement, the other Loan Documentation and the Acquisition Documentation, the issuance of the Letters of Credit, the borrowings hereunder and the use of proceeds thereof will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Security Documents and the Liens on the cash collateral securing the Existing Letters of Credit permitted under SECTION 7.3(F)). No Requirement of Law or Contractual Obligation applicable to any Group Member could reasonably be expected to have a Material Adverse Effect.

                  4.6 NO MATERIAL LITIGATION. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of CERI or the Borrower, threatened by or against any Group Member or against any of their properties or revenues (a) with respect to any of the Loan Documents, the Acquisition Documentation or any of the transactions contemplated hereby or thereby, or (b) except as set forth on SCHEDULE 4.6, that could reasonably be expected to have a Material Adverse Effect.

                  4.7 NO DEFAULT. No Group Member is in default under or with respect to any of its Contractual Obligations in any respect that could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

                  4.8 OWNERSHIP OF PROPERTY; LIENS. Each Group Member is the sole owner of, legally and beneficially, and has good marketable and insurable title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other material Property, and none of such Property is subject to any claims, liabilities, obligations, charges or restrictions of any kind, nature or description or to any Lien except for Permitted Liens. None of the Pledged Stock is subject to any Lien except for Permitted Liens.

                  4.9 INTELLECTUAL PROPERTY. Except as could not reasonably be expected to have a Material Adverse Effect (a) each Group Member owns, or is licensed to use, all Intellectual Property necessary for the conduct of its business as currently conducted, (b) no claim has been asserted and is pending by any Person challenging or questioning the use of any Intellectual Property or the validity or effectiveness of any Intellectual Property, nor does CERI or the Borrower know of any valid basis for any such claim and (c) the use of Intellectual Property by the Group Members does not infringe on the rights of any Person in any material respect.

                  4.10 TAXES. Except as set forth on SCHEDULE 4.10, each Group Member has filed or caused to be filed all Federal, material state and provincial and other material tax returns that are required to be filed and has paid all taxes shown to be due and payable on said returns or on any material assessments made against it or any of its Property and all other material taxes, fees or other charges imposed on it or any of its Property by any Governmental Authority (other than the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of such Group Member) and no tax Lien has been filed (other than a Permitted Lien), and, to the knowledge of CERI and the Borrower, no material claim is being asserted, with respect to any such tax, fee or other charge.

                  4.11 FEDERAL REGULATIONS. No part of the proceeds of any Loans will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect or for any purpose that violates the provisions of the Regulations of the Board. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1 referred to in Regulation U.

                  4.12 LABOR MATTERS. There are no strikes, stoppages or slowdowns or other labor disputes against any Group Member pending or, to the knowledge of CERI or the Borrower, threatened that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect. Hours worked by and payment made to employees of any Group Member have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect. All payments due from any Group Member on account of employee health and welfare insurance that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect if not paid have been paid or accrued as a liability on the books of the relevant Group Member.

                  4.13 PENSIONS AND BENEFIT PLANS. (a) ERISA. Except as could not reasonably be expected to result in a Material Adverse Effect, (i) neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Single Employer Plan, (ii) each Plan (other than a Multiemployer Plan) has complied in all material respects with the applicable provisions of ERISA and the Code, (iii) no termination of a Single Employer Plan has occurred, (iv) no Lien in favor of a Single Employer Plan or in favor of the PBGC with respect to a Single Employer Plan has arisen during the five-year period prior to the date on which this representation is made or deemed made,
(v) the present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such plan allocable to such accrued benefits by a material amount, (vi) neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan, and (vii) no Multiemployer Plan is in Reorganization or Insolvent.

                  (b) CANADIAN PENSION PLANS AND CANADIAN BENEFIT PLANS. CERI and the Borrower will cause to be delivered to the Administrative Agent, promptly upon the Administrative Agent's request, a copy of each Canadian Benefit Plan and Canadian Pension Plan (or, where any such Canadian Benefit Plan or Canadian Pension Plan is not in writing, a complete description of all material terms thereof) and, if applicable, related trust agreements or other funding instruments and all amendments thereto, and all written interpretations thereof and written descriptions thereof that have been distributed to employees or former employees of the Group Members. The Canadian Pension Plans are duly registered under the INCOME TAX ACT (Canada) and any other Requirement of Law which to the knowledge of CERI or the Borrower require registration and no event has occurred which is reasonably likely to cause the loss of such registered status. As of the date hereof, all material, if any, obligations of each Group Member (including fiduciary, funding, investment and administration obligations) required to be performed pursuant to a Requirement of Law in connection with the Canadian Pension Plans and the funding agreements therefor have been performed in a timely fashion. There have been no improper withdrawals or applications of the assets of the Canadian Pension Plans or the Canadian Benefit Plans. Except as could not reasonably be expected to result in a Material Adverse Effect, (i) there are no outstanding disputes concerning the assets held under the funding agreements for the Canadian Pension Plans or the Canadian Benefit Plans and (ii) each Canadian Pension Plan is fully funded both on an ongoing basis and on a solvency basis (using actuarial methods and assumptions which are consistent with the valuations last filed with the applicable Governmental Authorities and which are consistent with generally accepted actuarial principles). No promises of benefit improvements under the Canadian Pension Plans or the Canadian Benefit Plans have been made except where such improvement could not have a Material Adverse Effect. All contributions or premiums required to be made or paid by each Group Member, if any, to the Canadian Pension Plans or the Canadian Benefit Plans have been made or paid in a timely fashion in accordance with the terms of such plans and all Requirements of Law. All employee contributions to the Canadian Pension Plans or the Canadian Benefit Plans by way of authorized payroll deduction or otherwise have been properly withheld or collected and fully paid into such plans in a timely manner. All material reports and disclosures relating to the Canadian Pension Plans required by such plans and any Requirement of Law to be filed or distributed have been filed or distributed in a timely manner. Each Group Member has withheld all employee withholdings and has made all employer contributions to be withheld and made by it pursuant to applicable law on account of Canadian Pension Plans employment insurance and employee income taxes.

                  4.14 INVESTMENT COMPANY ACT; OTHER REGULATIONS. No Loan Party is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. No Loan Party is subject to regulation under any Requirement of Law (other than Regulation X of the Board) which limits its ability to incur Indebtedness.

                  4.15 SUBSIDIARIES. (a) The Subsidiaries listed on SCHEDULE 4.15(A) constitute all the Subsidiaries of CERI as of the Closing Date. SCHEDULE 4.15(A) sets forth as of the Closing Date and after giving effect to the Acquisition, the exact legal name as reflected on the certificate of incorporation (or formation) and jurisdiction of incorporation (or formation) of each Subsidiary of CERI and, as to each such Subsidiary, the percentage and number of each class of Capital Stock owned by each Group Member.

                  (b) As of the date hereof, there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees or directors and directors' qualifying shares) of any nature relating to any Capital Stock of CERI or any Group Member, except as set forth on SCHEDULE 4.15(B).

                  4.16 USE OF PROCEEDS. The proceeds of the Term Loans shall be used to finance the Acquisition and to pay related fees and expenses and to repay in full or cash collateralize the Existing Credit Facility. The proceeds of the Revolving Credit Loans and the Swing Line Loans, and the Letters of Credit, shall be used for general corporate purposes and, on or prior to March 31, 2004, up to $5,000,000 of proceeds of Revolving Credit Loans may be used to make an Investment pursuant to Section 7.8(e), but such proceeds may not be used to make Investments permitted by Section 7.8(h) or, after March 31, 2004, Investments permitted by Section 7.8(e).

                  4.17 ENVIRONMENTAL MATTERS. Except as disclosed on SCHEDULE 4.17, and other than exceptions to any of the following that could not, individually or in the aggregate, reasonably be expected to result in the payment of a Material Environmental Amount:

                  (a) The Group Members: (i) are, and since September 10, 2001, have been, in compliance with all applicable Environmental Laws; (ii) hold all Environmental Permits (each of which is in full force and effect) required for any of their operations or for any property owned, leased, or otherwise operated by any of them; (iii) are, and since September 10, 2001, have been, in compliance with all of their Environmental Permits; and (iv) have no knowledge that any of their Environmental Permits will not be timely renewed and complied with; any additional Environmental Permits that may be required of any of them will not be timely obtained and complied with; and compliance with any Environmental Law that is applicable to any of them will not be maintained.

                  (b) Materials of Environmental Concern are not present at, on, under, in, or about any real property now owned, leased or operated by any Group Member that requires investigation or remediation under any applicable Environmental Law, (ii) were, to the best knowledge of any Group Member, released at any property formerly owned, leased or operated by any Group Member during the period of such Group Member's ownership, lease or operation thereof, that requires investigation or remediation under any applicable Environmental Law, (iii) to the best knowledge of any Group Member, have not been sent for re-use or recycling or for treatment, storage, or disposal at any other location which could reasonably be expected to give rise to liability of any Group Member under any applicable Environmental Law or (iv) are not present at, on, under, in, or about any real property now owned, leased or operated by any Group Member such that the Group Member is precluded from the normal conduct of its business at any such property.

                  (c) There is no judicial, administrative, or arbitral proceeding (including any notice of violation or alleged violation) under or relating to any Environmental Law to which any Group Member is, or to the knowledge of any Group Member will be, named as a party that is pending or, to the knowledge of any Group Member, threatened.

                  (d) No Group Member has received any written request for information, or been notified in writing that it is a potentially responsible party under or relating to the federal

Comprehensive Environmental Response, Compensation, and Liability Act or any analogous Environmental Law with respect to any Materials of Environmental Concern that require, or allegedly require, investigation or remediation under applicable Environmental Law.

                  (e) No Group Member has entered into or agreed to any consent decree, order, or settlement or other agreement, or is subject to any judgment, decree, or order or other agreement, in any judicial, administrative or arbitral forum for dispute resolution, relating to compliance with or liability under any Environmental Law.

                  (f) No Group Member has received written notice that it is responsible under any contract to which it is a party for liability arising under any Environmental Law or with respect to any Material of Environmental Concern.

                  4.18 ACCURACY OF INFORMATION, ETC. No statement or information contained in this Agreement, any other Loan Document, or any other document, certificate or statement furnished to the Administrative Agent, the Arranger, the Agents or the Lenders or any of them, by or on behalf of any Loan Party for use in connection with the transactions contemplated by this Agreement or the other Loan Documents, taken as a whole, contained as of the date of such statement, information, document or certificate was so furnished, any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which such statements were made. The projections and PRO FORMA financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of CERI and the Borrower to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount. As of the Closing Date, the representations and warranties (to the best knowledge of CERI and the Borrower with respect to representations and warranties of Allied) contained in the Acquisition Documentation are true and correct in all material respects. There is no fact known to any Loan Party that could reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed herein, in the other Loan Documents or in any other documents, certificates and statements furnished to the Arranger, the Agents and the Lenders for use in connection with the transactions contemplated hereby and by the other Loan Documents.

                  4.19 SECURITY DOCUMENTS. (a) The Guarantee and Collateral Agreement is effective to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid, binding and enforceable security interest in the Collateral described therein and proceeds and products thereof. The Canadian Guarantee and Collateral Agreement is effective to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid, binding and enforceable security interest in the Collateral described therein and proceeds and products thereof. In the case of the Pledged Stock described in the Guarantee and Collateral Agreement, and the Canadian Guarantee and Collateral Agreement, when any stock certificates representing such Pledged Stock are delivered to the Administrative Agent, and in the case of the other Collateral described in the Guarantee and Collateral Agreement (except Vehicles and Deposit Accounts, each as defined therein) and other Collateral described in the Canadian Guarantee and Collateral Agreement (except insurance and patents), when financing statements in appropriate form are filed in the offices specified on SCHEDULE 4.19 (which financing statements may be filed by the Administrative Agent) at any time and such other filings as are specified on SCHEDULE 3 to the Guarantee and Collateral Agreement and SCHEDULE 3 to the Canadian Guarantee and Collateral Agreement have been completed (all of which filings may be filed by the Administrative Agent at any time), the Guarantee and Collateral Agreement and the Canadian Guarantee and Collateral Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds and products thereof, as security for the Obligations (as defined in the Guarantee and Collateral Agreement or the Canadian Guarantee and Collateral Agreement, as applicable), in each case prior and superior in right to any other Person (except, Permitted Liens). SCHEDULE 7.3(F) lists each financing statement under all applicable Personal Property Security Legislation that (i) names any Loan Party as debtor and (ii) will remain on file after the Closing Date. On or prior to the Closing Date, the Borrower will have delivered to the Administrative Agent, or caused to be filed, duly completed UCC or other applicable termination statements under Personal Property Security Legislation, signed by the relevant secured party, in respect of each financing statement filed in respect of Liens other than Permitted Liens.

                  4.20 SOLVENCY. Each Loan Party is, and after giving effect to the Acquisition and the incurrence of all Indebtedness and obligations being incurred in connection herewith and therewith will be and will continue to be, Solvent.

                  4.21 REGULATION H. No Mortgage encumbers improved real property which is located in an area that has been identified by the Secretary of Housing and Urban Development as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968 (except any Mortgaged Properties as to which such flood insurance as required by Regulation H has been obtained and is in full force and effect as required by this Agreement).

                  4.22 INSURANCE. Each Group Member is insured, in accordance with Section 5.3 of the Guarantee and Collateral Agreement and with respect to CERI and each Canadian Subsidiary, Section 5.3 of the Canadian Guarantee and Collateral Agreement, by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged, and no Group Member (i) has received notice from any insurer or agent of such insurer that substantial capital improvements or other material expenditures will have to be made in order to continue such insurance or (ii) has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers at a cost that could not reasonably be expected to have a Material Adverse Effect.

                  4.23 ACQUISITION DOCUMENTATION. The documentation listed on
SCHEDULE 4.23 attached hereto constitute all of the material agreements, instruments and undertakings to which any Group Member is bound or by which such Person or any of its property or assets is bound or affected relating to, or arising out of, the Acquisition (including, without limitation, any agreements, instruments or undertakings assumed pursuant to the Acquisition Agreement and the schedules, exhibits, annexes and amendments thereto), in each case, as amended, supplemented, replaced or otherwise modified from time to time in accordance with this Agreement (collectively, the "ACQUISITION DOCUMENTATION"). None of such material agreements, instruments or undertakings have been amended, supplemented or otherwise modified except, after the Closing Date, as permitted by Section 7.16, and all such material agreements, instruments and undertakings are in full force and effect. No party to any Acquisition Documentation is currently in default thereunder and no party thereto, or any other Person, has the right to terminate any Acquisition Documentation except in accordance with its terms.

                  4.24 REAL ESTATE. As of the Closing Date, SCHEDULE 4.24 sets forth a true, complete and correct list of all real property owned or leased by any Group Member and indicates which such properties are Mortgaged Properties.

                  4.25 INACTIVE SUBSIDIARIES. No Inactive Subsidiary owns any assets (other than shares of Capital Stock in any other Inactive Subsidiary), conducts any business or is the obligor under any Indebtedness or other liabilities.

                  4.26 KELSO PREFERRED STOCK. The incurrence of the Loans and the issuance of each Letter of Credit has been consented to under the Kelso Preferred Stock Documents, including with respect to Section 5(b)(iii) of the Certificate of Designations with respect thereto and the incurrence of the Loans and the issuance of the Letters of Credit will not result in an increase in the Liquidation Preference per share (as such term is defined in the Certificate of Designations) pursuant to Section 5(d)(ii) of the Certificate of Designation or otherwise.

                        SECTION 5. CONDITIONS PRECEDENT

                  5.1 CONDITIONS TO INITIAL EXTENSION OF CREDIT. The agreement of each Lender to make the initial extension of credit requested to be made by it hereunder is subject to the satisfaction, prior to or concurrently with the making of such extension of credit on the Closing Date, of the following conditions precedent:

                  (a) LOAN DOCUMENTS. The Administrative Agent shall have received (i) this Agreement, executed and delivered by a duly authorized officer of CERI and the Borrower, (ii) the Guarantee and Collateral Agreement, executed and delivered by a duly authorized officer of the Borrower and each Subsidiary Guarantor, the Canadian Guarantee and Collateral Agreement, executed and delivered by a duly authorized officer of CERI and each of the Canadian Subsidiaries, except the Inactive Subsidiaries, (iii) to the extent required by the Administrative Agent, a Mortgage covering each of the Mortgaged Properties, executed and delivered by a duly authorized officer of each party thereto, (iv) a Lender Addendum executed and delivered by each Lender and accepted by the Borrower and (v) the Escrow Agreement, executed and delivered by a duly authorized officer of CERI, the Borrower and the Escrow Agent named therein.

                  (b) ACQUISITION, ETC. The Borrower, Waste Services of Florida, Inc. and Jacksonville Florida Landfill, Inc. shall have acquired all of the material assets, properties and contractual rights used in connection with the Allied Business other than certain assets, properties and contractual rights of the Allied Businesses set forth on SCHEDULE 5.1(B) (the "REMAINING ALLIED ASSETS") for a purchase price not to exceed $120,000,000 in the aggregate (less any amounts allocated to the Remaining Allied Assets, plus the amount of any working capital adjustment as required by the Acquisition Agreement), as more particularly set forth in the Acquisition Agreement and in accordance with the terms thereof (the "ACQUISITION") and no material provision of the Acquisition Agreement shall have been waived, amended, supplemented or otherwise modified without the prior written consent of the Arranger, which shall not be unreasonably withheld or delayed.

                  (c) PRO FORMA BALANCE SHEET; FINANCIAL STATEMENTS. The Lenders shall have received (i) the Pro Forma Balance Sheet, (ii) audited consolidated financial statements of CERI and its Subsidiaries for the 2000, 2001 and 2002 fiscal years, (iii) audited consolidated financial statements of the Allied Business for the 2000, 2001 and 2002 fiscal years, and (iv) unaudited interim consolidated financial statements of each of (a) CERI and its Subsidiaries and
(b) the Allied Business, in each case, for each quarterly period ended subsequent to the date of the latest applicable financial statements delivered pursuant to clause (ii) or (iii) of this paragraph, as applicable, as to which such financial statements are available; and such financial statements shall not, in the reasonable judgment of the Lenders, reflect any material adverse change in the consolidated financial condition of CERI and its Subsidiaries and the Allied Business taken as a whole, as reflected in the financial statements or projections previously provided to the Administrative Agent and the Lenders. Adjusted Consolidated EBITDA of CERI based upon the Consolidated EBITDA for the twelve-month operating period ending September 30, 2003 and calculated in accordance with Regulation S-X of the Securities Act of 1933, as amended, or with only those adjustments that the Arranger agrees are appropriate in its reasonable discretion, and excluding results of operations from Omni Waste of Osceola County LLC, shall be not less than $39,600,000 and such Pro Forma Balance Sheet shall show a Consolidated Leverage Ratio of CERI no greater than 5.20:1.00 based upon such Adjusted Consolidated EBITDA.

                  (d) APPROVALS. All material governmental and third party approvals and consents necessary in connection with the acquisition of the assets, properties and contractual rights used in connection with the Allied Business which are to be acquired on the Closing Date, the continuing operations of the Group Members and the transactions contemplated hereby shall have been obtained and be in full force and effect or, to the extent contemplated by the Acquisition Agreement, a managing, operating or sub-contracting arrangement or other relationship has been established in lieu thereof with respect to that portion of the business of the Group Members to which such consent, authorization, filing or notice relates, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the Acquisition or the financing contemplated hereby.

                  (e) RELATED AGREEMENTS. The Administrative Agent shall have received (in a form reasonably satisfactory to the Administrative Agent), true and correct copies, certified as to authenticity by the Borrower, of (i) the Acquisition Documentation and (ii) such other material documents or instruments as may be reasonably requested by the Administrative Agent, including, without limitation, a copy of any material debt instrument, security agreement or other material contract to which the Loan Parties may be a party.

                  (f) TERMINATION OF EXISTING CREDIT FACILITY. The Administrative Agent shall have received evidence satisfactory to the Administrative Agent that the Existing Credit Facility shall be simultaneously terminated, all amounts thereunder shall be simultaneously paid in full (or cash collateralized in the case of the Existing Letters of Credit) and arrangements satisfactory to the Administrative Agent shall have been made for the termination of Liens and security interests granted in connection therewith.

                  (g) FEES. The Lenders, the Arranger and the Agents shall have received all fees required to be paid, and all expenses for which invoices have been presented (including reasonable fees, disbursements and other charges of counsel to the Agents), on or before the Closing Date. All such amounts will be paid with proceeds of Loans made on the Closing Date and will be reflected in the funding instructions given by the Borrower to the Administrative Agent on or before the Closing Date.

                  (h) PROJECTIONS. The Lenders shall have received satisfactory projections for CERI and its Subsidiaries for fiscal years 2004 through 2008.

                  (i) SOLVENCY ANALYSIS. The Lenders shall have received a reasonably satisfactory solvency certificate by the chief financial officer of CERI which shall document the solvency of each of CERI and its Subsidiaries after giving effect to the transactions contemplated hereby.

                  (j) LIEN SEARCHES. The Administrative Agent shall have received the results of a recent lien, tax lien, bankruptcy, judgment and (other than in Canada) litigation search in each of the jurisdictions (including the United States of America and Canada) or offices (including, without limitation, in the United States Patent and Trademark Office, the United States Copyright Office and the Canadian Intellectual Property Office) in which financing statements under the UCC or other Personal Property Security Legislation or other filings or recordations should be made to evidence or perfect (with the priority required under the Loan Documents) security interests in all assets of the Loan Parties (or would have been made at any time during the five years immediately preceding the Closing Date to perfect Liens on any assets of CERI or its subsidiaries), and such search shall reveal no Liens on any of the assets of the Loan Parties, except for Permitted Liens or Liens set forth on SCHEDULE 7.3(F).

                  (k) ENVIRONMENTAL MATTERS. The Administrative Agent shall have received all of the existing current written environmental assessments regarding CERI and its Subsidiaries, which environmental assessments are listed on
Schedule 5.1(k).

                  (l) CLOSING CERTIFICATE. The Administrative Agent shall have received a certificate of each Loan Party, dated the Closing Date, substantially in the form of Exhibit C, with appropriate insertions and attachments.

                  (m) OTHER CERTIFICATIONS. The Administrative Agent shall have received the following:

                           (i) a copy of the charter of each Loan Party and each amendment thereto, certified (as of a date reasonably near the date of the initial extension of credit to the extent such certification is obtainable in the relevant jurisdiction) as being a true and correct copy thereof by the Secretary of State or other applicable Governmental Authority of the jurisdiction in which each such Loan Party is organized;

                           (ii) a copy of a certificate of the Secretary of State or other applicable Governmental Authority, to the extent such certification is obtainable, of the jurisdiction in which each such Loan Party is organized, dated reasonably near the date of the initial extension of credit, listing the charter of such Loan Party and each amendment thereto on file in such office and certifying that (A) such amendments are the only amendments to such Loan Party's charter on file in such office, (B) such Loan Party has paid all franchise taxes to the date of such certificate (if obtainable in such jurisdiction) and (C) such Loan Party is duly organized and in good standing under the laws of such jurisdiction;

                           (iii) to the extent obtainable, an electronic or facsimile confirmation from the Secretary of State or other applicable Governmental Authority of each jurisdiction in which each Loan Party is organized certifying that such Loan Party is duly organized and in good standing under the laws of such jurisdiction on the date of the initial extension of credit; together with a written confirmatory report in respect thereof prepared by, or on behalf of, a filing service acceptable to the Administrative Agent; and

                           (iv) to the extent obtainable, a copy of a certificate of the Secretary of State or other applicable Governmental Authority of each state or province where any Loan Party is required to be qualified as a foreign corporation or entity, other than any state or province where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect, dated reasonably near the date of the initial extension of credit, stating that such Loan Party is duly qualified and in good standing as a foreign corporation or entity in each such jurisdiction and has filed all annual reports required to be filed to the date of such certificate; and an electronic confirmation, prepared by or on behalf of, a filing service acceptable to the Administrative Agent, stating that the Secretary of State or other applicable Governmental Authority of each such jurisdiction on the date of the initial extension of credit has confirmed the due qualification and continued good standing of each such Person as a foreign corporation or entity in each such jurisdiction on or about such date.

                  (n) LEGAL OPINIONS. The Administrative Agent shall have received the following executed legal opinions:

                           (i) the legal opinion of Shearman & Sterling LLP, counsel of the Group Members, substantially in the form of Exhibit F-1;

                           (ii) the legal opinion of Blake, Cassels & Graydon LLP, Canadian counsel of the Group Members, substantially in the form of Exhibit F-2; and

                           (iii) the legal opinion of local counsel in each of Florida, Arizona and Ohio and of such other special and local counsel as may be reasonably required by the Administrative Agent.

Each such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require.

                  (o) PLEDGED STOCK; STOCK POWERS; ACKNOWLEDGMENT AND CONSENT; PLEDGED NOTES . The Administrative Agent shall have received (i) the certificates, if any, representing all of the shares of Capital Stock pledged pursuant to the Guarantee and Collateral Agreement and the

Canadian Guarantee and Collateral Agreement, together with an undated stock power and irrevocable proxy for each such certificate executed in blank by a duly authorized officer of the pledgor thereof, (ii) an Acknowledgment and Consent, substantially in the form of Annex II to the Guarantee and Collateral Agreement, duly executed by any issuer of Capital Stock pledged pursuant to the Guarantee and Collateral Agreement or the Canadian Guarantee and Collateral Agreement that is not itself a party to the Guarantee and Collateral Agreement or the Canadian Guarantee and Collateral Agreement and (iii) each promissory note pledged pursuant to the Guarantee and Collateral Agreement or the Canadian Guarantee and Collateral Agreement endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank satisfactory to the Administrative Agent) by the pledgor thereof.

                  (p) FILINGS, REGISTRATIONS AND RECORDINGS. Except as otherwise agreed by the Administrative Agent, each document (including, without limitation, any financing statement filed pursuant to the UCC or other applicable Personal Property Security Legislation) required by the Security Documents or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a perfected Lien on the Collateral except Vehicles located in the United States of America and insurance and patents located in Canada described therein, prior and superior in right to any other Person (other than with respect to Permitted Liens), shall have been filed, registered or recorded or shall have been delivered to the Administrative Agent in proper form for filing, registration or recordation.

                  (q) SURVEYS. The Administrative Agent shall have received, and the title insurance company issuing the policy referred to in SECTION 5.1(R) below (the "TITLE INSURANCE COMPANY") shall have received, maps or plats of an as-built survey of the sites of the Mortgaged Properties that are used in connection with the Allied Business located in the United States of America, certified to the Administrative Agent and the Title Insurance Company in a manner satisfactory to them, dated not more than 30 days prior to the Closing Date unless the Title Insurance Company has agreed to delete its survey disclosure exception on the basis of an earlier survey and such survey is, in any event, dated not more than 2 years prior to the Closing Date by an independent professional licensed land surveyor satisfactory to the Administrative Agent and the Title Insurance Company, which maps or plats and the surveys on which they are based shall be made in accordance with the Minimum Standard Detail Requirements for Land Title Surveys jointly established and adopted by the American Land Title Association and the American Congress on Surveying and Mapping in 1997 or 1999 and meeting the accuracy requirements as defined therein, and, without limiting the generality of the foregoing, there shall be surveyed and shown on such maps, plats or surveys the following: each survey shall (a) be a current "as-built" survey showing the location of any adjoining streets (including their widths and any pavement or other improvements), easements (including the recorded information with respect to all recorded instruments), the mean high water base line or other legal boundary lines of any adjoining bodies of water, fences, zoning or restriction setback lines, rights-of-way, utility lines to the points of connection and any encroachments; (b) locate all means of ingress and egress, certifying the amount of acreage and square footage, indicate the address of the property, contain the legal description of the property, and also contain a location sketch of the property; (c) show the location of all improvements as constructed on the property, all of which shall be within the boundary lines of the property and conform to all applicable zoning ordinances, set-back lines and restrictions and the surveyor shall certify compliance with the foregoing; (d) indicate the location of any improvements on the property with the dimensions in relations to the lot and building lines; (e) show measured distances from the improvements to be set back and specified distances from street or property lines in the event that deed restrictions, recorded plats or zoning ordinances require same; (f) designate all courses and distances referred to in the legal description, and indicate the names of all adjoining owners on all sides of the property, to the extent available; and (g) indicate the flood zone designation, if any, in which the property is located. The legal description of the applicable property shall be shown on the face of each survey, and the same shall conform to the legal description contained in the title policy described below.

                  (r) TITLE INSURANCE.

                           (i) The Administrative Agent shall have received in respect of each Mortgaged Property that is used in connection with the Allied Business located in the United States of America a mortgagee's title insurance policy (or policies) or marked up unconditional binder for such insurance. Each such policy shall (A) be in an amount reasonably satisfactory to the Administrative Agent; (B) be issued at ordinary rates; (C) insure that the Mortgage insured thereby creates a valid first Lien on, and security interest in, such Mortgaged Property free and clear of all defects and encumbrances, except for Permitted Liens disclosed therein; (D) name the Administrative Agent for the benefit of the Secured Parties as the insured thereunder; (E) be in the form of ALTA Loan Policy - 1970 form B (Amended 10/17/70 and 10/17/84) to the extent available in the particular jurisdiction of each Mortgaged Property (or equivalent policies); (F) contain such endorsements and affirmative coverage as the Administrative Agent may reasonably request in form and substance acceptable to the Administrative Agent, including, without limitation (to the extent applicable with respect to such Mortgaged Property and available in the jurisdiction in which such Mortgaged Property is located), the following: variable rate endorsement; survey endorsement; comprehensive endorsement; zoning (ALTA 3.1 with parking added) endorsement; first loss, last dollar and tie-in endorsement; access coverage; separate tax parcel coverage; contiguity coverage; usury; doing business; subdivision; environmental protection lien; CLTA 119.2 and CLTA 119.3 (for leased Real Estate, only); and such other endorsements as the Administrative Agent shall reasonably require in order to provide insurance against specific risks identified by the Administrative Agent in connection with such Mortgaged Property, and (G) be issued by title companies satisfactory to the Administrative Agent (including any such title companies acting as co-insurers or reinsurers, at the option of the Administrative Agent). The Administrative Agent shall have received evidence satisfactory to it that all premiums in respect of each such policy, all charges for mortgage recording tax, and all related expenses, if any, have been paid.

                           (ii) The Administrative Agent shall have received a copy of all recorded documents referred to, or listed as exceptions to title in, the title policy or policies referred to in clause (i) above and a copy of all other material documents affecting the Mortgaged Properties.

                  (s) FLOOD INSURANCE. If requested by the Administrative Agent, the Administrative Agent shall have received (A) a policy of flood insurance for Mortgaged

Properties located in a flood hazard zone as designated by the Federal Emergency Management Agency that (1) covers any parcel of improved material real property located in the United States of America that is encumbered by any Mortgage (2) is written in an amount not less than the outstanding principal amount of the indebtedness secured by such Mortgage that is reasonably allocable to such real property or the maximum limit of coverage made available with respect to the particular type of property under the National Flood Insurance Act of 1968, whichever is less, and (3) has a term ending not later than the maturity of the indebtedness secured by such Mortgage or that may be extended to such Maturity Date and (B) confirmation that the Borrower has received the notice required pursuant to Section 208(e)(3) of Regulation H of the Board.

                  (t) INSURANCE. The Administrative Agent shall have received insurance certificates satisfying the requirements of Section 5.3 of the Guarantee and Collateral Agreement and Section 5.3 of the Canadian Guarantee and Collateral Agreement.

                  (u) ACQUISITION LIEN RELEASES. The Administrative Agent shall have received evidence reasonably satisfactory to the Administrative Agent that the Seller has provided to JP Morgan Chase Bank an executed copy of the Acquisition Agreement and a certificate confirming that the applicable portion of the Acquisition has been consummated and that all Liens on the assets of the Allied Business transferred to the Group Members on the Closing Date shall be terminated and released as of the Closing Date.

                  (v) PATRIOT ACT. The Administrative Agent shall have received all documentation and other information required by bank regulatory authorities under applicable "know your customer" and Anti-Money Laundering rules and regulations, including, without limitation, the USA Patriot Act as it shall have reasonably requested.

                  (w) ESCROW FUNDS. The Borrower shall have irrevocably directed the Administrative Agent to wire $[14,433,000] into the Escrow Account (as defined in the Escrow Agreement).

                  (x) KELSO PREFERRED STOCK. The Administrative Agent shall have received copies of the letter agreements described in clauses (c) and (d) of the definition of Kelso Preferred Stock Documentation and the terms of such letters shall be reasonably satisfactory to the Administrative Agent.

                  (y) MISCELLANEOUS. The Administrative Agent shall have received such other documents, agreements, certificates and information as it shall reasonably request.

                  5.2 CONDITIONS TO EACH EXTENSION OF CREDIT. The agreement of each Lender to make any extension of credit requested to be made by it hereunder on any date (including, without limitation, its initial extension of credit) is subject to the satisfaction of the following conditions precedent:

                  (a) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date, except for representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct as of such earlier date.

                  (b) NO DEFAULT. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.

                  (c) Each borrowing by and issuance of a Letter of Credit on behalf of the Borrower hereunder shall constitute a representation and warranty by CERI, the Borrower as of the date of such extension of credit that the conditions contained in this Section 5.2 have been satisfied.

                  5.3 CONDITIONS TO THE FUNDING OF TERM LOANS ON THE SECOND ACQUISITION CLOSING DATE

                  The agreement of each Tranche B Term Loan Lender to make a Term Loan on the Second Acquisition Closing Date is subject to (a) the delivery of a certificate by the Borrower on such date stating that each of the conditions set forth in Section 5.2. are satisfied and the Remaining Allied Assets shall be acquired on such date in accordance with the terms of the Acquisition Agreement, and no material provision of the Acquisition Agreement shall have been waived, amended, supplemented or otherwise modified without the prior written consent of the Arranger and (b) the Administrative Agent's receipt of evidence reasonably satisfactory to the Administrative Agent that the Seller has provided to JP Morgan Chase Bank a certificate confirming that the applicable portion of the Acquisition has been consummated and that all Liens on the assets of the Allied Business transferred to the Group Members on the Second Acquisition Closing Date shall be terminated and released as of the Second Acquisition Closing Date.

                        SECTION 6. AFFIRMATIVE COVENANTS

                  CERI and the Borrower hereby jointly and severally agree that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender, any Agent or the Arranger hereunder, each of CERI and the Borrower shall and shall cause each of its Subsidiaries to:

                  6.1 FINANCIAL STATEMENTS. Furnish to each Agent and each
Lender:

                  (a) as soon as available, but in any event within 90 days after the end of each fiscal year of CERI, a copy of the audited consolidated balance sheet of CERI and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of income and of cash flows for such year, setting forth in each case in comparative form the figures as of the end of and for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by BDO Dunwoody LLP/ BDO Seidman LLP or other independent certified public accountants of nationally recognized standing;

                  (b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of CERI, the unaudited consolidated balance sheet of CERI and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures as of the end of and for the corresponding period in the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments); and

                  (c) as soon as available, but in any event not later than 45 days after the end of each month occurring during each fiscal year of CERI (other than the third, sixth, ninth and twelfth such month), the unaudited consolidated balance sheets of CERI and its Subsidiaries as at the end of such month and the related unaudited consolidated statements of income and of cash flows for such month and the portion of the fiscal year through the end of such month, setting forth in each case in comparative form the figures as of the end of and for the corresponding period in the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments);

all such financial statements to be complete and correct in all material respects and to be prepared in reasonable detail and, except with respect to the statement of cash flows delivered pursuant to Section 6.1(c), in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein); it being understood that at the Administrative Agent's reasonable request, such statements of cash flow will also be prepared in accordance with GAAP.

                  6.2 CERTIFICATES; OTHER INFORMATION. Furnish to each Agent and each Lender, or, in the case of clause (i), to the relevant Lender:

                  (a) concurrently with the delivery of the financial statements referred to in Section 6.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate (it being understood that such certificate shall be limited to the items that independent certified public accountants are permitted to cover in such certificates pursuant to their professional standards and customs of the profession);

                  (b) concurrently with the delivery of any financial statements pursuant to Section 6.1, (i) a certificate of a Responsible Officer stating that, to the best of such Responsible Officer's knowledge, each Loan Party during such period has observed or performed all of its covenants and other agreements contained in this Agreement and the other Loan Documents to which it is a party to be observed, performed or satisfied by it on or before such date, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and (ii) in the case of quarterly or annual financial statements, (x) a Compliance Certificate containing all information and calculations necessary for determining compliance by the Group Members with the provisions of this Agreement referred to therein as of the last day of the fiscal quarter or fiscal year of the Borrower, as the case may be, (y) to the extent not previously disclosed to the Administrative Agent, in writing, a listing of any county, state, territory, province, region or any other jurisdiction, or any political subdivision thereof within the United States of America, Canada or otherwise where any Loan Party keeps material inventory or equipment and of any registered Intellectual Property acquired by any Loan Party since the date of the most recent list delivered pursuant to this clause (y) (or, in the case of the first such list so delivered, since the Closing Date) and (z) any financing statements under the UCC or applicable Personal Property Security Legislation or other filings specified in such Compliance Certificate as being required to be delivered therewith;

                  (c) as soon as available, and in any event no later than 45 days after the end of each fiscal year of CERI, a detailed consolidated budget for the following fiscal year (including a projected consolidated balance sheet of CERI and its Subsidiaries as of the end of the following fiscal year, and the related consolidated statements of projected cash flow and projected income), and, as soon as available, significant revisions, if any, of such budget and projections with respect to such fiscal year (collectively, the "PROJECTIONS"), which Projections shall in each case be accompanied by a certificate of a Responsible Officer stating that such Projections are based on reasonable estimates, information and assumptions and that such Responsible Officer has no reason to believe that such Projections are incorrect or misleading in any material respect;

                  (d) within 45 days after the end of each fiscal quarter of CERI, a narrative discussion and analysis of the financial condition and results of operations of CERI and its Subsidiaries for such fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter, as compared to the portion of the Projections covering such periods and to the comparable periods of the previous year;

                  (e) no later than 5 Business Days, or such shorter period as the Administrative Agent shall reasonably agree to, prior to the effectiveness thereof, copies of substantially final drafts of any proposed amendment, supplement, waiver or other modification with respect to the Acquisition Agreement after the Closing Date, the governing documents of any Loan Party or the Kelso Preferred Stock Documents;

                  (f) within five days after the same are sent, copies of all financial statements and reports that any Group Member sends to the holders of any class of its debt securities or public equity securities and, within five days after the same are filed, copies of all financial statements and reports that any Group Member may make to, or file with, the SEC;

                  (g) as soon as reasonably possible and in any event within 5 Business Days of obtaining knowledge thereof: (i) notice of any development, event, or condition that, individually or in the aggregate with other developments, events or conditions that, individually or in the aggregate, could reasonably be expected to result in the payment by any Group Member, in the aggregate, of a Material Environmental Amount; and (ii) any notice that any Governmental Authority will deny any application for an Environmental Permit sought by, or revoke or refuse to renew any Environmental Permit or any other material Permit held by the Borrower or condition approval of any such material Permit on terms and conditions that are materially more burdensome than the current terms and conditions of such material Permits to the operation of any of the Group Members' businesses (both before and after giving effect to the Acquisition) or any property owned, leased or operated by such Person, where such denial, revocation, refusal or condition would preclude the normal conduct of the Group Members' business in respect of the operation to which such Environmental Permit or material Permit applies;

                  (h) to the extent not included in clauses (a) through (g) above, no later than the date the same are required to be delivered thereunder, copies of all agreements, documents or other instruments (including, without limitation, (i) audited and unaudited, pro forma and other financial statements, reports, forecasts, and projections, together with any required certifications thereon by independent public auditors or officers of any Group Member or otherwise, (ii) press releases and (iii) statements or reports furnished to any other holder of the securities of any Group Member);

                  (i) concurrently with the delivery of the financial statements referred to in Section 6.1(a), a report of a reputable insurance broker with respect to the insurance required by Section 6.5, and, from time to time, such supplemental reports thereto as the Administrative Agent may reasonably request.

                  (j) promptly, such additional financial and other information as any Lender may from time to time reasonably request.

                  6.3 PAYMENT OF OBLIGATIONS. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the applicable Group Member.

                  6.4 CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE, ETC. (a)
(i) Preserve, renew and keep in full force and effect its corporate or other existence and (ii) take all reasonable action to maintain all rights, privileges, franchises, Permits and licenses necessary or desirable in the normal conduct of its business, except, in each case, as otherwise permitted by
Section 7.4 and except, in the case of clause (ii) above, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (b) to the extent not in conflict with this Agreement or the other Loan Documents, comply with all Contractual Obligations and Requirements of Law, except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  6.5 MAINTENANCE OF PROPERTY; INSURANCE. (a) Keep all Property and systems useful and necessary in its business in reasonably good working order and condition, ordinary wear and tear excepted and (b) (i) maintain with financially sound and reputable insurance companies insurance on all its Property meeting the requirements of Section 5.3 of the Guarantee and Collateral Agreement and Section 5.3 of the Canadian Guarantee and Collateral Agreement and in at in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by similarly situated companies engaged in the same or a similar business and consistent with past practices.

                  6.6 INSPECTION OF PROPERTY; BOOKS AND RECORDS; DISCUSSIONS.
(a) Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities and (b) permit representatives of any Lender to visit and inspect any of its properties and examine and, at the Borrower's expense, make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Group Members with officers and employees of the Group Members and with their respective independent certified public accountants.

                  6.7 NOTICES. Promptly give notice to the Administrative Agent and each Lender of:

                  (a) the occurrence of any Default or Event of Default;

                  (b) any (i) default or event of default (or alleged default) under any Contractual Obligation of any Group Member or (ii) litigation, investigation or proceeding which may exist at any time between any Group Member and any Governmental Authority, that in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

                  (c) any litigation or proceeding affecting any Group Member in which the amount involved is $2,000,000 or more and not covered by insurance or in which injunctive or similar relief is sought;

                  (d) the following events if, individually or in the aggregate, they could reasonably be expected to result in a Material Adverse Effect, as soon as possible and in any event within 30 days after CERI or the Borrower knows or has reason to know thereof: (i) the occurrence of any Reportable Event with respect to any Single Employer Plan, a failure to make any required contribution to a Single Employer Plan, the creation of any Lien in favor of a Single Employer Plan or in favor of the PBGC with respect to a Single Employer Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity with respect to the withdrawal from, or the termination of, any Single Employer Plan; and

                  (e) any development or event that has had or could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action CERI, the Borrower or the relevant Subsidiary proposes to take with respect thereto.

                  6.8 ENVIRONMENTAL LAWS. (a) Comply in all material respects with, and ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws and Environmental Permits, and obtain, maintain and comply in all material respects with, and ensure that all tenants and subtenants obtain, maintain and comply in all material respects with any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws.

                  (b) Comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws, including, without limitation, such orders and directives to conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws.

                  (c) Within 30 days of the acquisition of the related Real Estate, provide a letter from an environmental consultant, which consultant shall be reasonably acceptable to the Administrative Agent, identifying any measures which have been undertaken or which are planned with respect to the recommendations set forth in Section 5 of the reports listed on Schedule 6.8(c) hereof.

                  6.9 [INTENTIONALLY OMITTED].

                  6.10 ADDITIONAL COLLATERAL, ETC. (a) With respect to any Property acquired after the Closing Date by any Group Member (other than (x) any Property described in paragraph (b) or paragraph (c) of this Section, (y) any Property subject to a Lien expressly permitted by Section 7.3(g) and (z) any Property acquired by an Excluded Foreign Subsidiary or Inactive Subsidiary) as to which the Administrative Agent, for the benefit of the Secured Parties, does not have a perfected Lien, promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement, the Canadian Guarantee and Collateral Agreement or such other documents as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Secured Parties, a security interest in such Property and (ii) take all actions necessary or advisable to grant to the Administrative Agent, for the benefit of the Secured Parties, a perfected first priority security interest in such Property (other than Vehicles located in the United States and insurance located in Canada), including without limitation, the filing of financing statements under the UCC and other applicable Personal Property Security Legislation in such jurisdictions as may be required by the Guarantee and Collateral Agreement, the Canadian Guarantee and Collateral Agreement or by law or as may be requested by the Administrative Agent.

                  (b) With respect to any fee interest (or leasehold interest, to the extent such leasehold is created under a triple net ground lease or similar transaction) in any real property having a value (together with improvements thereof) of at least $250,000 acquired after the Closing Date by any Group Member (other than any such real property owned by an Excluded Foreign Subsidiary or subject to a Lien expressly permitted by Section 7.3(g)), promptly
(i) execute and deliver a first priority Mortgage (except for Permitted Liens and Liens otherwise allowed under the Mortgages) in favor of the Administrative Agent, for the benefit of the Secured Parties, covering such real property, (ii) if requested by the Administrative Agent, provide the Lenders with (x) title and extended coverage insurance, complying with the provisions of Section 5.1(r), covering such real property in an amount at least equal to the purchase price of such real property (or such other amount as shall be reasonably specified by the Administrative Agent) as well as a current ALTA survey thereof complying with the provisions of Section 5.1(q), together with a surveyor's certificate and (y) any consents or estoppels reasonably deemed necessary or advisable by the Administrative Agent in connection with such Mortgage to the extent that such consents or estoppels may be obtained using reasonable efforts without payment of money and without obligation to commence litigation, each of the foregoing in form and substance reasonably satisfactory to the Administrative Agent and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

                  (c) With respect to any new Subsidiary of CERI or the Borrower (other than an Excluded Foreign Subsidiary) created or acquired after the Closing Date (which, for the purposes of this paragraph, shall include any existing Subsidiary of the Borrower that ceases to be an Excluded Foreign Subsidiary or Inactive Subsidiary), by any Group Member, promptly (i) execute and deliver to the Administrative Agent such amendments to the Security Documents as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Secured Parties, a perfected first priority security interest in the Capital Stock of such new Subsidiary that is owned by any Group Member, (ii) deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the applicable Group Member, (iii) cause such new Subsidiary (A) to become a party to the applicable Security Documents and (B) to take such actions necessary or advisable to grant to the Administrative Agent for the benefit of the Secured Parties a perfected first priority security interest in the Collateral described in the Security Documents with respect to such new Subsidiary, including, without limitation, the recording of instruments in the United States Patent and Trademark Office, the United States Copyright Offices and the Canadian Intellectual Property Office, the execution and delivery by all necessary persons of control agreements, and the filing of financing statements under applicable Personal Property Security Legislation in such jurisdictions as may be required by the Security Documents or by law or as may be requested by the Administrative Agent, and (iv) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

                  (d) With respect to any Excluded Foreign Subsidiary created or acquired after the Closing Date by the Borrower or any of its Subsidiaries (other than any Excluded Foreign Subsidiaries), promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement or such other documents as the Administrative Agent deems necessary or advisable in order to grant to the Administrative Agent, for the benefit of the Secured Parties, a perfected first priority security interest in the Capital Stock of such new Subsidiary that is owned by the Borrower or any of its Subsidiaries (other than any Excluded Foreign Subsidiaries), (provided that in no event shall more than 65% of the total outstanding Capital Stock of any such Excluded Foreign Subsidiary be required to be so pledged), (ii) deliver to the Administrative Agent the certificates representing such Capital Stock, together with irrevocable proxies, undated stock powers, in blank, executed and delivered by a duly authorized officer of the applicable Group Member, and take such other action as may be necessary or, in the opinion of the Administrative Agent, desirable to perfect the Lien of the Administrative Agent thereon, and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

                  (e) Notwithstanding anything to the contrary in this Section 6.10, paragraphs (a), (b), (c) and (d) of this Section 6.10 shall not apply to any Property, new Subsidiary of CERI or the Borrower or new Excluded Foreign Subsidiary created or acquired after the Closing Date, as applicable, as to which the Administrative Agent has determined in its sole discretion that the collateral value thereof is insufficient to justify the difficulty, time and/or expense of obtaining a perfected security interest therein.

                  6.11 USE OF PROCEEDS. Use the proceeds of the Loans only for the purposes specified in Section 4.16.

                  6.12 PENSION AND BENEFITS PLANS.

                  (a) ERISA DOCUMENTS. The Borrower will cause to be delivered to the Administrative Agent, promptly upon the Administrative Agent's request, any or all of the following: (i) a copy of each Single Employer Plan; (ii) the most recent determination letter issued by the Internal Revenue Service with respect to each Plan (other than any Plan of a Commonly Controlled Entity);
(iii) for the most recent plan year preceding the Administrative Agent's request, Annual Reports on Form 5500 Series required to be filed with any governmental agency for each Single Employer Plan; (iv) a listing of all Multiemployer Plans, with the aggregate amount of the most recent annual contributions required to be made by the Borrower or any Commonly Controlled Entity to each such Plan and copies of the collective bargaining agreements requiring such contributions; (v) any information that has been provided to the Borrower or any Commonly Controlled Entity regarding withdrawal liability under any Multiemployer Plan; (vi) the aggregate amount of payments made under any employee welfare benefit plan (as defined in Section 3(1) of ERISA) to any retired employees of the Borrower or any of its Subsidiaries (or any dependents thereof) during the most recently completed fiscal year; and (vii) documents reflecting any agreements between the PBGC and the Borrower or any Commonly Controlled Entity with respect to any Plan.

                  (b) CANADIAN PENSION PLANS AND CANADIAN BENEFIT PLANS.

                           (i) Each Group Member shall use its commercially reasonable efforts to obtain and to provide the Administrative Agent with written confirmation from the applicable Governmental Authorities that each Canadian Pension Plan adopted by any Group Member which is required to be registered under the INCOME TAX ACT (Canada) or any other Requirement of Law has been registered. From and after the adoption and registration of any Canadian Pension Plan and subject to any power or right to terminate a Canadian Pension Plan in whole or in part, each Group Member shall use commercially reasonable efforts to ensure that the plan retains its registered status under and is administered in all material respects in accordance with the applicable pension plan text, funding agreement, the INCOME TAX ACT (Canada) and all other Requirements of Law

                           (ii) Each Group Member shall cause all reports and disclosures relating to any Canadian Pension Plan that are required by the plan or any Requirement of Law to be filed or distributed in a timely manner.

                           (iii) Each Group Member shall perform in all material respects all obligations (including (if applicable), funding, investment and administration obligations) required to be performed by it in connection with each Canadian Pension Plan and Canadian Benefit Plan and the funding media therefor; make all contributions and pay all premiums required to be made or paid by it in accordance with the terms of the plan and all Requirements of Law and withhold by way of authorized payroll deductions or otherwise collect and pay into the plan all employee contributions required to be withheld or collected by it in accordance with the terms of the plan and all Requirements of Law; and ensure that, except as could not reasonably be expected to result in a Material Adverse Effect, to the extent that the Group Member has a Canadian Pension Plan which is a defined benefit pension plan, that such plan is fully funded, both on an ongoing basis and on a solvency basis (using actuarial methods and assumptions which are consistent with the valuations last filed with the applicable Governmental Authorities and which are consistent with generally accepted actuarial principles);

                           (iv) CERI and the Borrower shall deliver to the Administrative Agent, (A) promptly on request, copies of each annual and other return, report or valuation with respect to each Canadian Pension Plan filed by any Group Member with any applicable Governmental Authority; (B) promptly on request, a copy of any material direction, order or notice that any Group Member may receive from any applicable Governmental Authority with respect to any Canadian Pension Plan; and
         (C) notification within 30 days of any material increases in the benefits of any existing Canadian Pension Plan or Canadian Benefit Plan, or the establishment of any new Canadian Pension Plan or Canadian Benefit Plan, or the commencement of contributions to any Canadian Pension Plan or Canadian Benefit Plan to which it was not previously contributing.

                  6.13 FURTHER ASSURANCES. (a) From time to time execute and deliver, or cause to be executed and delivered, such additional instruments, certificates or documents, and take all such actions, as the Administrative Agent may reasonably request for the purposes of implementing or effectuating the provisions of this Agreement and the other Loan Documents, or of more fully perfecting or renewing the rights of the Administrative Agent and the Lenders with respect to the Collateral (or with respect to any additions thereto or replacements or proceeds or products thereof or with respect to any other property or assets hereafter acquired by any Group Member which may be deemed to be part of the Collateral) pursuant hereto or thereto. Upon the exercise by the Administrative Agent or any Lender of any power, right, privilege or remedy pursuant to this Agreement or the other Loan Documents which requires any consent, approval, recording, qualification or authorization of any Governmental Authority, the Borrower will execute and deliver, or will cause the execution and delivery of, all applications, certifications, instruments and other documents and papers that the Administrative Agent or such Lender may be required to obtain from the Borrower or any of its Subsidiaries for such governmental consent, approval, recording, qualification or authorization.

                  (b) Preserve and protect the Lien status of each respective Mortgage and, if any Lien (other than unrecorded Liens permitted under Section
7.3 that arise by operation of law and other Liens permitted under Section 7.3(f)) is asserted against a Mortgaged Property, promptly and at its expense, give the Administrative Agent a detailed written notice of such Lien and pay the underlying claim in full or take such other action so as to cause it to be released or bonded over in a manner satisfactory to the Administrative Agent.

                  6.14 POST CLOSING OBLIGATIONS.

                  (a) Within 30 days from the acquisition of any division of the Allied Business, or such later date as may reasonably be agreed to by the Administrative Agent, file all notices required in connection with the transfer of Permits related to such division of the Allied Business with the applicable Governmental Authority and send the Administrative Agent copies thereof;

                  (b) As soon as reasonably practicable after the Closing Date and, in any event, no later than five Business days prior to the Migration if Capital Holdings Company is not an Excluded Foreign Subsidiary, deliver to the Administrative Agent an opinion of counsel with respect to Capital Holdings Company, in form and substance reasonably satisfactory to the Administrative Agent;

                  (c) (i) Ensure that none of the Inactive Subsidiaries acquires any assets (other than the Capital Stock of another Inactive Subsidiary), conducts any business or incurs any Indebtedness or other liabilities and (ii) by June 30, 2004, or such later date as may be reasonably agreed to by the Administrative Agent, file with the applicable Governmental Authorities all documents necessary to dissolve duly and validly each of the Inactive Subsidiaries;

                  (d) Within 30 days of the Closing Date, or such later date as may reasonably be agreed to by the Administrative Agent, deliver to the Administrative Agent title and extended coverage insurance, complying with the provisions of Section 5.1(r), covering the Mortgage Properties in the United States of America (to the extent not previously delivered on the Closing Date), in an amount as shall be reasonably specified by the Administrative Agent, as well as a current ALTA survey thereof complying with the provisions of Section 5.1(q), together with a surveyor's certificate (to the extent not previously delivered on the Closing Date);

                  (e) Promptly obtain and file such termination statements and Lien releases from JPMorgan Chase Bank as the Administrative Agent may require with respect to the assets acquired as part of the Allied Business;

                  (f) Within two Business Days after the Closing Date, deliver written confirmation to the Administrative Agent of registration of the Mortgages with respect to each of the Mortgaged Properties in Canada subject to such delay as may be caused by the Administrative Agent or its agent or nominee being extra-provincially registered in Alberta and British Columbia and the administrative delay of the land titles office for registration of the Mortgage in Alberta;

                  (g) On or before January 19, 2004, or such later date as may reasonably be agreed to by the Administrative Agent, deliver a registration and title opinion or a title insurance policy, in either case in form and substance satisfactory to the Administrative Agent respecting the Mortgaged Properties in Canada, subject to such delay as may be caused by the Administrative Agent or its agent or nominee being extra-provincially registered in Alberta and British Columbia and the administrative delay of the land titles office for registration of the Mortgage in Alberta. Such title insurance shall substantially comply with the provisions of Section 5.1(r) as applicable and as available in the jurisdiction of the Mortgaged Property;

                  (h) Within 30 days after the Closing Date, or such later date as may reasonably be agreed to by the Administrative Agent, deliver to the Administrative Agent an acknowledgement from the applicable secured party in form and substance satisfactory to the Administrative Agent for each lien registration listed in Schedule 7.3(f) for which an "Acknowledgement requested not yet received" or a "discharge to be obtained pursuant to section 6.14" notation appears;

                  (i) Within 30 days after the Closing Date, or such later date as may reasonably be agreed to by the Administrative Agent, deliver to the Administrative Agent copies of a hypothec, debenture, and pledge of debenture, each executed by CERI and evidence of registration thereof in the Province of Quebec, together with an opinion of Quebec counsel to CERI, all in form and substance satisfactory to the Administrative Agent;

                  (j) Within 10 Business Days after the Closing Date, or such later date as may reasonably be agreed to by the Administrative Agent, deliver to the Administrative Agent evidence that the necessary corporate action has been taken by the Canadian Subsidiaries whose shares are being pledged to authorize the pledge of such Canadian Subsidiaries shares and subsequent transfers of such shares, together with an opinion of Ontario counsel to such Canadian Subsidiaries whose shares are being pledged pursuant to the Canadian Guarantee and Collateral Agreement;

                  (k) Within 30 days after the Closing Date, or such later date as may be reasonably agreed to by the Administrative Agent, deliver to the Administrative Agent fully executed deposit account control agreements and securities account control agreements in form and substance reasonably satisfactory to the Administrative Agent with respect to each Deposit Account and Securities Account maintained by any Loan Party in the United States of America;

                  (l) Within 30 days after the Closing Date, or such later date as may be reasonably agreed to by the Administrative Agent, take such actions as are reasonably required by the Administrative Agent under the Assignment of Claims Act and similar applicable state and local statutes to fully perfect, protect and effect its Lien on Receivables (as defined in the Guarantee and Collateral Agreement) of the Loan Parties to the extent such Receivables are above the thresholds set forth in Section 4.8 of the Guarantee and Collateral Agreement;

                  (m) Within 15 Business Days after the Closing Date, amend the Governing Documents of each of Omni Waste of Osceola County LLC and Cactus Waste Systems, LLC, so as to provide that the Capital Stock thereof is to be treated as a security for purposes of the UCC; and

                  (n) Within 15 Business Days after the Closing Date, or such later date as may reasonably be agreed to by the Administrative Agent, deliver to the Administrative Agent a letter from the applicable Environmental consultant or consultants permitting the Agent and Lenders to rely on each environmental assessment listed on Schedule 5.1(k), to the extent not previously delivered as of the Closing Date; provided that, with respect to environmental assessments on properties other than those related to the Allied Business, the Borrower shall only be required to use commercially reasonable efforts to obtain such reliance letters.

                         SECTION 7. NEGATIVE COVENANTS

                  CERI and the Borrower hereby jointly and severally agree that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender, any Agent or the Arranger hereunder, each of CERI and the Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

                  7.1 FINANCIAL CONDITION COVENANTS.

                  (a) CONSOLIDATED LEVERAGE RATIO. Permit the Consolidated Leverage Ratio as at the last day of any period of four consecutive fiscal quarters of the Borrower ending with the last day of any fiscal quarter set forth below to exceed the ratio set forth below opposite the last day of such fiscal quarter:

                                                              Consolidated
                  Fiscal Quarter                             Leverage Ratio
                  --------------                             --------------
                  FQ1  2004                                    5.60 : 1.00
                  FQ2  2004                                    5.60 : 1.00
                  FQ3  2004                                    5.45 : 1.00
                  FQ4  2004                                    5.25 : 1.00
                  FQ1  2005                                    4.75 : 1.00


                  (b) CONSOLIDATED INTEREST COVERAGE RATIO. Permit the Consolidated Interest Coverage Ratio for any period of four consecutive fiscal quarters of the Borrower ending with the last day of any fiscal quarter set forth below to be less than the ratio set forth below opposite such fiscal quarter:

                                                              Consolidated
                  Fiscal Quarter                         Interest Coverage Ratio
                  --------------                         -----------------------
                  FQ1  2004                                    1.75 : 1.00
                  FQ2  2004                                    1.90 : 1.00
                  FQ3  2004                                    2.00 : 1.00
                  FQ4  2004                                    2.00 : 1.00
                  FQ1  2005                                    2.15 : 1.00


                  (c) MINIMUM CONSOLIDATED EBITDA. Permit Consolidated EBITDA for any period of four consecutive fiscal quarters of the Borrower ending with the last day of any fiscal quarter set forth below to be less than the amount set forth below opposite such fiscal quarter:

                                                           Minimum Consolidated
                  Fiscal Quarter                                 EBITDA
                  --------------                           --------------------
                  FQ1  2004                                    $35,000,000
                  FQ2  2004                                    $36,000,000

                  FQ3  2004                                    $37,500,000
                  FQ4  2004                                    $39,000,000
                  FQ1  2005                                    $41,000,000


                  ; PROVIDED, that each of the above dollar amounts shall be increased (and CERI shall be required to comply with such increased amounts) with respect to any business acquired by any Group Member (other than as part of the Acquisition) by 85% of the amount of pro forma Consolidated EBITDA attributable to such businesses to the extent such pro forma Consolidated EBITDA was included in the calculation of Consolidated EBITDA for the period in which such business was acquired pursuant to the first proviso in the definition of Consolidated EBITDA.

                  7.2 LIMITATION ON INDEBTEDNESS. Create, incur, assume or suffer to exist any Indebtedness, except:

                  (a) Indebtedness of any Loan Party pursuant to any Loan Document;

                  (b) Indebtedness of (i) any Loan Party to any Group Member,
(ii) to the extent constituting an Investment permitted under Section 7.8, any Subsidiary that is not a Loan Party to any Loan Party, and (iii) any Subsidiary that is not a Loan Party to any other Subsidiary that is not a Loan Party;

                  (c) Indebtedness (including, without limitation, Capital Lease Obligations) secured by Liens permitted by Section 7.3(g) in an aggregate principal amount not to exceed $15,000,000 at any one time outstanding;

                  (d) Indebtedness outstanding on the date hereof and listed on
SCHEDULE 7.2(D) and any refinancings, refundings, renewals or extensions thereof (without any increase in the principal amount thereof or any shortening of the maturity of any principal amount thereof (other than by fees and expenses incurred in connection with such refinancing));

                  (e) Guarantee Obligations made in the ordinary course of business by CERI or any of its Subsidiaries of Indebtedness of any Loan Party;

                  (f) letters of credit issued prior to the Issuing Lender Availability Date in an aggregate amount not to exceed $5,000,000; and

                  (g) additional Indebtedness of CERI or any of its Subsidiaries in an aggregate principal amount (for the Borrower and all Subsidiaries) not to exceed $5,000,000 at any one time outstanding.

                  7.3 LIMITATION ON LIENS. Create, incur, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired, except for:

                  (a) Liens for taxes, assessments and governmental charges not yet due or which are being contested in good faith by appropriate proceedings, PROVIDED that adequate reserves with respect thereto are maintained on the books of the applicable Group Member in conformity with GAAP;

                  (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or that are being contested in good faith by appropriate proceedings; provided that adequate reserves with respect thereto are maintained in the books of the applicable Group Member, in conformity with GAAP;

                  (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation;

                  (d) deposits by or on behalf of any Group Member and security interests on assets related to a particular performance bond granted to the surety providing such performance bond, in each case, to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business, so long as the aggregate amount of deposits at any one time securing appeal bonds does not exceed $2,000,000;

                  (e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and any Liens permitted or excepted in the Mortgages that, in the aggregate, do not in any case materially detract from the value of the Property subject thereto or materially interfere with the ordinary conduct of the business of the Group Members;

                  (f) Liens in existence on the date hereof listed on SCHEDULE 7.3(F); PROVIDED that no such Lien is spread to cover any additional Property after the Closing Date and that the amount secured thereby is not increased;

                  (g) Liens securing Indebtedness of any Group Member incurred pursuant to Section 7.2(c) to finance the acquisition of fixed or capital assets, PROVIDED that (i) such Liens shall be created substantially simultaneously with the acquisition of such fixed or capital assets, (ii) such Liens do not at any time encumber any Property other than the Property financed by such Indebtedness, (iii) the amount of Indebtedness secured thereby is not increased and (iv) the amount of Indebtedness initially secured thereby is not more than 100% of the purchase price of such fixed or capital asset;

                  (h) Liens created pursuant to the Security Documents;

                  (i) any interest or title of a lessor under any lease entered into by any Group Member in the ordinary course of its business and covering only the assets so leased;

                  (j) advance deposits (including extension payments) (i) arising after the date hereof in connection with any Investment permitted by Sections 7.8(h) or (k) (ii) existing on the date hereof or payable in connection with the Arizona Acquisition Agreements and previously disclosed in writing to the Administrative Agent or (iii) in an amount not to exceed $3,000,000 with respect to the FRS Acquisition or the General Acquisition;

                  (k) Liens on cash securing letters of credit (in an amount up to 105% of the undrawn amount thereof) incurred pursuant to Section 7.2(f); and

                  (l) Liens not otherwise permitted by this Section 7.3 so long as neither (i) the aggregate outstanding principal amount of the obligations secured thereby nor (ii) the aggregate fair market value (determined, in the case of each such Lien, as of the date such Lien is incurred) of the assets subject thereto exceeds (as to all Group Members) $2,500,000 at any one time.

                  7.4 LIMITATION ON FUNDAMENTAL CHANGES. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of all or substantially all of its Property or business, except that:

                  (a) any Solvent Subsidiary of the Borrower may be merged or consolidated with or into the Borrower (PROVIDED that the Borrower shall be the continuing or surviving corporation) or with or into any Wholly Owned Subsidiary Guarantor (PROVIDED that (i) such Subsidiary Guarantor shall be the continuing or surviving corporation or (ii) simultaneously with such transaction, the continuing or surviving corporation shall become a Subsidiary Guarantor and the Borrower shall comply with Section 6.10 in connection therewith);

                  (b) any Subsidiary of the Borrower may Dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any Subsidiary Guarantor;

                  (c) provided that (i) no Default or Event of Default has occurred and is continuing and (ii) the Administrative Agent and the Lenders have received opinions of Canadian and United States of America tax counsel to CERI and the Borrower to the effect that other than as a result of the redemption of the common stock of the Borrower held by CERI, the Migration shall not give rise to any Canadian or United States of America income tax liability to any Group Member, CERI may consummate the Migration, and provided that no Default or Event of Default has occurred and is continuing, notwithstanding the provisions of Section 10.1, the Administrative Agent and the Loan Parties may enter into such amendments and supplements to the Loan Documents as are necessary to reflect the Migration, including, without limitation, the release from its guarantee obligations and the Security Documents any Loan Party which becomes an Excluded Foreign Subsidiary by virtue of the Migration, the release of any Collateral owned by Excluded Foreign Subsidiaries and the release from any pledge under the Security Documents of 35% of the voting Capital Stock of any such Excluded Foreign Subsidiary owned by a Loan Party and all of the voting Capital Stock of any such Excluded Foreign Subsidiary owned by any other such Excluded Foreign Subsidiary;

                  (d) the Borrower or any Subsidiary of the Borrower may merge with any Person in connection with an acquisition permitted by Section 7.8(h), so long as (i) if such transaction involves the Borrower, the Borrower is the continuing or surviving corporation and (ii) if such transaction involves any Subsidiary of the Borrower, the surviving corporation must be or become a Subsidiary Guarantor; and

                  (e) any Subsidiary may Dispose of its assets (by merger, consolidation or otherwise) in a transaction permitted, in its entirety, by
Section 7.5.

                  7.5 LIMITATION ON DISPOSITION OF PROPERTY. Dispose of any of its Property (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, or, in the case of any Subsidiary of CERI or the Borrower, issue or sell any shares of such Subsidiary's Capital Stock to any Person, except:

                  (a) the Disposition of obsolete or worn out property in the ordinary course of business;

                  (b) Dispositions permitted by Section 7.4(b);

                  (c) the sale or issuance of any Subsidiary's Capital Stock to the Borrower or any Subsidiary Guarantor;

                  (d) the sale or issuance of any Canadian Subsidiary's Capital Stock to CERI or any Canadian Subsidiary;

                  (e) the Disposition of other assets having a fair market value not to exceed $7,500,000 in the aggregate for any fiscal year of the Borrower;

                  (f) the issuance and exchange of shares of the Capital Stock of CERI and the Borrower as part of the Migration (including, without limitation, issuances of Capital Stock of the Borrower from time to time in exchange for the Exchangeable Shares); and

                  (g) as a result of any Recovery Event.

                  7.6 LIMITATION ON RESTRICTED PAYMENTS. Declare or pay any dividend on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Stock of CERI, the Borrower or any of its Subsidiaries, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of CERI or any other Group Member, or enter into any derivatives or other transaction with any financial institution, commodities or stock exchange or clearinghouse (a "DERIVATIVES COUNTERPARTY") obligating CERI or any other Group Member to make payments to such Derivatives Counterparty as a result of any change in market value of any such Capital Stock (collectively, "RESTRICTED PAYMENTS"), except that:

                  (a) any Subsidiary of the Borrower may make Restricted Payments to the Borrower or any Subsidiary Guarantor;

                  (b) any Canadian Subsidiary may make Restricted Payments to CERI or any Canadian Guarantor;

                  (c) CERI may make Restricted Payments in the form of Capital Stock of CERI;

                  (d) so long as no Default or Event of Default shall have occurred and be continuing, the Borrower and any Canadian Subsidiary may pay dividends to CERI to permit CERI to purchase its common stock or common stock options from present or former officers or employees of any Group Member upon the death, disability or termination of employment of such officer or employee, PROVIDED, that the aggregate amount of payments under this clause (c) subsequent to the date hereof (net of any proceeds received by CERI and contributed to the

Borrower subsequent to the date hereof in connection with resales of any common stock or common stock options so purchased) shall not exceed $100,000;

                  (e) the Borrower and any Canadian Subsidiary may pay dividends to CERI to permit CERI to (i) pay corporate expenses incurred in the ordinary course of business not to exceed $10,000,000 in any fiscal year and (ii) pay any taxes which are due and payable by CERI and the Borrower as part of a consolidated group; and

                  (f) the Borrower may make Restricted Payments in kind to the holders of the Kelso Preferred Stock as required by the Kelso Preferred Stock Documents.

                  7.7 LIMITATION ON CAPITAL EXPENDITURES. Make or commit to make any Capital Expenditure, except (a) Capital Expenditures of CERI and its Subsidiaries in the ordinary course of business not exceeding $35,000,000 for fiscal year 2004 and $20,000,000 for fiscal year 2005; PROVIDED, that up to 50% of any such amount referred to above, if not so expended in the fiscal year for which it is permitted, may be carried over for expenditure in the next succeeding fiscal year, (b) Capital Expenditures made with the proceeds of any Reinvestment Deferred Amount and (c) the acquisition of capital assets pursuant to the Acquisition Documentation.

                  7.8 LIMITATION ON INVESTMENTS. Make any advance, loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or purchase any Capital Stock, bonds, notes, debentures or other debt securities of, or any assets constituting an ongoing business from, or make any other investment in, any other Person (all of the foregoing, "INVESTMENTS"), except:

                  (a) extensions of trade credit in the ordinary course of business;

                  (b) investments in Cash Equivalents;

                  (c) Investments arising in connection with the incurrence of Indebtedness permitted by Section 7.2(b)(i) and (iii) and 7.2(e);

                  (d) loans and advances to employees of any Group Member in the ordinary course of business (including, without limitation, for travel, entertainment and relocation expenses) in an aggregate amount for all Group Members not to exceed $100,000 at any one time outstanding;

                  (e) the Acquisition;

                  (f) Investments in assets useful in the Borrower's or the applicable Subsidiary's business made by the Borrower or any of its Subsidiaries with the proceeds of any Reinvestment Deferred Amount;

                  (g) Investments (other than those relating to the incurrence of Indebtedness permitted by Section 7.8(c)) by any Group Member in the Borrower or any Person that, prior to such Investment, is a Subsidiary Guarantor;

                  (h) in addition to Investments otherwise expressly permitted by this Section, Investments by CERI, the Borrower or any Guarantor constituting acquisitions of other Persons in the same or similar line of business as the Group Members (a "PERMITTED ACQUISITION"); provided that

                           (i) immediately prior to and after giving effect to any such Permitted Acquisition, (x) no Default or Event of Default has occurred and is continuing and (y) CERI shall be in pro forma compliance with the financial covenants set forth in Section 7.1 and CERI shall have certified each of the same to the Administrative Agent in writing;

                           (ii) if such Permitted Acquisition is structured as a stock acquisition, or a merger or consolidation, then either (A) the Person so acquired becomes a Wholly Owned Subsidiary of the Borrower or of CERI or (B) such Person is merged with and into either the Borrower or a Wholly Owned Subsidiary of the Borrower or of CERI (with the Borrower or such Subsidiary of the Borrower or of CERI being the surviving corporation in such merger);

                           (iii) all of the provisions of Section 6.10 have been or will be complied with in respect of such Permitted Acquisition; and

                           (iv) (A) with respect to the Arizona Acquisitions, the purchase price for such Permitted Acquisitions shall not exceed $11,000,000 in the aggregate in cash, and no more than 1,450,000 shares of Capital Stock of CERI and (B) with respect to all other Permitted Acquisitions, the purchase price for such Permitted Acquisitions shall not exceed $25,000,000 in the aggregate per fiscal year and any consideration shall be limited to cash from Excluded Proceeds and, prior to the Migration, Capital Stock of CERI and thereafter, of the Borrower;

                  (i) Investments by CERI or the Borrower in any Canadian Subsidiary Guarantors, including Investments arising in connection with Indebtedness permitted under Section 7.2(b) in an aggregate amount (valued at cost) not to exceed $5,000,000 during the term of this Agreement;

                  (j) Investments in Specified Hedge Agreements permitted by
Section 7.17; and

                  (k) in addition to Investments otherwise expressly permitted by this Section, Investments by CERI or any of its Subsidiaries in an aggregate amount (valued at cost) not to exceed $3,500,000 during the term of this Agreement.

                  7.9 LIMITATION ON OPTIONAL PAYMENTS AND MODIFICATIONS OF DEBT INSTRUMENTS AND OTHER AGREEMENTS.(a) (a) Make or offer to make any optional or voluntary payment, prepayment, repurchase or redemption of, or otherwise voluntarily or optionally defease, any Indebtedness (other than Indebtedness permitted by Section 7.2(b), (c), (d) (solely to the extent permitted thereby) and (e) (to the extent consisting of customary overdrafts in connection with deposit accounts), or segregate funds for any such payment, prepayment, repurchase, redemption or defeasance, or enter into any derivative or other transaction with any Derivatives Counterparty obligating any Group Member to make payments to such Derivatives Counterparty as a result of any change in market value of such Indebtedness, (b) amend, modify or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of any Indebtedness (other than any such amendment, modification, waiver or other change which (i) would extend the maturity or reduce the amount of any payment of principal thereof, reduce the rate or extend the date for payment of interest thereon or relax any covenant or other restriction applicable to the Group Members and (ii) does not involve the payment of a consent fee), or (c) amend the Kelso Preferred Stock Documents or its certificate of incorporation, by-laws or other governing documents in any manner determined by the Administrative Agent to be adverse to the Lenders.

                  7.10 LIMITATION ON TRANSACTIONS WITH AFFILIATES. Except as set forth on SCHEDULE 7.10, enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate (other than a Loan Party) unless such transaction is (a) otherwise not prohibited by this Agreement, (b) in the ordinary course of business of CERI, the Borrower or such Subsidiary, as the case may be, and (c) upon fair and reasonable terms no less favorable to CERI, the Borrower or the Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person that is not an Affiliate.

                  7.11 LIMITATION ON SALES AND LEASEBACKS. Enter into any arrangement with any Person providing for the leasing by any Group Member of real or personal property which has been or is to be sold or transferred by such Group Member to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of such Group Member, except for the Arizona Sale and Leaseback.

                  7.12 LIMITATION ON CHANGES IN FISCAL PERIODS. Permit the fiscal year of the Borrower to end on a day other than December 31 or change the Borrower's method of determining fiscal quarters.

                  7.13 LIMITATION ON NEGATIVE PLEDGE CLAUSES. Enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of any Group Member to create, incur, assume or suffer to exist any Lien upon any of its Property or revenues, whether now owned or hereafter acquired, to secure the Obligations or, in the case of any Guarantor, its obligations under the Guarantee and Collateral Agreement or the Canadian Guarantee and Collateral Agreement, other than (a) this Agreement and the other Loan Documents, (b) any agreements governing any purchase money Liens or Capital Lease Obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby), (c) any agreements governing Indebtedness permitted by Section 7.2(d) (in which case any such prohibition shall only be effective against the assets permitted to be subject to Liens permitted by Section 7.3(f)), and (d) provisions in leases that restrict the transfer of such lease by the lessee.

                  7.14 LIMITATION ON RESTRICTIONS ON SUBSIDIARY DISTRIBUTIONS. Enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary to (a) make Restricted Payments in respect of any Capital Stock of such Subsidiary held by, or pay or subordinate any Indebtedness owed to CERI, the Borrower or any other Subsidiary, (b) make Investments in CERI, the Borrower or any Subsidiary or (c) transfer any of its assets to CERI, the Borrower or any other Subsidiary, except for such encumbrances or restrictions existing under or by reason of (i) any restrictions existing under the Loan

Documents, (ii) any restrictions with respect to a Subsidiary of the Borrower or any Canadian Subsidiary imposed pursuant to an agreement that has been entered into in connection with the Disposition of all or substantially all of the Capital Stock or assets of such Subsidiary, (iii) customary net worth provisions contained in real property leases entered into by any Loan Party so long as such net worth provisions could not reasonably be expected to impair materially the ability of the Loan Parties to meet their ongoing obligations under this Agreement or any of the other Loan Documents, and (iv) with respect to clause
(c) only, (A) agreements described in clauses (b)-(d) of Section 7.13, to the extent set forth in such clauses and (B) restrictions with respect to the transfer of any asset contained in an agreement that has been entered into in connection with a disposition of such asset permitted hereunder.

                  7.15 LIMITATION ON LINES OF BUSINESS. Enter into any business, either directly or through any Subsidiary, except for those businesses in which the Group Members are engaged on the date of this Agreement or that are reasonably related thereto.

                  7.16 LIMITATION ON AMENDMENTS TO ACQUISITION DOCUMENTATION.
(a) Amend, supplement or otherwise modify (whether pursuant to a waiver granted by or to such Person or otherwise) or fail to enforce the terms and conditions of the indemnities furnished to any Group Member pursuant to the Acquisition Documentation such that after giving effect thereto such indemnities shall be materially less favorable to the interests of the Loan Parties or the Lenders with respect thereto or (b) otherwise amend, supplement or otherwise modify or fail to enforce the terms and conditions of the Acquisition Documentation except to the extent that any such amendment, supplement or modification or failure to enforce could not reasonably be expected to have a Material Adverse Effect.

                  7.17 LIMITATION ON HEDGE AGREEMENTS. Enter into any Hedge Agreement other than Hedge Agreements entered into in the ordinary course of business, and not for speculative purposes, to protect against changes in interest rates, commodity prices or foreign exchange rates.

                  7.18 LIMITATION ON PERFORMANCE BONDS. Create, incur, assume or suffer to exist any obligations in respect of performance and surety bonds and other obligations of a like nature for all Group Members in excess of $35,000,000 in the aggregate at any one time outstanding.



                          SECTION 8. EVENTS OF DEFAULT

                  If any of the following events shall occur and be continuing:

                  (a) The Borrower shall fail to pay any principal of any Loan or Reimbursement Obligation when due in accordance with the terms hereof; or the Borrower shall fail to pay any interest on any Loan or Reimbursement Obligation, or any Loan Party shall fail to pay any other amount payable hereunder or under any other Loan Document, within five days after any such interest or other amount becomes due in accordance with the terms hereof or thereof; or

                  (b) Any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made or furnished; or

                  (c) (i) Any Loan Party shall default in the observance or performance of any agreement contained in Section 3.1(a), clause (i) or (ii) of
Section 6.4(a) (with respect to CERI and the Borrower only), Section 6.7(a) or
Section 7 of this Agreement, or in Sections 5.2(a) and (d), 5.3(b)(iii) and (v), 5.5(a) and (c), 5.6(ii) and (iii), 5.7 and 5.8(b) of the Guarantee and Collateral Agreement, or (ii) Sections 5.2(a) and (d), 5.3(b)(iii) and (v), 5.5(a) and (c), 5.6(ii) and (iii), 5.7 and 5.8(b) of the Canadian Guarantee and Collateral Agreement;

                  (d) Any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days; or

                  (e) any Group Member shall (i) default in making any payment of any principal of any Indebtedness (including, without limitation, any Guarantee Obligation, but excluding the Loans and Reimbursement Obligations) on the scheduled or original due date with respect thereto beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (ii) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or to become subject to a mandatory offer to purchase by the obligor thereunder or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable; PROVIDED, that a default, event or condition described in clause
(i), (ii) or (iii) of this paragraph (e) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses (i), (ii) and (iii) of this paragraph (e) shall have occurred and be continuing with respect to Indebtedness the outstanding principal amount of which exceeds in the aggregate $2,000,000; or

                  (f) (i) any Group Member shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, interim receiver, receiver-manager, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or any Group Member shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against any Group Member any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against any Group Member any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint, possession, foreclosure or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) any Group Member shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) any Group Member shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

                  (g) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Single Employer Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Single Employer Plan, or any Lien in favor of a Single Employer Plan or in favor of the PBGC with respect to a Single Employer Plan shall arise on the assets of the Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, or (v) the Borrower or any Commonly Controlled Entity shall incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan; and in each case in clauses (i) through (v) above, such event or condition, together with all other such events or conditions, if any, could, in the sole judgment of the Required Lenders, reasonably be expected to have a Material Adverse Effect; or

                  (h) One or more judgments or decrees shall be entered against any Group Member involving for all Group Members taken as a whole a liability (not paid or fully covered by insurance as to which the relevant insurance company has acknowledged coverage) of $2,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof; or

                  (i) Any of the Security Documents shall cease, for any reason (other than by reason of the express release thereof pursuant to Section 10.15), to be in full force and effect, or any Loan Party or any Affiliate of any Loan Party shall so assert, or any Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby; or

                  (j) The guarantee contained in Section 2 of the Guarantee and Collateral Agreement or in Section 2 of the Canadian Guarantee and Collateral Agreement shall cease, for any reason (other than by reason of the express release thereof pursuant to Section 10.15), to be in full force and effect or any Loan Party or any Affiliate of any Loan Party shall so assert; or

                  (k) Any Change of Control shall occur; or

                  (l) CERI or the Borrower shall fail to perform any of its obligations under the Fee Letter; or

                  (m) the Omni landfill shall fail to commence commercial operations by February 15, 2004;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to the Borrower, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Majority Revolving Credit Facility Lenders, the Administrative Agent may, or upon the request of the Majority Revolving Credit Facility Lenders, the Administrative Agent shall, by notice to the Borrower declare the Revolving Credit Commitments to be terminated forthwith, whereupon the Revolving Credit Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable. In the case of all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this paragraph, the Borrower shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount in immediately available funds equal to the aggregate then undrawn and unexpired amount of such Letters of Credit (and the Borrower hereby grants to the Administrative Agent, for the ratable benefit of the Secured Parties, a continuing security interest in all amounts at any time on deposit in such cash collateral account to secure the undrawn and unexpired amount of such Letters of Credit and all other Obligations). If at any time the Administrative Agent determines that any funds held in such cash collateral account are subject to any right or claim of any Person other than the Administrative Agent and the Secured Parties or that the total amount of such funds is less than the aggregate undrawn and unexpired amount of outstanding Letters of Credit, the Borrower shall, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited and held in such cash collateral account, an amount equal to the excess of (a) such aggregate undrawn and unexpired amount over (b) the total amount of funds, if any, then held in such cash collateral account that the Administrative Agent determines to be free and clear of any such right and claim. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrower hereunder and under the other Loan Documents. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Borrower hereunder and under the other Loan Documents shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower (or such other Person as may be lawfully entitled thereto).

                      SECTION 9. THE AGENTS; THE ARRANGER

                  9.1 APPOINTMENT. (a) Each Lender hereby irrevocably designates and appoints the Agents as the agents of such Lender under this Agreement and the other Loan Documents, and each Lender irrevocably authorizes each Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to such Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, no Agent shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against any Agent.

                  (b) For greater certainty, and without limiting the powers of the Agents or any other Person acting as an agent, attorney-in-fact or mandatary for the Agents under this Credit Agreement or under any of the Loan Documents, each Secured Party, hereby (a) irrevocably constitutes, to the extent necessary, the Administrative Agent as the holder of an irrevocable power of attorney (FONDE DE POUVOIR within the meaning of Article 2692 of the CIVIL CODE OF QUEBEC) for the purposes of holding on their behalf, and for their benefit, any Liens, including hypothecs ("HYPOTHECS"), granted or to be granted by the Borrower or any Guarantor on movable or immovable property pursuant to the laws of the Province of Quebec to secure obligations of the Borrower or any Guarantor under any bond issued by the Borrower or any Guarantor and exercising such powers and duties which are conferred upon the Administrative Agent in its capacity as FONDE DE POUVOIR under any of the Hypothecs; and (b) appoints and agrees that the Administrative Agent, acting as agent for the Secured Parties, may act as the bondholder and mandatary with respect to any bond that may be issued and pledged from time to time for the benefit of the Secured Parties.

                  (c) The said constitution of the fonde de pouvoir (within the meaning of Article 2692 of the Civil Code of Quebec) as the holder of such irrevocable power of attorney and of the Administrative Agent as bondholder and mandatary with respect to any bond that may be issued and pledged from time to time for the benefit of the Secured Parties shall be deemed to have been ratified and confirmed by any Assignee by the execution of an Assignment and Acceptance;

                  (d) Notwithstanding the provisions of Section 32 of An Act respecting the special powers of legal persons (Quebec), the Administrative Agent may purchase, acquire and be the holder of any bond issued by the Borrower or any Guarantor. Each of the Borrower and CERI hereby acknowledges that any such bond shall constitute a title of indebtedness, as such term is used in
Article 2692 of the Civil Code of Quebec.

                  (e) The Administrative Agent herein appointed as fonde de pouvoir shall have the same rights, powers and immunities as the Agents as stipulated in this Section 9 of the Credit Agreement, which shall apply mutatis mutandis. Without limitation, the provisions of Section

9.9 shall apply mutatis mutandis to the resignation and appointment of a successor to the Administrative Agent acting as fonde de pouvoir.

                  9.2 DELEGATION OF DUTIES. Each Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

                  9.3 EXCULPATORY PROVISIONS. Neither the Arranger, any Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a court of competent jurisdiction to have resulted directly from its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Arranger, the Agents under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party to perform its obligations hereunder or thereunder. The Agents shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party.

                  9.4 RELIANCE BY AGENTS. Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Loan Parties), independent accountants and other experts selected by such Agent. The Agents may deem and treat the payee of any Note as the owner thereof for all purposes unless such Note shall have been transferred in accordance with Section 10.6 and all actions required by such
Section in connection with such transfer shall have been taken. Each Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders or any other instructing group of Lenders specified by this Agreement) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders or any other instructing group of Lenders specified by this Agreement), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

                  9.5 NOTICE OF DEFAULT. No Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless such Agent shall have received notice from a Lender, CERI or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent shall receive such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders or any other instructing group of Lenders specified by this Agreement); PROVIDED that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

                  9.6 NON-RELIANCE ON THE ARRANGER, THE AGENTS AND OTHER LENDERS. Each Lender expressly acknowledges that neither the Arranger, any of the Agents nor any of their respective officers, directors, employees, agents, attorneys and other advisors, partners, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by any Agent hereafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by the Arranger, any Agent to any Lender. Each Lender represents to the Agents and the Arranger that it has, independently and without reliance upon the Arranger, any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates and made its own decision to make its Loans (and in the case of any Issuing Lender, to issue its Letters of Credit) hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Arranger, any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, no Arranger and no Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any affiliate of a Loan Party that may come into the possession of the Arranger or Agent or any of its officers, directors, employees, agents, attorneys and other advisors, partners, attorneys-in-fact or affiliates.

                  9.7 INDEMNIFICATION. The Lenders agree to indemnify the Arranger and each Agent in its capacity as such (to the extent not reimbursed by CERI or the Borrower and without limiting the obligation of CERI or the Borrower to do so), ratably according to their respective Aggregate Exposure Percentages in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Aggregate Exposure Percentages immediately prior to such date), for, and to save the Arranger and each Agent harmless from and against, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against the Arranger or such Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents, the Acquisition Documentation, or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Arranger or such Agent under or in connection with any of the foregoing; PROVIDED that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a court of competent jurisdiction to have resulted directly from the Arranger's or such Agent's gross negligence or willful misconduct. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.

                  9.8 ARRANGER AND AGENT IN THEIR INDIVIDUAL CAPACITIES. The Arranger and each Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party as though the Arranger or such Agent were not an Arranger or an Agent. With respect to its Loans made or renewed by it and with respect to any Letter of Credit issued or participated in by it, the Arranger and each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Arranger or an Agent, and the terms "Lender" and "Lenders" shall include the Arranger and the Agent in their individual capacities.

                  9.9 SUCCESSOR ADMINISTRATIVE AGENT. The Administrative Agent may resign as Administrative Agent upon 10 days' notice to the Lenders and the Borrower. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default under Section 8(a) or Section 8(f) with respect to the Borrower shall have occurred and be continuing) be subject to approval by the Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans or issuers of Letters of Credit. If no successor agent has accepted appointment as Administrative Agent by the date that is 10 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective, and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. The Syndication Agent may, at any time, by notice to the Lenders and the Administrative Agent, resign as Syndication Agent hereunder, whereupon the duties, rights, obligations and responsibilities of the Syndication Agent hereunder shall automatically be assumed by, and inure to the benefit of, the Administrative Agent, without any further act by the Arranger, any Agent or any Lender. After any retiring Agent's resignation as Agent, the provisions of this
Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Loan Documents.

                  9.10 AUTHORIZATION TO RELEASE LIENS AND GUARANTEES. The Administrative Agent is hereby irrevocably authorized by each of the Lenders to effect any release of Liens or guarantee obligations contemplated by Section 10.15.

                  9.11 THE ARRANGER; THE SYNDICATION AGENT. The Arranger and the Syndication Agent, in their respective capacities as such, shall have no duties or responsibilities, and shall incur no liability, under this Agreement and the other Loan Documents.

                  9.12 WITHHOLDING TAX. (a) (a) To the extent required by any applicable law, the Administrative Agent may withhold from any interest payment to any Lender an amount equivalent to any applicable withholding tax. If the forms or other documentation required by Section 2.17(f) are not delivered to the Administrative Agent, then the Administrative Agent may withhold from any interest payment to any Lender not providing such forms or other documentation, a maximum amount of the applicable withholding tax.

                  (b) If the Internal Revenue Service, Canada Customs and Revenue Agency or any authority of the United States of America, Canada or other jurisdiction asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason), such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including penalties and interest, together with all expenses incurred, including legal expenses, allocated staff costs and any out of pocket expenses.

                  (c) If any Lender sells, assigns, grants a participation in, or otherwise transfers its rights under this Agreement, the purchaser, assignee, participant or transferee, as applicable, shall comply and be bound by the terms of Sections 2.17(e) and 9.12; provided that with respect to any Participant, as set forth in Section 10.6(b), such Participant shall only be required to comply with the requirements of Sections 2.17(e) if such Participant seeks to obtain the benefits of Section 2.17.

                           SECTION 10. MISCELLANEOUS

                  10.1 AMENDMENTS AND WAIVERS. (a) Neither this Agreement or any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this
Section 10.1. The Required Lenders and each Loan Party party to the relevant Loan Document may, or (with the written consent of the Required Lenders) the Administrative Agent and each Loan Party party to the relevant Loan Document may, from time to time, (1) enter into written amendments, supplements or modifications hereto and to the other Loan Documents (including amendments and restatements hereof or thereof) for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (2) waive, on such terms and conditions as may be specified in the instrument of waiver, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of

Default and its consequences; PROVIDED, HOWEVER, that no such waiver and no such amendment, supplement or modification shall:

                           (i) forgive the principal amount or extend the final scheduled date of maturity of any Loan or Reimbursement Obligation, extend the scheduled date of any amortization payment in respect of any Term Loan, reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Commitment of any Lender, in each case without the consent of each Lender directly affected thereby;

                           (ii) amend, modify or waive any provision of this Section or reduce any percentage specified in the definition of Required Lenders or Required Prepayment Lenders, consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, release all or substantially all of the Collateral or release all or substantially all of the Subsidiary Guarantors from their guarantee obligations under the Guarantee and Collateral Agreement, in each case without the consent of all Lenders;

                           (iii) (A) amend, modify or waive any condition precedent to any extension of credit under the Revolving Credit Facility set forth in Section 5.2 (including, without limitation, the waiver of an existing Default or Event of Default required to be waived in order for such extension of credit to be made) without the consent of the Majority Revolving Credit Facility Lenders or (B) amend, modify or waive any condition precedent to the funding of Term Loans on the Second Acquisition Closing Date set forth in Section 5.3 (including, without limitation, the waiver of an existing Default or Event of Default required to be waived in order for such extension of credit to be made) without the consent of the Majority Facility Lenders in respect of the Tranche B Term Loan Facility;

                           (iv) reduce the percentage specified in the definition of Majority Facility Lenders with respect to any Facility without the written consent of all Lenders under such Facility;

                           (v) amend, modify or waive any provision of Section 9 or any other provision affecting the rights, duties and obligations of the Arranger or any Agent without the consent of the Arranger or Agent directly affected thereby;

                           (vi) amend, modify or waive any provision of Section
         2.6 or 2.7 without the written consent of the Swing Line Lender;

                           (vii) amend, modify or waive the pro rata provisions of Section 2.15 without the consent of each Lender directly affected thereby;

                           (viii) amend, modify or waive any provision of
         Section 3 without the consent of each Issuing Lender; or

                           (ix) impose restrictions on assignments and participations that are more restrictive than, or additional to, those set forth in Section 10.6.

Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Arranger, the Agents and all future holders of the Loans. In the case of any waiver, the Loan Parties, the Lenders, the Arranger and the Agents shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon. Any such waiver, amendment, supplement or modification shall be effected by a written instrument signed by the parties required to sign pursuant to the foregoing provisions of this Section; PROVIDED, that delivery of an executed signature page of any such instrument by facsimile transmission shall be effective as delivery of a manually executed counterpart thereof.

                  Notwithstanding the foregoing, this Agreement and any other Loan Document may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and each Loan Party to each relevant Loan Document (x) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof (collectively, the "ADDITIONAL EXTENSIONS OF CREDIT") to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans and Revolving Extensions of Credit and the accrued interest and fees in respect thereof and (y) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders, Required Prepayment Lenders and Majority Revolving Facility Lenders; PROVIDED, HOWEVER, that no such amendment shall permit the Additional Extensions of Credit to share ratably with or with preference to the Loans in the application of mandatory prepayments without the consent of the applicable Required Prepayment Lenders.

                  (b) In addition to the foregoing and notwithstanding the provisions set forth in Section 10.1(a), this Agreement and any other Loan Document may be amended or amended and restated by the Administrative Agent and the Loan Parties without the payment of any structuring, arrangement or amendment fee with respect thereto (other than the fees and expenses set forth in Section 10.5) at the time of the Migration (as defined in Section 7.4(c) as of the Closing Date).

                  10.2 NOTICES. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed (a) in the case of CERI, the Borrower, the Arranger and the Agents, as follows and (b) in the case of the Lenders, as set forth in an administrative questionnaire delivered to the Administrative Agent or on
SCHEDULE I to the Lender Addendum to which such Lender is a party or, in the case of a Lender which becomes a party to this Agreement pursuant to an Assignment and Acceptance, in such Assignment and Acceptance or (c) in the case of any party, to such other address as such party may hereafter notify to the other parties hereto:

                  CERI:                    Capital Environmental Resources Inc.
                                           1005 Skyview Drive

                                           Burlington, Ontario  L7P 5B1
                                           Attention:  General Counsel
                                           Telecopy: (905) 319-9408
                                           Telephone:  (905) 319-1237

                  The Borrower:            Waste Systems, Inc.
                                           1005 Skyview Drive
                                           Burlington, Ontario  L7P 5B1
                                           Attention:  General Counsel
                                           Telecopy: (905) 319-9408
                                           Telephone:  (905) 319-1237

                                           with a copy to:

                                           Shearman & Sterling LLP
                                           599 Lexington Avenue
                                           New York, New York 10022
                                           Attention:  William J. Wiegmann
                                           Telecopy:  (212) 848-7179
                                           Telephone:  (212) 848-8204

                  The Syndication Agent:

                                           Lehman Commercial Paper Inc.
                                           745 Seventh Avenue
                                           New York, New York 10019
                                           Attention:  Andrew Keith
                                           Telecopy:  (646) 758-4656
                                           Telephone:  (212) 526-4059

                  The Administrative Agent:

                                           Lehman Commercial Paper Inc.
                                           745 Seventh Avenue
                                           New York, New York 10019
                                           Attention:  Andrew Keith
                                           Telecopy:  (646) 758-4656
                                           Telephone:  (212) 526-4059

                                           with a copy to

                                           Latham & Watkins LLP
                                           885 Third Avenue, Suite 1000
                                           New York, New York  10022
                                           Attention:  Christopher R. Plaut
                                           Telecopy:  (212) 751-4864
                                           Telephone:  (212) 906-1200

                  Issuing Lender:

                                           As notified by such Issuing Lender
                                           to the Administrative Agent and the
                                           Borrower

PROVIDED that any notice, request or demand to or upon the Arranger, any Agent, the Issuing Lender or any Lender shall not be effective until received.

                  10.3 NO WAIVER; CUMULATIVE REMEDIES. No failure to exercise and no delay in exercising, on the part of any Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

                  10.4 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made herein, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans and other extensions of credit hereunder.

                  10.5 PAYMENT OF EXPENSES. The Borrower agrees (a) to pay or reimburse the Arranger and the Agents for all their reasonable out-of-pocket costs and expenses incurred in connection with the syndication of the Facilities (other than fees payable to syndicate members) and the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements and other charges of counsel to the Administrative Agent and the charges of Intralinks, (b) to pay or reimburse each Lender, the Arranger and the Agents for all their costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any other documents prepared in connection herewith or therewith, including, without limitation, the fees and disbursements of counsel (including the allocated fees and disbursements and other charges of in-house counsel) to each Lender and of counsel to the Agents,
(c) to pay, indemnify, or reimburse each Lender, the Arranger and the Agents for, and hold each Lender, the Arranger and the Agents harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify or reimburse each Lender, the Arranger, each Agent, their respective affiliates, and their respective officers, directors, trustees, employees, affiliates, shareholders, attorneys and other advisors, agents and controlling persons (each, an "INDEMNITEE") for, and hold each Indemnitee harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents, including, without limitation, any of the foregoing relating to the use of proceeds of the Loans or the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of any Group Member or any of the Properties or the use by unauthorized persons of information or other materials sent through electronic, telecommunications or other information transmission systems that are intercepted by such persons and the fees and disbursements and other charges of legal counsel in connection with claims, actions or proceedings by any Indemnitee against the Borrower hereunder (all the foregoing in this clause (d), collectively, the "INDEMNIFIED LIABILITIES"), PROVIDED, that the Borrower shall have no obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities are found by a court of competent jurisdiction to have resulted directly from the gross negligence or willful misconduct of such Indemnitee or any Affiliate thereof. No Indemnitee shall be liable for any damages arising from the use by unauthorized persons of Information or other materials sent through electronic, telecommunications or other information transmission systems that are intercepted by such persons or for any special, indirect, consequential or punitive damages in connection with the Facilities. Without limiting the foregoing, and to the extent permitted by applicable law, the Borrower agrees not to assert and to cause its Subsidiaries not to assert, and hereby waives and agrees to cause its Subsidiaries so to waive, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws, that any of them might have by statute or otherwise against any Indemnitee, except to the extent such claim, demand, penalty, fine, liability, settlement, damage, cost or expense is found by a court of competent jurisdiction to have resulted directly from the gross negligence or willful misconduct of such Indemnitee. All amounts due under this Section shall be payable not later than 30 days after written demand therefor. Statements payable by the Borrower pursuant to this Section shall be submitted to the address of the Borrower set forth in Section 10.2, or to such other Person or address as may be hereafter designated by the Borrower in a notice to the Administrative Agent. The agreements in this Section shall survive repayment of the Loans and all other amounts payable hereunder.

                  10.6 SUCCESSORS AND ASSIGNS; PARTICIPATIONS AND ASSIGNMENTS.
(a) (a) This Agreement shall be binding upon and inure to the benefit of CERI, the Borrower, the Lenders, the Arranger, the Agents, all future holders of the Loans and their respective successors and assigns, except that neither CERI nor the Borrower may assign or transfer any of their respective rights or obligations under this Agreement without the prior written consent of the Arranger, the Agents and each Lender.

                  (b) Any Lender may, without the consent of the Borrower or any other Person, in accordance with applicable law, at any time sell to one or more banks, financial institutions or other entities (each, a "PARTICIPANT") participating interests in any Loan owing to such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and the Borrower and the Agents shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. In no event shall any Participant under any such participation have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would require the consent of all Lenders pursuant to Section 10.1. The Borrower agrees that if amounts outstanding under this Agreement and the Loans are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, PROVIDED that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in Section 10.7(a) as fully as if such Participant were a Lender hereunder. The Borrower also agrees that each Participant shall be entitled to the benefits of Sections 2.16, 2.17 and 2.18 with respect to its participation in the Commitments and the Loans outstanding from time to time as if such Participant were a Lender; PROVIDED that, in the case of Section 2.17, such Participant shall have complied with the requirements of said Section, and PROVIDED, FURTHER, that no Participant shall be entitled to receive any greater amount pursuant to any such Section than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

                  If and to the extent that a Non-U.S. Lender sells a participating interest to a Participant which, pursuant to Section 9.12(c), seeks to obtain the benefits of Section 2.17, then such Lender shall promptly provide the Borrower and the Administrative Agent with documentation reflecting the portion of its Loan, Commitment and/or any other interest of such Lender hereunder and under the other Loan Documents sold pursuant to such participating interest on a properly completed and duly executed Internal Revenue Service Form W-8IMY (or any subsequent versions thereof or successors thereto) with any required attachments and the portion of its Loan, Commitment and/or any other interest of such Lender hereunder and under the other Loan Documents retained on a properly completed and duly executed Internal Revenue Service Form W-8BEN or Form W-8ECI (or any subsequent versions thereof or successors thereto).

                  (c) Any Lender (an "ASSIGNOR") may, in accordance with applicable law and upon written notice to the Administrative Agent, at any time and from time to time assign to any Lender or any affiliate, Related Fund or Control Investment Affiliate thereof or, with the consent of the Borrower and the Agents and, in the case of any assignment of Revolving Credit Commitments, the written consent of the Issuing Lender and the Swing Line Lender (which, in each case, shall not be unreasonably withheld or delayed); PROVIDED (x) that no such consent need be obtained by the Administrative Agent or its affiliates and
(y) the consent of the Borrower need not be obtained with respect to any assignment of Term Loans, to an additional bank, financial institution or other entity (an "ASSIGNEE") all or any part of its rights and obligations under this Agreement pursuant to an Assignment and Acceptance, substantially in the form of Exhibit E (an "ASSIGNMENT AND ACCEPTANCE"), executed by such Assignee and such Assignor (and, where the consent of the Borrower, the Administrative Agent, the Issuing Lender or the Swing Line Lender is required pursuant to the foregoing provisions, by the Borrower and such other Persons) and delivered to the Administrative Agent for its acceptance and recording in the Register; PROVIDED that no such assignment to an Assignee (other than any Lender or any affiliate thereof) shall be in an aggregate principal amount of less than $1,000,000 (with respect to Term Loans and $5,000,000 with respect to the Revolving Credit Facility (other than, in each case, in the case of an assignment of all of a Lender's interests under this Agreement)), unless otherwise agreed by the Borrower and the Administrative Agent. Any such assignment need not be ratable as among the Facilities. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with Commitments and/or Loans as set forth therein, and (y) the Assignor thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of an Assignor's rights and obligations under this Agreement, such Assignor shall cease to be a party hereto, except as to Section 2.16, 2.17, 2.18, 9.12 and 10.5 in respect of the period prior to such effective date). Notwithstanding any provision of this Section, the consent of the Borrower shall not be required for any assignment that occurs at any time when any Event of Default shall have occurred and be continuing. For purposes of the minimum assignment amounts set forth in this paragraph, multiple assignments by two or more Related Funds shall be aggregated.

                  (d) The Administrative Agent shall, on behalf of the Borrower, maintain at its address referred to in Section 10.2 a copy of each Assignment and Acceptance delivered to it and a register (the "REGISTER") for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, each Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of the Loans and any Notes evidencing such Loans recorded therein for all purposes of this Agreement. Any assignment of any Loan, whether or not evidenced by a Note, shall be effective only upon appropriate entries with respect thereto being made in the Register (and each Note shall expressly so provide). Any assignment or transfer of all or part of a Loan evidenced by a Note shall be registered on the Register only upon surrender for registration of assignment or transfer of the Note evidencing such Loan, accompanied by a duly executed Assignment and Acceptance; thereupon one or more new Notes in the same aggregate principal amount shall be issued to the designated Assignee, and the old Notes shall be returned by the Administrative Agent to the Borrower marked "canceled". The Register shall be available for inspection by the Borrower or any Lender (with respect to any entry relating to such Lender's Loans) at any reasonable time and from time to time upon reasonable prior notice.

                  (e) Upon its receipt of an Assignment and Acceptance executed by an Assignor and an Assignee (and, in any case where the consent of any other Person is required by Section 10.6(c), by each such other Person) together with payment to the Administrative Agent of a registration and processing fee of $3,500 (treating multiple, simultaneous assignments by or to two or more Related Funds as a single assignment) (except that no such registration and processing fee shall be payable in the case of an Assignee which is already a Lender or is an affiliate or Related Fund of a Lender or a Person under common management with a Lender), the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the

Register and give notice of such acceptance and recordation to the Borrower. On or prior to such effective date, the Borrower, at its own expense, upon request, shall execute and deliver to the Administrative Agent (in exchange for the Revolving Credit Note and/or applicable Term Notes, as the case may be, of the assigning Lender) a new Revolving Credit Note and/or applicable Term Notes, as the case may be, to the order of such Assignee in an amount equal to the Revolving Credit Commitment and/or applicable Term Loans, as the case may be, assumed or acquired by it pursuant to such Assignment and Acceptance and, if the Assignor has retained a Revolving Credit Commitment and/or Term Loans, as the case may be, upon request, a new Revolving Credit Note and/or Term Notes, as the case may be, to the order of the Assignor in an amount equal to the Revolving Credit Commitment and/or applicable Term Loans, as the case may be, retained by it hereunder. Such new Note or Notes shall be dated the Closing Date and shall otherwise be in the form of the Note or Notes replaced thereby.

                  (f) For the avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this Section concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests in Loans and Notes, including, without limitation, any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law.

                  (g) Notwithstanding anything to the contrary contained herein, any Lender (a "GRANTING LENDER") may grant to a special purpose funding vehicle (an "SPC"), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement; PROVIDED that (i) nothing herein shall constitute a commitment by any SPC to make any Loan and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States of America or any state thereof. In addition, notwithstanding anything to the contrary in this Section 10.6(g), any SPC may (A) with notice to, but without the prior written consent of, the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender, or with the prior written consent of the Borrower and the Administrative Agent (which consent shall not be unreasonably withheld) to any financial institutions providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans, and (B) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC; PROVIDED that non-public information with respect to the Borrower may be disclosed only with the Borrower's consent which will not be unreasonably withheld. This paragraph (g) may not be amended without the written consent of any SPC with Loans outstanding at the time of such proposed amendment.

                  10.7 ADJUSTMENTS; SET-OFF. (a) Except to the extent that this Agreement provides for payments to be allocated to a particular Lender or to the Lenders under a particular Facility, if any Lender (a "BENEFITED LENDER") shall at any time receive any payment of all or part of the Obligations owing to it, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 8(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Obligations, such Benefited Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Obligations, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders; PROVIDED, HOWEVER, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

                  (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to CERI or the Borrower, any such notice being expressly waived by CERI and the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by CERI or the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise), to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of CERI or the Borrower, as the case may be. Each Lender agrees to notify promptly the Borrower and the Administrative Agent after any such setoff and application made by such Lender, PROVIDED that the failure to give such notice shall not affect the validity of such setoff and application.

                  10.8 COUNTERPARTS. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement or of a Lender Addendum by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

                  10.9 SEVERABILITY. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  10.10 INTEGRATION. This Agreement and the other Loan Documents, represent the entire agreement of CERI, the Borrower, the Agents, the Arranger and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Arranger, any Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents, except the agreements of CERI, the Borrower, the Arranger, the Administrative Agent and the other Lenders party thereto, contained in the Fee Letter and Engagement Letter, dated as of December 30, among CERI, the Borrower, Lehman Brothers Inc. and Lehman Commercial Paper Inc, as amended, supplemented, replaced or otherwise modified from time to time in accordance with the provisions thereof.

                  10.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                  10.12 SUBMISSION TO JURISDICTION; WAIVERS. Each of CERI and the Borrower hereby irrevocably and unconditionally:

                  (a) submits for itself and its Property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York located in the County of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

                  (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                  (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to CERI or the Borrower, as the case may be at its address set forth in Section 10.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

                  (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                  (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

                  10.13 ACKNOWLEDGMENTS. Each of CERI and the Borrower hereby acknowledges that:

                  (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

                  (b) neither the Arranger, any Agent nor any Lender has any fiduciary relationship with or duty to CERI or the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Arranger, the Agents and the Lenders, on one hand, and CERI and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

                  (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Arranger, the Agents and the Lenders or among CERI, the Borrower and the Lenders.

                  10.14 CONFIDENTIALITY. Each of the Arranger, the Agents and the Lenders agrees to keep confidential all non-public information provided to it by any Loan Party pursuant to this Agreement that is designated by such Loan Party as confidential; PROVIDED that nothing herein shall prevent the Arranger, any Agent or any Lender from disclosing any such information (a) to the Arranger, any Agent, any other Lender or any affiliate of any thereof, (b) to any Participant or Assignee (each, a "TRANSFEREE") or prospective Transferee that agrees to comply with the provisions of this Section or substantially equivalent provisions, (c) to any of its employees, directors, agents, attorneys, accountants and other professional advisors, (d) to any financial institution that is a direct or indirect contractual counterparty in swap agreements or such contractual counterparty's professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this Section), (e) upon the request or demand of any Governmental Authority having jurisdiction over it, (f) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (g) if requested or required to do so in connection with any litigation or similar proceeding, (h) that has been publicly disclosed other than in breach of this Section, (i) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender's investment portfolio in connection with ratings issued with respect to such Lender or (j) in connection with the exercise of any remedy hereunder or under any other Loan Document. Notwithstanding anything to the contrary in the foregoing sentence or any other express or implied agreement, arrangement or understanding, the parties hereto hereby agree that, from the commencement of discussions with respect to the financing provided hereunder, any party hereto (and each of its employees, representatives, or agents) is permitted to disclose to any and all persons, without limitation of any kind, the tax structure and tax aspects of the transactions contemplated hereby, and all materials of any kind (including opinions or other tax analyses) related to such tax structure and tax aspects.

                  10.15 RELEASE OF COLLATERAL AND GUARANTEE OBLIGATIONS.

                  (a) Notwithstanding anything to the contrary contained herein or in any other Loan Document, upon request of the Borrower in connection with any Disposition of Property permitted by the Loan Documents, the Administrative Agent shall (without notice to, or vote or consent of, any Lender, or any affiliate of any Lender that is a party to any Specified Hedge Agreement) take such actions as shall be required to release its security interest in any Collateral being Disposed of in such Disposition, and to release any guarantee obligations under any Loan Document of any Person being Disposed of in such Disposition, to the extent necessary to permit consummation of such Disposition in accordance with the Loan Documents; provided that the

Borrower shall have delivered to the Administrative Agent, at least ten Business Days prior to the date of the proposed release (or such shorter period agreed to by the Administrative Agent), a written request for release identifying the relevant Collateral being Disposed of in such Disposition and the terms of such Disposition in reasonable detail, including the date thereof, the price thereof and any expenses in connection therewith, together with a certification by the Borrower stating that such transaction is in compliance with this Agreement and the other Loan Documents and that the proceeds of such Disposition will be applied in accordance with this Agreement and the other Loan Documents.

                  (b) Notwithstanding anything to the contrary contained herein or any other Loan Document, when all Obligations (other than obligations in respect of any Specified Hedge Agreement) have been paid in full, all Commitments have terminated or expired and no Letter of Credit shall be outstanding, upon request of the Borrower, the Administrative Agent shall (without notice to, or vote or consent of, any Lender, or any affiliate of any Lender that is a party to any Specified Hedge Agreement) take such actions as shall be required to release its security interest in all Collateral, and to release all guarantee obligations provided for in any Loan Document, whether or not on the date of such release there may be outstanding Obligations in respect of Specified Hedge Agreements. Any such release of guarantee obligations shall be deemed subject to the provision that such guarantee obligations shall be reinstated if after such release any portion of any payment in respect of the Obligations guaranteed thereby shall be rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, interim receiver, receiver-manger, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payment had not been made.

                  (c) For purposes of this Agreement, a Letter of Credit shall not be deemed outstanding if (i) the Loans, the Reimbursement Obligations and the other Obligations under the Loan Documents shall have been paid in full and the Commitments have been terminated and (ii) the Borrower has either supported such Letter of Credit, on terms and conditions reasonably acceptable to the Issuing Lender, with another letter of credit from a financial institution reasonably acceptable to the Issuing Lender or provided such Issuing Lender with cash collateral in a manner and an amount acceptable to the Issuing Lender. Each Issuing Lender hereby acknowledges and agrees that if a Letter of Credit has been supported with another letter or credit or cash collateralized as provided in this Section, all obligations of the Lenders with respect to such Letters of Credit shall have terminated, including the obligations of the Lenders to purchase L/C Participations pursuant to Section 3.4 and the obligations of the Lenders to make Revolving Loans pursuant to Section 2.4.

                  10.16 ACCOUNTING CHANGES. In the event that any "Accounting Change" (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then CERI, the Borrower and the Administrative Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Change with the desired result that the criteria for evaluating CERI's and the Borrower's financial condition shall be the same after such Accounting Change as if such Accounting Change had not been made. Until such time as such an amendment shall have been executed and delivered by CERI and the Borrower, the

Administrative Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Change had not occurred. "Accounting Change" refers to any change in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the SEC.

                  10.17 DELIVERY OF LENDER ADDENDA. Each initial Lender shall become a party to this Agreement by delivering to the Administrative Agent a Lender Addendum duly executed by such Lender, the Borrower and the Administrative Agent.

                  10.18 WAIVERS OF JURY TRIAL. CERI, THE BORROWER, THE ARRANGER, THE AGENTS AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

                  10.19 SUBORDINATION OF INTERCOMPANY INDEBTEDNESS. CERI and the Borrower agree that they will not, and will not permit any Loan Party to, become obligated or otherwise liable for any intercompany Indebtedness that is owed to any Group Member who is not a Guarantor, unless such Group Member agrees in writing for the benefit of the Secured Parties that (a) such Indebtedness is completely subordinated to the Obligations and subject in right of payment to the prior payment in full of the Obligations, and (b) if an Event of Default has occurred and is continuing, no payment on any such Indebtedness shall be made until the payment in full in cash of the Obligations. If any payment on intercompany Indebtedness is received by such Group Member prior to such time as the Obligations are paid in full, then such Group Member shall receive and hold the same in trust, as trustee, for the benefit of the Administrative Agent and the other Secured Parties, and shall forthwith deliver the same to the Administrative Agent in precisely the form received (except for the endorsement or assignment of such Group Member where necessary or advisable in the Administrative Agent's reasonable judgment) for application to any of the Obligations, due or not due, and, until so delivered, the same shall be segregated from the other assets of such Group Member and held in trust by such Group Member as the property of the Administrative Agent for the benefit of the Secured Parties.

                  10.20 JUDGMENT CURRENCY. (a) If, for the purpose of obtaining or enforcing judgment against a Loan Party in any court in any jurisdiction, it becomes necessary to convert into any other currency (such other currency being hereinafter in this Section 10.20 referred to as the "Judgment Currency") an amount due under any Loan Document in any currency (the "Obligation Currency") other than the Judgment Currency, the conversion shall be made at the rate of exchange prevailing on the Business Day immediately preceding the date of actual payment of the amount due, in the case of any proceeding in the courts of the State of New York or in the courts of any other jurisdiction that will give effect to such conversion being made on such date, or the date on which the judgment is given, in the case of any proceeding in the courts of any other jurisdiction (the applicable date as of which such conversion is made pursuant to this Section 10.20 being hereinafter in this Section 10.20 referred to as the "Judgment Conversion Date"); and (b) If, in the case of any proceeding in the court of any jurisdiction referred to in Section 10.20(a), there is a change in the rate of exchange prevailing between the Judgment Conversion Date and the date of actual receipt of the amount due in immediately available funds, the Loan Party shall pay such additional amount (if any, but in any event not a lesser amount) as may be necessary to ensure that the amount actually received in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of the Judgment Currency stipulated in the judgment or judicial order at the rate of exchange prevailing on the Judgment Conversion Date. Any amount due from Borrower under this Section 10.20 shall be due as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of any of the Loan Documents. The term "rate of exchange" in this Section 10.20 means the rate of exchange at which the Administrative Agent, on the relevant date at or about 12:00 noon (New York time), would be prepared to sell, in accordance with its normal course foreign currency exchange practices, the Obligation Currency against the Judgment Currency.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                     CAPITAL ENVIRONMENTAL
                                     RESOURCE INC./RESSOURCES
                                     ENVIRONNEMENTALES CAPITAL
                                     INC


                                     By:  /s/ Thomas E. Durkin, III
                                         -------------------------------------
                                            Name: Thomas E. Durkin, III
                                            Title: Executive Vice President,
                                                   General Counsel and Secretary

                                     WASTE SERVICES, INC.


                                     By:  /s/ Larry D. Henk
                                         -------------------------------------
                                            Name: Larry D. Henk
                                            Title: President and Chief
                                                   Operating Officer


                                     LEHMAN BROTHERS INC.,
                                     as Arranger


                                     By:  /s/ Frank P. Turner
                                         -------------------------------------
                                            Name: Frank P. Turner
                                            Title: Vice President

                                     LEHMAN COMMERCIAL PAPER INC.,
                                     as Syndication Agent


                                     By:  /s/ Frank P. Turner
                                         -------------------------------------
                                            Name: Frank P. Turner
                                            Title: Authorized Signatory

                                     LEHMAN COMMERCIAL PAPER INC.,
                                     as Administrative Agent


                                     By:  /s/ Frank P. Turner
                                         -------------------------------------
                                            Name: Frank P. Turner
                                            Title: Authorized Signatory